EXHIBIT 4.4

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                    CWHEQ REVOLVING HOME EQUITY LOAN TRUST,
                                 SERIES 200_-_
                                    Issuer






                                      and






                             _____________________
                               Indenture Trustee






                        _______________________________

                                   INDENTURE
                        Dated as of _____________, 200_
                        _______________________________









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                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----


                                   ARTICLE I

            Definitions And Other Provisions Of General Application

Section 1.01.    Definitions.................................................3
Section 1.02.    Incorporation by Reference of Trust Indenture Act...........3
Section 1.03.    Other Terms.................................................3
Section 1.04.    Rules of Construction.......................................3

                                 ARTICLE II

                                  The Notes

Section 2.01.    Form........................................................5
Section 2.02.    Execution, Authentication, and Delivery.....................6
Section 2.03.    Registration; Registration of Transfer and Exchange.........6
Section 2.04.    Mutilated, Destroyed, Lost, or Stolen Notes.................7
Section 2.05.    Persons Considered Owner....................................8
Section 2.06.    Payment of Principal and Interest; Defaulted Interest.......8
Section 2.07.    Cancellation................................................9
Section 2.08.    Book-Entry Notes...........................................10
Section 2.09.    Notices To Depository......................................11
Section 2.10.    Definitive Notes...........................................11
Section 2.11.    Tax Treatment..............................................11
Section 2.12.    Transfer Restrictions; Restrictive Legends.................11

                                 ARTICLE III

                                  Covenants

Section 3.01.    Payment of Principal and Interest..........................12
Section 3.02.    Maintenance of Office or Agency............................13
Section 3.03.    Money For Payments To Be Held in Trust.....................13
Section 3.04.    Existence..................................................14
Section 3.05.    Protection of the Collateral...............................15
Section 3.06.    Opinions About Collateral..................................16
Section 3.07.    Performance of Obligations.................................16
Section 3.08.    Negative Covenants.........................................17
Section 3.09.    Annual Compliance Statement................................19
Section 3.10.    Issuer May Consolidate, etc., Only on Certain Terms........19
Section 3.11.    Successor or Transferee....................................20
Section 3.12.    Further Instruments and Acts...............................20
Section 3.13.    Compliance with Laws.......................................20
Section 3.14.    Master Servicer as Agent and Bailee of the
                 Indenture Trustee..........................................20
Section 3.15.    Investment Company Act.....................................20
Section 3.16.    Representations............................................21


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                                 ARTICLE IV

                         Satisfaction and Discharge

Section 4.01.    Satisfaction and Discharge of Indenture....................22
Section 4.02.    Application of Trust Money.................................23
Section 4.03.    Subrogation and Cooperation................................23
Section 4.04.    Release of Collateral......................................24

                                  ARTICLE V

                                  Remedies

Section 5.01.    Events of Default..........................................25
Section 5.02.    Acceleration of Maturity; Rescission and Annulment.........25
Section 5.03.    Collection of Indebtedness and Suits for Enforcement
                 by Indenture Trustee.......................................26
Section 5.04.    Indenture Trustee May File Proofs of Claim.................27
Section 5.05.    Remedies; Priorities.......................................28
Section 5.06.    Optional Preservation of the Collateral....................30
Section 5.07.    Limitation of Suits........................................30
Section 5.08.    Unconditional Right to Receive Principal and Interest......31
Section 5.09.    Restoration of Rights and Remedies.........................31
Section 5.10.    Rights and Remedies Cumulative.............................31
Section 5.11.    Delay or Omission Not a Waiver.............................31
Section 5.12.    Control by Credit Enhancer or Noteholders..................31
Section 5.13.    Waiver of Past Defaults....................................32
Section 5.14.    Undertaking For Costs......................................34
Section 5.15.    Waiver of Stay or Extension Laws...........................34
Section 5.16.    Rapid Amortization Events..................................34
Section 5.17.    Sale of Collateral.........................................36
Section 5.18.    Performance and Enforcement of Certain Obligations.........36

                                 ARTICLE VI

                            The Indenture Trustee

Section 6.01.    Duties of Indenture Trustee................................37
Section 6.02.    Notice of Defaults.........................................38
Section 6.03.    Rights of Indenture Trustee................................39
Section 6.04.    Indenture Trustee Not Responsible for Certain Things.......40
Section 6.05.    Individual Rights of Indenture Trustee.....................41
Section 6.06.    Money Held in Trust........................................41
Section 6.07.    Compensation...............................................41
Section 6.08.    Eligibility................................................41
Section 6.09.    Preferential Collection of Claims Against Issuer...........41
Section 6.10.    Replacement of Indenture Trustee...........................42
Section 6.11.    Acceptance of Appointment by Successor.....................42
Section 6.12.    Successor Indenture Trustee by Merger......................43
Section 6.13.    Appointment of Co-Indenture Trustee or
                 Separate Indenture Trustee.................................43
Section 6.14.    Representations and Warranties of Indenture Trustee........44

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                                 ARTICLE VII

                       Noteholders' Lists and Reports

Section 7.01.    Issuer to Furnish Names and Addresses of Noteholders.......45
Section 7.02.    Preservation of Information; Communications................45
Section 7.03.    Reports of Issuer..........................................45
Section 7.04.    Reports by Indenture Trustee...............................46

                                ARTICLE VIII

                    Accounts, Disbursements, and Releases

Section 8.01.    Accounts...................................................47
Section 8.02.    Withdrawals from the Collection Account....................47
Section 8.03.    Payments...................................................48
Section 8.04.    Calculation of the Note Rate...............................51
Section 8.05.    Claims on the Policy; Policy Payments Account..............51
Section 8.06.    Replacement Policy.........................................53

                                 ARTICLE IX

                           Supplemental Indentures

Section 9.01.    Supplemental Indentures Without Consent of Noteholders.....53
Section 9.02.    Supplemental Indentures with Consent of Noteholders........54
Section 9.03.    Execution of Supplemental Indentures.......................56
Section 9.04.    Effect of Supplemental Indenture...........................56
Section 9.05.    Reference in Notes to Supplemental Indentures..............56
Section 9.06.    Tax Opinion................................................56

                                  ARTICLE X

                             Redemption of Notes

Section 10.01.   Redemption.................................................56
Section 10.02.   Form of Redemption Notice..................................58
Section 10.03.   Notes Payable on Redemption Date...........................58

                                 ARTICLE XI

                                Miscellaneous

Section 11.01.   Compliance Certificates and Opinions, etc..................58
Section 11.02.   Form of Documents Delivered to Indenture Trustee...........60
Section 11.03.   Acts of Noteholders........................................61
Section 11.04.   Notices....................................................61
Section 11.05.   Notices to Noteholders; Waiver.............................62
Section 11.06.   Alternate Payment and Notice Provisions....................63
Section 11.07.   Conflict with Trust Indenture Act..........................63
Section 11.08.   Effect of Headings and Table of Contents...................63

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Section 11.09.   Successors and Assigns.....................................64
Section 11.10.   Separability...............................................64
Section 11.11.   Benefits of Indenture......................................64
Section 11.12.   Legal Holidays.............................................64
Section 11.13.   Governing Law..............................................64
Section 11.14.   Counterparts...............................................64
Section 11.15.   Recording of Indenture.....................................64
Section 11.16.   No Petition................................................65
Section 11.17.   Act on Instructions from Credit Enhancer...................65
Section 11.18.   Non-recourse...............................................65
Section 11.19.   Trust Obligation...........................................65


                                   EXHIBITS

Exhibit A - FORM OF NOTES...................................................A-1

ANNEX 1 - DEFINITIONS...................................................ANN-1-1
ANNEX 2 - ADOPTION ANNEX................................................ANN-2-1







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      THIS INDENTURE, dated as of _____________, 200_, between CWHEQ Revolving
Home Equity Loan Trust, Series 200_-_, a Delaware statutory trust, and the INDENTURE TRUSTEE, as indenture trustee,

                                WITNESSETH THAT

      Each party agrees for the benefit of the other party and for the benefit of the Noteholders and the Credit Enhancer as follows.

                                GRANTING CLAUSE

      The Issuer Grants to the Indenture Trustee for the series referred to in the Adoption Annex at the Closing Date, as Indenture Trustee for the benefit of the Holders of the Class [1-A] Notes and the Credit Enhancer, all of the Issuer's interest existing now or in the future in:

            o the Loan Group [1] Mortgage Loans including their Asset Balances (including all Additional Balances) and the related Mortgage Files and all property that secures the Loan Group [1] Mortgage Loans and all property that is acquired by foreclosure or deed in lieu of foreclosure, and all collections received on each Loan Group [1] Mortgage Loan after the Cut-off Date (excluding payments due by the Cut-off Date);

            o the Issuer's rights under hazard insurance policies related to the Loan Group [1] Mortgage Loans ;

            o the interest of the Issuer in the Sale and Servicing Agreement and the Purchase Agreement (including the Issuer's right to cause the Loan Group [1] Mortgage Loans to be repurchased);

            o all rights under any guaranty executed in connection with the Loan Group [1] Mortgage Loans ;

            o the Collection Account and the Payment Account maintained to hold collections related to the Loan Group [1] Mortgage Loans and their contents related to Loan Group [1];

            o any Crossover Amount from Loan Group [2]; and

            o all present and future claims, demands, causes of action, and choses in action regarding any of the foregoing and all payments on and all proceeds from any of the foregoing, including all proceeds of their conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of every kind, and other forms of obligations, instruments, and other property that at any time constitute any part of or are included in the proceeds of any of the foregoing (collectively, the "Group [1] Collateral").


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            The Issuer Grants to the Indenture Trustee for the notes referred to in the Adoption Annex at the Closing Date, as Indenture Trustee for the benefit of the Holders of the Class [2-A] Notes and the Credit Enhancer, all of the Issuer's interest existing now or in the future in:

            o the Loan Group [2] Mortgage Loans including their Asset Balances (including all Additional Balances) and the related Mortgage Files and all property that secures the Loan Group [2] Mortgage Loans and all property that is acquired by foreclosure or deed in lieu of foreclosure, and all collections received on each Loan Group [2] Mortgage Loan after the Cut-off Date (excluding payments due by the Cut-off Date);

            o the Issuer's rights under hazard insurance policies related to the Loan Group [2] Mortgage Loans ;

            o the interest of the Issuer in the Sale and Servicing Agreement and the Purchase Agreement (including the Issuer's right to cause the Loan Group [2] Mortgage Loans to be repurchased);

            o all rights under any guaranty executed in connection with the Loan Group [2] Mortgage Loans ;

            o the Collection Account and the Payment Account maintained to hold collections related to the Loan Group [2] Mortgage Loans and their contents related to Loan Group [2];

            o any Crossover Amount from Loan Group [1], and

            o all present and future claims, demands, causes of action, and choses in action regarding any of the foregoing and all payments on and all proceeds from any of the foregoing, including all proceeds of their conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of every kind, and other forms of obligations, instruments, and other property that at any time constitute any part of or are included in the proceeds of any of the foregoing (collectively, the "Group [2] Collateral").

            The Notes will have the benefit of the Insurance policy issued by the Credit Enhancer.

      These Grants are made in trust to secure the payment of principal and interest on, and any other amounts owing on, the Notes, without prejudice, priority, or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

      The foregoing Grants shall inure to the benefit of the Credit Enhancer to the extent of draws made on the Policy and amounts owing under the Insurance Agreement, and shall


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continue for the benefit of the Credit Enhancer until all amounts owed the
Credit Enhancer have been repaid in full.

      The Indenture Trustee, as Indenture Trustee on behalf of the Noteholders and the Credit Enhancer, acknowledges the Grants, accepts the trusts under this Indenture in accordance with this Indenture, and agrees to perform its duties required in this Indenture in accordance with its terms and the terms of the Transaction Documents.

                                  ARTICLE I

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

      Section 1.01. Definitions.

      Unless the context requires a different meaning, capitalized terms are used in this Indenture as defined in Annex 1 or Annex 2.

      Section 1.02. Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference into this Indenture. The following TIA terms used in this Indenture have the following meanings:

      "Commission" means the Securities and Exchange Commission.

      "indenture securities" means the Notes.

      "indenture security holder" means a Noteholder.

      "indenture to be qualified" means this Indenture.

      "indenture trustee" or "institutional trustee" means the Indenture
Trustee.

      "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

      All other TIA terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute, or defined by Commission rule have the meanings so assigned to them.

      Section 1.03. Other Terms.

      Defined terms that are used only in one section or only in another definition may be omitted from the list of defined terms in Annex 1. Defined terms used in this Indenture are sometimes defined after their first use without a reference such as "(as hereinafter defined)."

      Section 1.04. Rules of Construction.

      Except as otherwise expressly provided in this Indenture or unless the context clearly requires otherwise:

      (a) Defined terms include, as appropriate, all genders and the plural as well as the singular.



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      (b) References to designated articles, sections, subsections, exhibits, and other subdivisions of this Indenture, such as "Section 6.12 (a)," refer to the designated article, section, subsection, exhibit, or other subdivision of this Indenture as a whole and to all subdivisions of the designated article, section, subsection, exhibit, or other subdivision. The exhibits and other attachments to this Indenture are a part of this Indenture. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to this Indenture as a whole and not to any particular article, section, exhibit, or other subdivision of this Indenture.

      (c) The headings of the various Articles and Sections in this Indenture are for convenience of reference only and shall not define or limit any of the provisions of this Indenture.

      (d) Any term that relates to a document or a statute, rule, or regulation includes any amendments, modifications, supplements, or any other changes that may have occurred since the document, statute, rule, or regulation came into being, including changes that occur after the date of this Indenture. References to law are not limited to statutes. References to statutes include any rules or regulations promulgated under them by a governmental authority charged with the administration of the statute. Any reference to any person includes references to its successors and assigns.

      (e) Any party may execute any of the requirements under this Indenture either directly or through others, and the right to cause something to be done rather than doing it directly shall be implicit in every requirement under this Indenture. Unless a provision is restricted as to time or limited as to frequency, all provisions under this Indenture are implicitly available from time to time.

      (f) The term "including" and all its variations mean "including but not limited to." Except when used in conjunction with the word "either," the word "or" is always used inclusively (for example, the phrase "A or B" means "A or B or both," not "either A or B but not both").

      (g) A reference to "a [thing]" or "any [of a thing]" does not imply the existence or occurrence of the thing referred to even though not followed by "if any," and "any [of a thing]" is any and all of it. A reference to the plural of anything as to which there could be either one or more than one does not imply the existence of more than one (for instance, the phrase "the obligors on a note" means "the obligor or obligors on a note"). "Until [something occurs]" does not imply that it must occur, and will not be modified by the word "unless." The word "due" and the word "payable" are each used in the sense that the stated time for payment has passed. The word "accrued" is used in its accounting sense, i.e., an amount paid is no longer accrued. In the calculation of amounts of things, differences and sums may generally result in negative numbers, but when the calculation of the excess of one thing over another results in zero or a negative number, the calculation is disregarded and an "excess" does not exist. Portions of things may be expressed as fractions or percentages interchangeably. The word "shall" is used


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in its imperative sense, as for instance meaning a party agrees to something or something must occur or exist.

      (h) All accounting terms used in an accounting context and not otherwise defined, and accounting terms partly defined in this Indenture, to the extent not completely defined, shall be construed in accordance with generally accepted accounting principles in the United States. To the extent that the definitions of accounting terms in this Indenture are inconsistent with their meanings under generally accepted accounting principles, the definitions in this Indenture shall control. Capitalized terms used in this Indenture without definition that are defined in the Uniform Commercial Code of the relevant jurisdiction are used in this Indenture as defined in that Uniform Commercial Code.

      (i) In the computation of a period of time from a specified date to a later specified date or an open-ended period, the words "from" and "beginning" mean "from and including," the word "after" means "from but excluding," the words "to" and "until" mean "to but excluding," and the word "through" means "to and including." Likewise, in setting deadlines or other periods, "by" means "on or before." The words "preceding," "following," and words of similar import, mean immediately preceding or following. References to a month or a year refer to calendar months and calendar years.

      (j) Any reference to the enforceability of any agreement against a party means that it is enforceable against the party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      (k) Generally only the registered holder of a Note is recognized, such as in Section 2.05. Persons Considered Owner and payment provisions. However, for the purposes of the transfer restrictions and related provisions, such as agreements, representations, and warranties by holders of Notes, references to Noteholders, holders, and the like refer equally to beneficial owners who have an interest in a Note but are not reflected in the note register as the owner and references to transfers of Notes include transfers of interests in a Note.

                                  ARTICLE II

                                   THE NOTES

      Section 2.01. Form.

      The Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the form of Exhibit A, with any appropriate insertions, omissions, substitutions, and other variations required or permitted by this Indenture. The Notes may have any letters, numbers, or other marks of identification and any legends or endorsements placed on them that the officers executing them determine appropriate and that are consistent with this Indenture, as evidenced by their execution of the Notes. Any portion of the text of any Note may be on its reverse.



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      The Notes may be typewritten, printed, lithographed, or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing them, as evidenced by their execution of them.

      The terms of the Notes are part of the terms of this Indenture.

      Section 2.02. Execution, Authentication, and Delivery.

      (a) The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any Authorized Officer on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that they may have ceased to hold their offices before the authentication and delivery of the Notes or did not hold their offices at the date of the Notes.

      (b) The Indenture Trustee shall upon Issuer Order authenticate and deliver for original issue the Class [1-A] and Class [2-A] Notes in the amounts reflected in the Adoption Annex. The aggregate principal amount of Class [1-A] and Class [2-A] Notes outstanding at any time may not exceed those amounts except as provided in Section 2.04. Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in the minimum denomination of $[25,000] and in integral multiples of $[1,000] above that.

      (c) No Note shall be entitled to any benefit under this Indenture or be a valid obligation of the Issuer for any purpose, unless a certificate of authentication appears on it executed by the Indenture Trustee by the manual signature of one of its authorized signatories. A certificate of authentication on any Note shall be conclusive evidence, and the only evidence, that it has been duly authenticated and delivered under this Indenture.

      Section 2.03. Registration; Registration of Transfer and Exchange.

      (a) The Issuer shall cause a register (the "Note Register") to be kept in which the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee initially shall be the "Note Registrar" for registering Notes and transfers of Notes. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to, it shall assume the duties of Note Registrar.

      If the Issuer appoints a person other than the Indenture Trustee to be Note Registrar, the Issuer will give the Indenture Trustee prompt notice of the appointment of the Note Registrar and of the location, and any change in the location, of the Note Register. The Indenture Trustee may inspect the Note Register at all reasonable times and obtain copies of it. The Indenture Trustee may rely on a certificate executed on behalf of the Note Registrar by one of its Authorized Officers as to the names and addresses of the Noteholders and the principal amounts and number of the Notes.

      (b) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained pursuant to Section 3.02, if the requirements of this Indenture and


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Section 8-401(a) of the UCC are met, the Issuer shall execute, and the
Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferees, new Notes of the same Class in any authorized denominations, of a like aggregate principal amount.

      (c) At the option of the Holder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at the office or agency of the Issuer maintained pursuant to Section 3.02. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401(a) of the UCC are met the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes that the Noteholder making the exchange is entitled to receive.

      (d) All Notes issued on any registration of transfer or exchange of Notes shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered for registration of transfer or exchange.

      (e) Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, its Holder or any attorney for its Holder duly authorized in writing. The endorsement signature shall be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or any other "signature guarantee program" chosen by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

      (f) No Holder shall incur a service charge for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.04 or 9.05 not involving any transfer.

      (g) The preceding provisions of this Section notwithstanding, the Note Registrar need not register and the Issuer need not make transfers or exchanges of Notes selected for redemption or transfers or exchanges of any Note during the 15 days preceding the due date for any payment on it.

      Section 2.04. Mutilated, Destroyed, Lost, or Stolen Notes.

      If (i) the Indenture Trustee receives evidence to its satisfaction of the destruction, loss, or theft of any Note and the Indenture Trustee and the Credit Enhancer receive the security or indemnity they require to hold the Issuer, the Credit Enhancer, and the Indenture Trustee harmless, or (ii) any mutilated Note is surrendered to the Indenture Trustee, then, in the absence of notice to the Issuer, the Note Registrar, or the Indenture Trustee that the Note has been acquired by a Protected Purchaser, and if the requirements of
Section 8-406 of the UCC are met and subject to Section 8-405 of the UCC, the Issuer shall execute, and on its request the


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Indenture Trustee shall authenticate and deliver, in exchange for the Note, a replacement Note of the same Class of like tenor and principal amount. If the mutilated, destroyed, lost, or stolen Note is, or within seven days becomes, payable, or is called for redemption, instead of issuing a replacement Note the Issuer may pay the mutilated, destroyed, lost, or stolen Note when payable or on its redemption date. If, after the delivery of the replacement Note or payment of a destroyed, lost, or stolen Note pursuant to the preceding sentence, a Protected Purchaser of the original Note in lieu of which the replacement Note was issued presents it for payment, the Issuer and the Indenture Trustee may recover the replacement Note (or the payment) from the person to whom it was delivered or any person taking the replacement Note from the person to whom the replacement Note was delivered or any assignee of that person, except a Protected Purchaser, and may recover on the security or indemnity provided for it to the extent of any expense incurred by the Issuer, the Credit Enhancer, or the Indenture Trustee in connection with it.

      Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of the Note of a sum sufficient to cover any tax or other governmental charge that may be imposed on it and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) in connection with it.

      Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost, or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost, or stolen Note is enforceable by anyone at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any other Notes duly issued under this Indenture.

      The provisions of this Section are exclusive and shall preclude all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Notes.

      Section 2.05. Persons Considered Owner.

      Before due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee, the Credit Enhancer, and any agent of the Issuer, the Credit Enhancer, or the Indenture Trustee may treat the person in whose name any Note is registered (as of the day of determination) as the owner of the Note for the purpose of receiving payments of principal and interest on the Note and for all other purposes whatsoever, whether or not the
Note is overdue. None of the Issuer, the Credit Enhancer, the Indenture Trustee, or any agent of the Issuer, the Credit Enhancer, or the Indenture Trustee shall be affected by notice to the contrary.

      Section 2.06. Payment of Principal and Interest; Defaulted Interest.

      (a) Each Class of Notes shall accrue interest on its outstanding balance at its Note Rate before and after maturity. Interest shall be payable on each Payment Date as specified in Section 8.03 or 5.05, subject to Section 3.01. Any installment of interest or principal payable on a Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date


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shall be paid to the person in whose name the Note (or its predecessor Note)
is registered on the Record Date by wire transfer of immediately available funds to the account designated by the Holder at a bank or other entity having appropriate facilities, if the Holder has so notified the Indenture Trustee in writing at least five Business Days before the Record Date and is either the Depository or owner of record of Notes having an aggregate principal amount of at least $1,000,000, and otherwise by check mailed first-class postage prepaid to the Holder's address as it appears on the Note Register on the Record Date, or by any other means the Noteholder and the Indenture Trustee agree to, except for the final installment of principal payable on the Note on a Payment Date, a redemption date, or the Scheduled Maturity Date (and except for the redemption price for any Class of Notes called for redemption pursuant to
Section 10.01) which shall be payable as provided below.

      (b) The principal of each Note shall be payable, if not previously paid, on the related Scheduled Maturity Date in the manner specified in Section
8.03. All principal payments on each Class of Notes shall be made pro rata to the Noteholders of that Class. The Indenture Trustee shall send a notice to each person in whose name a Note is registered at the close of business on the Record Date preceding the Scheduled Maturity Date. The notice shall be sent by first-class mail, postage prepaid, or by facsimile (promptly confirmed by mail) not later than ten days before the Scheduled Maturity Date to each Holder of Notes as of the close of business on the Record Date preceding the Scheduled Maturity Date, at the Holder's address or facsimile number appearing in the Note Register, and shall specify that the principal of the Note will be payable only on presentation and surrender of the Note and shall specify the place where the Note may be presented and surrendered for payment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02.

      (c) If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay defaulted interest (plus interest on the defaulted interest to the extent lawful) at the applicable Note Rate in any lawful manner. The Issuer may pay the defaulted interest to the persons who are Noteholders on a subsequent special record date, which date shall be at least five Business Days before the payment date. The Issuer shall fix the special record date and payment date, and, at least 15 days before the special record date, the Issuer shall mail to each Noteholder a notice that states the special record date, the payment date, and the amount of defaulted interest to be paid.

      Section 2.07. Cancellation.

      All Notes surrendered for payment, registration of transfer, exchange, or redemption shall, if surrendered to any person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered under this Indenture that the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated instead of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless before their disposal the Issuer directs by an Issuer Order that they be returned to it.

      Section 2.08. Book-Entry Notes.

      (a) The Notes, on original issuance, will be issued by the Issuer in the form of typewritten Notes representing the book-entry Notes, to the Depository Trust Company, the initial Depository. The book-entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Note Owner will receive a definitive Note representing its interest in a Note, except as provided in Section 2.10. Until definitive, fully registered Notes have been issued to the Note Owners pursuant to Section 2.10:

            (i) the provisions of this Section shall be in full force;

            (ii) the Note Registrar and the Indenture Trustee may deal with the Depository for all purposes of this Indenture (including the payment of principal and interest on the Notes and accepting instructions under this Indenture) as the sole holder of the Notes, and shall have no obligation to the Note Owners;

            (iii) to the extent that this Section conflicts with any other provisions of this Indenture, this Section shall control;

            (iv) the rights of Note Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between the Note Owners and the Depository;

            (v) until definitive Notes are issued pursuant to Section 2.10, the Depository will make book-entry transfers among the Depository's participants and receive and transmit payments of principal and interest on the Notes to the Depository's participants;

            (vi) whenever this Indenture requires or permits actions to be taken based on instructions from Holders of Notes evidencing a specified percentage of the Outstanding Amount, the Depository shall be treated as representing that percentage only to the extent that it has received instructions to that effect from Note Owners owning the required percentage of the beneficial interest in the Notes and has delivered the instructions to the Indenture Trustee; and

            (vii) the Indenture Trustee may conclusively rely on information furnished by the Depository about its participants and furnished by the participants about indirect participating firms and persons shown on the books of the indirect participating firms as direct or indirect Note Owners.

      (b) The book-entry Notes may not be transferred except as a whole and then only by the Depository to its nominee or by its nominee to the Depository or another nominee of the

Depository, or by the Depository or its nominee to a successor to the Depository or the successor's nominee.

      Section 2.09. Notices To Depository.

      Whenever a communication to the Noteholders is required under this Indenture, until definitive Notes have been issued to the Note Owners pursuant to Section 2.10, the Indenture Trustee shall communicate with the Depository as Holder of the Notes, and shall have no obligation to the Note Owners.

      Section 2.10. Definitive Notes.

      If

            (i) the Issuer advises the Indenture Trustee in writing that the Depository is no longer willing or able to discharge its responsibilities properly with respect to the book-entry Notes and the Issuer is unable to locate a qualified successor, or

            (ii) after the occurrence of an Event of Default, Note Owners of not less than 51% of the aggregate Outstanding Amount of both Classes advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Note Owners, then the Depository shall notify all Note Owners and the Indenture Trustee of the occurrence of the event and of the availability of definitive Notes to Note Owners requesting them. Upon surrender to the Indenture Trustee of the book-entry Notes by the Depository, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver the definitive Notes in accordance with the instructions of the Depository. None of the Issuer, the Note Registrar, or the Indenture Trustee shall be liable for any delay in delivery of the instructions and may conclusively rely on, and shall be protected in relying on, the instructions. On the issuance of definitive Notes, the Indenture Trustee shall recognize the Holders of the definitive Notes as Noteholders.

      Section 2.11. Tax Treatment.

      The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for all purposes including federal, State, and local income, single business, and franchise tax purposes, the Notes will qualify as indebtedness secured by the Collateral. The Issuer, by entering into this Indenture, and each Noteholder, by its acquisition of a Note (and each Note Owner by its acquisition of an interest in a book-entry Note), agree to treat the Notes for all purposes including federal, State, and local income, single business, and franchise tax purposes as indebtedness.

      Section 2.12. Transfer Restrictions; Restrictive Legends.

      (a) Each transferee or purchaser of a Note that is a plan or is investing plan assets shall represent (or, in the case of a book-entry Note, shall be deemed to represent) that the investment and holding of the Note satisfy the conditions for exemptive relief under PTCE 84-

14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, or a similar exemption. A "plan" is an employee benefit plan (as defined in section 3(3) of ERISA) that is subject to Title I of ERISA, a plan (as defined in and subject to section 4975 of the Code) and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or otherwise.

      (b) Unless the Indenture Trustee receives an Opinion of Counsel to the effect that it is no longer appropriate, each definitive Note shall bear the following legend on its face:

      "Each transferee or purchaser of this Note that is a plan or is investing plan assets, by acceptance of this Note or an interest in this Note, represents that the investment and holding of this Note satisfy the conditions for exemptive relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, or a similar exemption. A "plan" is an employee benefit plan (as defined in section 3(3) of ERISA) that is subject to Title I of ERISA, a plan (as defined in and subject to section 4975 of the Code) and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or otherwise.

      Any transfer in violation of either of the foregoing will be void ab initio, and will not operate to transfer any rights to the transferee, notwithstanding any instructions to the contrary."

      (c) Each book-entry Note shall bear the following legend on its face:

      "Unless this Note is presented by an authorized representative of the Depository to the Issuer or its agent for registration of transfer, exchange, or payment, and any Note issued in exchange for this Note is registered in the name of the Depository or in another name requested by an authorized representative of the Depository (and any payment on this Note is made to the Depository or to another entity requested by an authorized representative of the Depository), any transfer, pledge, or other use of this Note for value or otherwise by or to any person is wrongful inasmuch as the registered owner of this Note, the Depository, has an interest in this Note."

                                 ARTICLE III

                                   COVENANTS

      Section 3.01. Payment of Principal and Interest.

      The Issuer will duly and punctually pay the principal and interest and other amounts payable on the Notes in accordance with the terms of the Notes and this Indenture. Amounts properly withheld under the Code or other applicable tax laws by any person from a payment to any Noteholder of interest or principal or other amounts shall be considered to have been paid by the Issuer to the Noteholder for all purposes of this Indenture.

      The Notes are non-recourse obligations of the Issuer and are limited in right of payment to amounts available from the Trust. The Issuer shall not otherwise be liable for payments on the Notes.

      Section 3.02. Maintenance of Office or Agency.

      The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices to and demands on the Issuer regarding the Notes and this Indenture may be served. The Issuer initially appoints the Indenture Trustee to serve as its agent for these purposes. The Indenture Trustee will give prompt notice to the Issuer of the location, and of any change in the location, where the Indenture Trustee maintains this office or agency. If the Issuer ever fails to maintain the required office or agency, then surrenders, notices, and demands may be made or served at the Corporate Trust Office.

      Section 3.03. Money For Payments To Be Held in Trust.

      All payments of amounts payable on any Notes pursuant to Section 8.03, shall be made from amounts deposited in the Payment Account by the Indenture Trustee or by another Paying Agent, and no amounts so deposited in the Payment Account for payments of Notes shall be paid over to the Issuer except as provided in this Section or Section 8.03.

      The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which the Paying Agent agrees with the Indenture Trustee that it will, and the Indenture Trustee hereby agrees in its capacity as Paying Agent that it will:

            (i) hold all sums held by it for the payment of amounts due on the Notes in trust for the benefit of the persons entitled to them until they are paid to the persons entitled to them or otherwise disposed of as provided in this Indenture, and pay them to the persons entitled to them as provided in this Indenture;

            (ii) give the Indenture Trustee and the Credit Enhancer notice of any payment default by the Issuer on the Notes of which it has actual knowledge;

            (iii) at any time during the continuance of any payment default on the Notes, at the request of the Indenture Trustee, immediately pay to the Indenture Trustee all sums held in trust by it for the payment of the Notes;

            (iv) immediately resign as a Paying Agent and immediately pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

            (v) be bound by Section 11.16; and

            (vi) comply with all requirements of the Code to withhold from any payments made by it on any Notes any applicable withholding taxes imposed on them and comply with any applicable reporting requirements.

      To obtain the satisfaction and discharge of this Indenture or for any other purpose, the Issuer may at any time by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held by it in trust. Those sums shall be held by the Indenture Trustee on the same trusts as those on which the sums were held by the Paying Agent. On payment by a Paying Agent to the Indenture Trustee, it shall be released from all further liability with respect to that money.

      Subject to applicable laws on abandoned property, any money held in trust by the Indenture Trustee or any Paying Agent for the payment of any amount due on any Note remaining unclaimed for two years after it has become payable shall be discharged from the trust and be paid to the Issuer on Issuer Request with the consent of the Credit Enhancer. If any of that money had been previously deposited by the Credit Enhancer for the payment of principal or interest on the Notes, to the extent any amounts are owing to the Credit Enhancer that money shall be promptly paid to the Credit Enhancer. After that the Holder of the unpaid Note shall look only to the Issuer for its payment as an unsecured general creditor (but only to the extent of the amounts paid to the Issuer). On its payment to the Issuer all liability of the Indenture Trustee or the Paying Agent with respect to that trust money shall cease. The Indenture Trustee or the Paying Agent, before being required to make the payment to the Issuer, shall at the expense and direction of the Issuer cause to be published once a notice that the money remains unclaimed and that, after a date specified in the notice not less than 30 days from the date of the publication, any unclaimed balance of the money then remaining will be repaid to the Issuer. The notice shall be published in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York. The Indenture Trustee may also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of the repayment (including mailing notice of the repayment to their last address of record to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent).

      Section 3.04. Existence.

      The Issuer will preserve its existence, rights, and franchises as a Delaware statutory trust (unless it or any successor becomes organized under the laws of any other State or of the United States, in which case the Issuer will preserve its existence, rights, and franchises under the laws of that other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which qualification to do business is necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral, and each other material agreement of the Issuer.

      Section 3.05. Protection of the Collateral.

      (a) The Issuer intends the Security Interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Noteholders and the Credit Enhancer to be before all other liens on the Collateral (except as otherwise provided in the Transaction Documents). The Issuer shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Noteholders and the Credit Enhancer, a first priority perfected Security Interest in the Collateral (except as otherwise provided in the Transaction Documents). The Issuer will execute and deliver any supplements and amendments to this Indenture and any Financing Statements, Continuation Statements, instruments of further assurance, and other instruments and will take any other action appropriate to:

            (i) Grant more effectively any portion of the Collateral;

            (ii) preserve the Security Interest (and its priority) created by this Indenture or carry out more effectively the purposes of this Indenture;

            (iii) perfect, publish notice of, or protect the validity of any Grant made or to be made by this Indenture;

            (iv) enforce any rights with respect to any of the Collateral;

            (v) preserve and defend title to the Collateral and the rights of the Indenture Trustee, the Credit Enhancer, and the Noteholders in the Collateral against all adverse claims; or

            (vi) pay all taxes or assessments levied or assessed on the Collateral when due.

      (b) Except as otherwise provided in this Indenture or the other Transaction Documents, the Indenture Trustee shall not remove any portion of the Collateral that consists of money or is evidenced by an instrument, certificate, or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section
3.06 unless the Indenture Trustee and the Credit Enhancer receive an Opinion of Counsel to the effect that the lien and Security Interest created by this Indenture will continue to be maintained on any removed property after giving effect to its removal.

      (c) The Issuer designates the Indenture Trustee its agent and attorney-in-fact to execute any Financing Statement, Continuation Statement, or other instrument required to be executed pursuant to this Section. The Issuer authorizes the Indenture Trustee to file Financing Statements or Continuation Statements, and amendments to them, relating to any part of the Collateral without the signature of the Issuer where permitted by law. A carbon, photographic, or other reproduction of this Indenture or any filed Financing Statement covering the Collateral or any part of it shall be sufficient as a Financing Statement where permitted by law. The Indenture Trustee will promptly send to the Issuer any Financing Statements or Continuation Statements that it files without the signature of the Issuer. Any Financing Statement filed relating to any part of the Collateral will state in bold-faced type that a purchase of the Mortgage Loans included in the collateral covered by the Financing Statement from the debtor will violate the rights of the secured party and its assignee.

      Section 3.06. Opinions About Collateral.

      (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee and the Credit Enhancer an Opinion of Counsel either stating that, in its opinion, all action has been taken

            (i) with respect to the recording and filing of this Indenture, any indentures supplemental to this Indenture, and any other requisite documents and

            (ii) with respect to the execution and filing of any Financing Statements and Continuation Statements

necessary to perfect the Security Interest of this Indenture in the Mortgage Loans, and reciting the details of the action, or stating that, in its opinion, no action is necessary to perfect the Security Interest of this Indenture in the Mortgage Loans.

      (b) By the date specified in the Adoption Annex in each calendar year beginning in the year specified in the Adoption Annex, the Issuer shall furnish to the Indenture Trustee and the Credit Enhancer an Opinion of Counsel either stating that, in its opinion, all action has been taken

            (i) with respect to the recording, filing, re-recording, and refiling of this Indenture, any indentures supplemental to this Indenture, and any other requisite documents and

            (ii) with respect to the execution and filing of any Financing Statements and Continuation Statements

necessary to maintain the perfected Security Interest created by this Indenture in the Mortgage Loans and reciting the details of the action, or stating that, in its opinion, no action is necessary to maintain the perfected Security Interest of this Indenture in the Mortgage Loans. The Opinion of Counsel shall also describe the recording, filing, re-recording, and refiling of this Indenture, any indentures supplemental to this Indenture, and any other requisite documents and the execution and filing of any Financing Statements and Continuation Statements that will, in counsel's opinion, be required to maintain the perfected Security Interest of this Indenture in the Mortgage Loans until the date specified in the Adoption Annex in the following calendar year.

      Section 3.07. Performance of Obligations.

      (a) The Issuer will not take any action (and will not permit others to take any action) that would release any person from any of their material obligations under any of the Transaction Documents, that would create any Security Interests that are not provided for in the Transaction Documents, or that would change or impair the validity or effectiveness of the Transaction Documents or any Security Interest granted under them, except as expressly provided in the Transaction Documents. The Indenture Trustee, as pledgee of the Mortgage Loans and an assignee of the Issuer's rights under the Sale and Servicing Agreement may exercise all of the rights of the Issuer to direct the actions of the Master Servicer pursuant to the Sale and Servicing Agreement. Unless granted or permitted by the Credit Enhancer, the Issuer may not waive any default by the Master Servicer under the Sale and Servicing Agreement or terminate the Master Servicer under the Sale and Servicing Agreement.

      (b) The Issuer may contract with other persons to assist it in performing its duties under this Indenture, and the performance of those duties by a person identified to the Indenture Trustee in an Officer's Certificate shall be considered to be action taken by the Issuer.

      (c) The Issuer will punctually perform all of its obligations under the Transaction Documents, including properly filing all Financing Statements and Continuation Statements required to be filed by the Transaction Documents. The Rating Agency Condition must be satisfied in connection with any amendment, termination, or material change in a Transaction Document. The Issuer shall not amend, terminate, or otherwise change any Transaction Document without the consent of the Indenture Trustee and the Credit Enhancer. The Issuer will provide notice of any termination, amendment, or material change in any Transaction Document to the Rating Agencies. The consent of the Indenture Trustee will not be required if the Rating Agency Condition is satisfied with respect to the proposed action.

      (d) Without derogating from the Grants to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee under this Indenture, the Issuer agrees

            (i) that it will not, without the prior consent of the Credit Enhancer and either the Indenture Trustee or the Holders of not less than 51% of the aggregate Outstanding Amount of both Classes, change or waive, or agree to or otherwise permit any change to or waiver of, the terms of any Collateral (except to the extent otherwise provided in the Sale and Servicing Agreement); and

            (ii) that any change in the terms of any Collateral shall not (A) increase or reduce the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders (except as may be incidental to changes or waivers allowed under (d)(i)) or (B) reduce the percentage of the Notes that is required to consent to any change in the terms of any Collateral without the consent of the Holders of all the Outstanding Notes.

If the Credit Enhancer and either the Indenture Trustee or the requisite percentage of Holders consent to any change in the terms of any Collateral, the Issuer agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, any documents the Indenture Trustee deems appropriate under the circumstances.

      Section 3.08. Negative Covenants.

      So long as any Notes are Outstanding, the Issuer shall not:

      (a) dispose of any of the Collateral or other properties or assets of the Issuer, except as expressly permitted by this Indenture or the Sale and Servicing Agreement, unless directed to do so by the Indenture Trustee with the consent of the Credit Enhancer;

      (b) claim any credit on, or make any deduction from the principal or interest or other amounts payable on, the Notes (other than amounts properly withheld from payments under the Code or applicable State law) or assert any claim against any present or former Noteholder for the payment of the taxes levied or assessed on any part of the Collateral;

      (c) (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be changed (except as otherwise provided in the Sale and Servicing Agreement), or permit any person to be released from any obligations on the Notes or under this Indenture except as expressly permitted by this Indenture, (ii) permit any lien, charge, excise, claim, Security Interest, mortgage, or other encumbrance (other than the lien of this Indenture and as otherwise provided in the Sale and Servicing Agreement) to affect any part of the Collateral, or any interest in it or its proceeds, or (iii) permit the lien of this Indenture not to constitute a valid first priority Security Interest in the Collateral; or

      (d) dissolve or liquidate in whole or in part;

      (e) make any distributions on any ownership interest in the Issuer (except as expressly provided for in the Transaction Documents), redeem, purchase, or otherwise retire or acquire for value any ownership interest in the Issuer (except as expressly provided for in the Transaction Documents), or set aside any amounts for any of these purposes;

      (f) engage in any business other than financing, purchasing, owning, selling, and managing the Collateral; issuing the Notes; and activities incidental to those contemplated businesses, in each case, in the manner contemplated by the Transaction Documents;

      (g) issue, incur, assume, guarantee, or otherwise have the Trust become liable, directly or indirectly, for any indebtedness except for its liabilities under the Transaction Documents and other expenses for which the Issuer is entitled to reimbursement under this Indenture or the Sale and Servicing Agreement;

      (h) make any loan or advance of credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation), endorse (except for endorsement of instruments for collection in the ordinary course of business), or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks, or dividends of, or own, purchase, repurchase, or acquire (or agree contingently to do so) any stock, obligations, assets, or securities of, or any other interest in, or make any capital contribution to, any other person out of the Trust;

      (i) make any expenditure (by long-term or operating lease or otherwise) for capital assets; or

      (j) subject to the Master Servicer's servicing the Mortgage Loans in accordance with the Sale and Servicing Agreement, waive or impair, or fail to assert rights under, the Mortgage Loans, or effect impairment of the Issuer's interest in the Mortgage Loans, the Sale and Servicing Agreement, or any other Transaction Document, if the action would materially and adversely affect the interests of the Noteholders or the Credit Enhancer.

      Section 3.09. Annual Compliance Statement.

      Within 80 days after the end of each year (commencing with the year specified in the Adoption Annex) the Issuer will deliver to the Indenture Trustee and the Credit Enhancer an Officer's Certificate stating, as to the Authorized Officer signing the Officer's Certificate, that:

            (i) a review of the activities of the Issuer during the calendar year and of its performance under this Indenture and the Trust Agreement has been made under the Authorized Officer's supervision; and

            (ii) to the best of the Authorized Officer's knowledge, based on that review, the Issuer has complied with all its obligations under this Indenture and the Trust Agreement throughout that year or, if there has been a default in its compliance with any obligation, specifying each default known to the Authorized Officer and its nature and status.

      Section 3.10. Issuer May Consolidate, etc., Only on Certain Terms.

      The Issuer shall not consolidate or merge with or into or transfer all or substantially all of its properties or assets to any other person, unless:

            (i) the person (if other than the Issuer) formed by or surviving the consolidation or merger or to which the transfer is made is organized and existing under the laws of the United States or any State and expressly assumes the due and punctual payment of the principal and interest on the Notes and the performance of every obligation under each Transaction Document on the part of the Issuer to be performed by an indenture supplemental to this Indenture, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee and the Credit Enhancer;

            (ii) immediately after giving effect to the transaction, no Incipient Default has occurred and is continuing;

            (iii) the Rating Agency Condition has been satisfied with respect to the transaction;

            (iv) the Issuer has delivered to the Indenture Trustee and the Credit Enhancer an Opinion of Counsel to the effect that the transaction will not have any material adverse tax consequence to the Issuer or any Noteholder;

            (v) any action that is necessary to maintain the Security Interest created by this Indenture has been taken; and

            (vi) the Issuer has delivered to the Indenture Trustee and the Credit Enhancer an Officer's Certificate and an Opinion of Counsel each stating that the consolidation or merger and the supplemental indenture comply with this Article and that all conditions precedent in this Indenture relating to the transaction have been complied with (including any filing required by the Exchange Act).

      Section 3.11. Successor or Transferee.

      Upon any consolidation or merger of the Issuer or transfer of all or substantially all of its properties or assets in accordance with Section 3.10, the person formed by or surviving the consolidation or merger (if other than the Issuer) or to which the transfer is made shall succeed to, and be substituted for, and may exercise every right of, the Issuer under this Indenture with the same effect as if it had been named as the Issuer in this Indenture.

      Section 3.12. Further Instruments and Acts.

      On request of the Indenture Trustee or the Credit Enhancer, the Issuer will execute and deliver any further instruments and do any further acts that may be appropriate to carry out more effectively the purpose of this Indenture.

      Section 3.13. Compliance with Laws.

      The Issuer shall comply with the requirements of all laws the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes or any Transaction Document.

      Section 3.14. Master Servicer as Agent and Bailee of the Indenture
Trustee.

      Solely for the purposes of perfection under Section 9-313(c) of the UCC or other similar applicable law, rule, or regulation of the state in which property is held by the Master Servicer, the Master Servicer is acting as agent and bailee of the Indenture Trustee in holding amounts subject to deposit to the Collection Account, as well as its agent and bailee in holding any Mortgage File released to the Master Servicer, and any other items of Collateral that come into the possession of the Master Servicer. By the Master Servicer's execution of the Sale and Servicing Agreement, the Indenture Trustee, as a secured party of the Mortgage Loans, has possession of these items for the purposes of Section 9-313(c) of the UCC of the state in which the Issuer is organized.

      Section 3.15. Investment Company Act.

      The Issuer shall not become an "investment company" or under the "control" of an "investment company" as those terms are defined in the Investment Company Act of 1940 and the rules and regulations under it (taking into account not only the general definition of the term "investment company" but also any available exceptions to the general definition). The Issuer shall be in compliance with this Section 3.15 if it obtains an order exempting it from regulation as an "investment company" so long as it is in compliance with the conditions imposed in the order.

      Section 3.16. Representations.

      (a) The Issuer represents and warrants to the Indenture Trustee and the Credit Enhancer that as of the Closing Date, unless specifically stated otherwise:

            (i) This Indenture creates a valid and continuing Security Interest in the Collateral in favor of the Indenture Trustee. The Security Interest created by this Indenture is a first priority perfected Security Interest and it is enforceable as such against creditors of, and purchasers from, the Issuer.

            (ii) The Mortgage Notes are "instruments" as defined in the UCC.

            (iii) Before the Grants of the Security Interest pursuant to the Granting Clause of this Indenture, the Issuer owns, and has good and marketable title to, the Mortgage Loans free of any lien, claim, or encumbrance of any person.

            (iv) By the Closing Date, the Issuer will file Financing Statements in the proper filing office in the appropriate jurisdiction to perfect the Security Interest in the Collateral Granted under this Indenture.

            (v) The Issuer has received a written acknowledgement from the Custodian that the Custodian is acting solely as agent of the Indenture Trustee.

            (vi) The Issuer has not authorized the filing of and is not aware of any Financing Statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement (A) relating to the Security Interests granted to the Indenture Trustee pursuant to this Indenture, (B) that has been terminated, or (C) that names the Indenture Trustee as secured party.

            (vii) The Mortgage Notes that constitute or evidence the Collateral do not have any marks or notations indicating that they have been pledged, assigned, or otherwise conveyed to any person other than the Indenture Trustee. All Financing Statements filed or to be filed against the Issuer in favor of the Indenture Trustee in connection with this Indenture describing the Collateral contain a statement to the following effect: "A purchase of the Mortgage Loans included in the collateral covered by this financing statement will violate the rights of the Indenture Trustee."

            (viii) On the Closing Date, the Issuer is a "Qualifying SPE" as such term is defined in the statement of Accounting Standards No. 140 of the Financial Accounting Standards Board, as in effect on the Closing Date.

      (b) The representations and warranties in this Section 3.16 shall survive delivery of the respective Mortgage Files to the Custodian pursuant to the Custodial Agreement and the termination of the Sale and Servicing Agreement.

      (c) The Indenture Trustee and the Credit Enhancer shall not, without the prior written consent of the Rating Agencies, waive any of the representations and warranties in Section 3.16(a).

                                  ARTICLE IV

                          SATISFACTION AND DISCHARGE

      Section 4.01. Satisfaction and Discharge of Indenture.

      Except for rights of conversion or transfer or exchange of Notes expressly provided for, the rights of the Indenture Trustee under Section 6.07, the rights of Noteholders as beneficiaries of this Indenture, and the rights of the Credit Enhancer as subrogee of the Noteholders, this Indenture shall cease to be of further effect, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when the option of the Issuer or the Credit Enhancer to redeem the Notes as described in Section
10.01 is exercised or, if not exercised then:

            (i) either:

                  (A) all Notes previously authenticated and delivered have
            been delivered to the Indenture Trustee for cancellation (other than (1) Notes that have been destroyed, lost, or stolen and that have been replaced or paid as provided in Section 2.04 and (2) Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and later repaid to the Issuer or discharged from the trust, as provided in Section 3.03); or

                  (B) all Notes not previously delivered to the Indenture
            Trustee for cancellation:

                        (1) have become payable,

                        (2) will become payable at their Scheduled Maturity
                  Date within one year, or

                        (3) are to be called for redemption within one year
                  under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer,

            and the Issuer, in the case of (1), (2), or (3) above, has irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States (which will mature before the date the amounts are payable), in trust for these purposes, in an amount sufficient to pay the entire indebtedness when due on the Notes not previously delivered to the Indenture Trustee for cancellation to the applicable Scheduled Maturity Date or redemption date (if Notes have been called for redemption pursuant to Section 10.01), as the case may be;

            (ii) the Issuer has paid all other sums payable under this Indenture by the Issuer; and

            (iii) the Issuer has delivered to the Indenture Trustee an Officer's Certificate, an Opinion of Counsel, and (if required by the TIA, the Indenture Trustee, or the Credit Enhancer) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.01, each stating that all conditions precedent provided for in this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

      Section 4.02. Application of Trust Money.

      All money deposited with the Indenture Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the Notes and this Indenture, to the payment to the Holders of the particular Notes for the payment or redemption of which the money has been deposited with the Indenture Trustee, of all sums due and to become due on them for principal and interest. That money need not be segregated from other funds except to the extent required in this Indenture or required by law.

      Section 4.03. Subrogation and Cooperation.

      (a) To the extent the Credit Enhancer makes payments of principal or interest on the Notes under the Policy, the Credit Enhancer will be fully subrogated to the rights of the Noteholders to receive that principal and interest from the Mortgage Loans and any other related Collateral, and the Credit Enhancer shall be paid that principal and interest, but only from the sources and in the manner provided in this Indenture and the Sale and Servicing Agreement for the payment of that principal and interest. Any payment of principal or interest on a Class of Notes made with moneys received under the Policy shall not be considered payment of that Class of Notes from the Trust and shall not result in the payment of or the provision for the payment of the principal or interest on that Class of Notes under Section
4.01. The Credit Enhancer shall be paid principal and interest from Mortgage Loans only from the sources and in the manner provided in this Indenture and in the Insurance Agreement.

      The Indenture Trustee shall cooperate in all respects with any reasonable request or direction by the Credit Enhancer to take any of the following actions to preserve or enforce the Credit Enhancer's interest under each of this Indenture and the Sale and Servicing Agreement, consistent with this Indenture and without limiting the rights of the Noteholders under this Indenture, including upon the occurrence and continuance of a Credit Enhancer
Default:

            (i) institute Proceedings for the collection of all amounts then payable on the Notes or under this Indenture with respect to the Notes and all amounts payable under the Insurance Agreement and to enforce any judgment obtained and collect from the Issuer monies adjudged due;

            (ii) sell any part of Collateral or interests in it at one or more public or private sales called and conducted in any manner permitted by law;

            (iii) file or record all Assignments of Mortgage that have not previously been recorded;

            (iv) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture; and

            (v) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the interests of the Credit Enhancer under this Indenture.

      Following the payment in full of the Notes, the Credit Enhancer shall continue to have all the rights given to it under this Section and in all other provisions of this Indenture, until all amounts owing to the Credit Enhancer have been paid in full.

      Section 4.04. Release of Collateral.

      (a) Upon satisfaction and discharge of this Indenture pursuant to
Section 4.01 and otherwise as permitted by this Indenture, the Indenture Trustee shall execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the property, in a manner and under circumstances that are not inconsistent with this Indenture. No party relying on an instrument executed by the Indenture Trustee as provided in this Section shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any moneys.

      (b) When no Notes are Outstanding, the Indenture Trustee shall release any remaining Collateral that secured the Notes from the lien of this Indenture and release to the Issuer any funds then on deposit in any account other than funds held in trust for the satisfaction of Notes that have not been surrendered for payment. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section only on receipt of an Issuer Request accompanied by an Officer's Certificate.

      (c) Whenever a Mortgage Loan has been substituted for in accordance with
Section 2.01(f) or 2.02(b) of the Sale and Servicing Agreement, purchased in accordance with Section 3.06 of the Sale and Servicing Agreement, or designated for transfer in accordance with Section 2.06 of the Sale and Servicing Agreement, the Indenture Trustee shall execute appropriate documents to release the Mortgage Loan from the lien of this Indenture and deliver the Mortgage File to the appropriate party.

      (d) The Indenture Trustee shall release property from the lien of this Indenture only on receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel, and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(l) or an Opinion of Counsel in lieu of Independent Certificates to the effect that the TIA does not require any Independent Certificates.

                                  ARTICLE V

                                   REMEDIES

      Section 5.01. Events of Default.

      Any one of the following events is an "Event of Default" whatever the reason:

            (i) default by the Issuer in the payment of any interest on any Note when it becomes payable, and the default continues for five days; or

            (ii) default by the Issuer in the payment of the principal of any Note when it becomes payable and the default continues for five days; or

            (iii) default in the performance of any obligation of the Issuer under this Indenture (other than an obligation specifically dealt with elsewhere in this Section), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered in connection with this Indenture proves to have been materially incorrect as of the time when it was made, and the default or the circumstance making the representation or warranty incorrect has not been cured within 60 days after notice to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Credit Enhancer (or, if a Credit Enhancer Default exists, by the Holders of at least 25% of the Outstanding Amount of both Classes of Notes) by registered or certified mail specifying the default or incorrect representation or warranty and requiring it to be remedied and stating that the notice is a notice of default under this Indenture; or

            (iv) an Insolvency Event occurs with respect to the Issuer.

The Issuer shall deliver to the Indenture Trustee and the Credit Enhancer, within five days after its occurrence, notice in the form of an Officer's Certificate of any Incipient Default under clause (iii), its status, and what action the Issuer is taking or proposes to take with respect to the event.

      Section 5.02. Acceleration of Maturity; Rescission and Annulment.

      If an Event of Default occurs and is continuing, then the Indenture Trustee or the Holders of not less than 51% of the aggregate Outstanding Amount of both Classes, in either case with the consent of the Credit Enhancer, or the Credit Enhancer may declare all the Notes to be immediately payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon that declaration the unpaid principal amount of the Notes, together with accrued interest on them through the date of acceleration, shall become immediately payable.

      At any time after the declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee, the Holders of not less than 51% of the aggregate Outstanding Amount of both Classes, with the consent of the Credit Enhancer, or the Credit Enhancer, by notice to the Issuer and the Indenture Trustee, may rescind the declaration and its consequences if:

            (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                  (A) all payments of principal and interest on the Notes and all other amounts that would then be due under this Indenture or on the Notes if the Event of Default giving rise to the acceleration had not occurred; and

                  (B) all sums paid or advanced by the Indenture Trustee under this Indenture and the reasonable compensation, expenses, disbursements, and advances of the Indenture Trustee and its agents and counsel; and

            (ii) all Events of Default, other than the nonpayment of the principal or interest of the Notes that have become due solely by the acceleration, have been cured or waived as provided in Section 5.13.

No rescission shall affect any subsequent default or impair any right consequent to it.

      Section 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

      (a) The Issuer covenants that if the Notes are accelerated following an Event of Default, then the Issuer will pay to the Indenture Trustee on demand, for the benefit of the Noteholders or the Credit Enhancer if the Credit Enhancer has made a payment on the Notes under the Policy, the whole amount then payable on the Notes and, in addition, any further amount needed to cover the expenses of collection, including the reasonable compensation and expenses of the Indenture Trustee and its agents and counsel.

      (b) If the Issuer fails to pay those amounts immediately on demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to Section 11.16 may, and at the direction of the Credit Enhancer shall, institute a Proceeding for the collection of the sums due, and may prosecute the Proceeding to final decree, and may enforce the judgment against the Issuer (or other obligor on the Notes) and collect in the manner provided by law out of the property of the Issuer (or other obligor on the Notes) wherever situated, the moneys determined to be payable.

      (c) If an Event of Default occurs and is continuing, the Indenture Trustee subject to Section 11.16 may in its discretion with the consent of the Credit Enhancer (subject to Section 5.04), and at the direction of the Credit Enhancer shall, proceed to protect and enforce its rights and the rights of the Noteholders and the Credit Enhancer, by Proceedings the Indenture Trustee deems most effective to protect and enforce those rights, whether for the specific enforcement of any agreement in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

      (d) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of this Indenture to which the Indenture Trustee is a party), the Indenture Trustee shall be held to represent all the Noteholders and the Credit Enhancer, and it shall not be necessary to make any Noteholder or the Credit Enhancer a party to the Proceedings.

      (e) All rights of action and assertion of claims under this Indenture, the Sale and Servicing Agreement, or any of the Notes may be enforced by the Indenture Trustee without the possession of any of the Notes or their production in any Proceedings regarding them. Any Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment, subject to the payment of the expenses, disbursements, and compensation of the Indenture Trustee, each predecessor Indenture Trustee, and their agents and counsel, shall be for the ratable benefit of the Noteholders and the Credit Enhancer.

      Section 5.04. Indenture Trustee May File Proofs of Claim.

      (a) If

            (1) Proceedings under Title 11 of the United States Code or any other applicable federal or State bankruptcy, insolvency, or other similar law are pending relating to the Issuer or any other obligor on the Notes or any person having or claiming an ownership interest in the Collateral, or

            (2) a receiver, assignee, or trustee in bankruptcy or reorganization, or liquidator, sequestrator, or similar official has been appointed for or taken possession of the Issuer or its property or the other obligor or person, or

            (3) any other comparable judicial Proceedings are pending relating to the Issuer or other obligor on the Notes, or to the creditors or property of the Issuer or the other obligor,

then, irrespective of whether the principal of any Notes is then payable as expressed in them or by declaration or otherwise and irrespective of whether the Indenture Trustee has made any demand pursuant to this Section, with the consent of the Credit Enhancer the Indenture Trustee is authorized by intervention in the Proceedings or otherwise:

            (i) to file and prove claims for the entire amount of principal and interest and other amounts owing on the Notes and to file any other documents appropriate to have the claims of the Indenture Trustee, the Credit Enhancer, and of the Noteholders allowed in the Proceedings (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith);

            (ii) to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee, or person performing similar functions in the Proceedings; and

            (iii) to collect and receive any moneys or other property payable on any claims and to distribute all amounts received on the claims of the Noteholders, the Credit Enhancer, and of the Indenture Trustee on their behalf;

and any trustee, receiver, liquidator, custodian, or other similar official in any Proceeding is hereby authorized by each of the Noteholders to make payments to the Indenture Trustee and, if the Indenture Trustee consents to the Noteholders receiving payments directly, to pay to the Indenture Trustee amounts sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee, and their respective agents and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith, and to pay all amounts due to the Credit Enhancer.

      (b) Nothing contained in this Indenture authorizes the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder or the Credit Enhancer any plan of reorganization, arrangement, adjustment, or composition affecting the Notes or the rights of any Noteholder or the Credit Enhancer or authorizes the Indenture Trustee to vote on the claim of any Noteholder or the Credit Enhancer in any such proceeding except to vote for the election of a trustee in bankruptcy or similar person.

      Section 5.05. Remedies; Priorities.

      (a) If an Event of Default has occurred and is continuing, the Indenture Trustee subject to Section 11.16 may with the consent of the Credit Enhancer, and at the direction of the Credit Enhancer shall, do any of the following (subject to Section 5.11):

            (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture, whether by declaration or otherwise, and all amounts payable under the Sale and Servicing Agreement, and enforce any judgment obtained, and collect from the Issuer and any other obligor on the Notes moneys adjudged due;

            (ii) institute Proceedings for the complete or partial foreclosure of this Indenture with respect to the Collateral;

            (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights of the Indenture Trustee, the Credit Enhancer, and the Noteholders;

            (iv) exercise all rights of the Issuer in connection with the Purchase Agreement and the Sale and Servicing Agreement against the Sponsor, the Depositor, or the Master Servicer or otherwise; and

            (v) sell any portion of the Collateral or interests in it as directed by the Credit Enhancer, at one or more public or private sales called and conducted in any manner permitted by law.

The Indenture Trustee, however, may not sell or otherwise liquidate Collateral following an Event of Default unless (A) the Indenture Trustee obtains the consent of the Credit Enhancer and the Holders of 100% of the aggregate Outstanding Amount of the Notes of both Classes, (B) the proceeds of the sale or liquidation distributable to the Noteholders and the Credit Enhancer are sufficient to discharge in full all amounts then due on the Notes and to reimburse the Credit Enhancer for any unreimbursed Credit Enhancement Draw Amounts and any other amounts due the Credit Enhancer under the Insurance Agreement, or (C) the Indenture Trustee determines that the Collateral will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Credit Enhancer and the Holders of a majority of the aggregate Outstanding Amount of the Notes of both Classes. In determining the sufficiency or insufficiency under clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely on an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of the proposed action and as to the sufficiency of the Collateral for the purpose. If a Credit Enhancer Default exists at the time any consent is required or direction may be given under this Section 5.05(a), the consent or direction shall be by Holders representing at least 662/3% of the Outstanding Amount of both Classes instead of by the Credit Enhancer.

      (b) If the Indenture Trustee collects any money or property with respect to a Loan Group under this Article, it shall pay out the money or property in the following order with respect to the Loan Group:

            FIRST: to the Indenture Trustee for the fee of the Indenture Trustee (separately agreed to between the Master Servicer and the Indenture Trustee) then due and any expenses incurred by it in connection with the enforcement of the remedies under this Article and to the Owner Trustee for the fee of the Owner Trustee (separately agreed to between the Master Servicer and the Owner Trustee) then due and any expenses due to the Owner Trustee under any of the Transaction Documents, each with respect to the relevant Loan Group;

            SECOND: any premium owing to the Credit Enhancer, with respect to the relevant Loan Group;

            THIRD: to the related Noteholders for interest due on the related Notes, pro rata according to the amounts due on those Notes for interest;

            FOURTH: to the related Noteholders for amounts due on the related Notes for principal, pro rata according to the principal due on those Notes until the Note Principal Balance of the applicable Class of Notes is reduced to zero;

            FIFTH: to the unrelated Noteholders, any amounts that if they were being distributed on a Payment Date pursuant to Section 8.03 would be Crossover Amounts distributable on the unrelated Notes;

            SIXTH: to the Credit Enhancer, any other amounts owed to the Credit Enhancer under the Insurance Agreement with respect to either Loan Group; and

            SEVENTH: to the Issuer for distribution in accordance with the Trust Agreement.

      Section 5.06. Optional Preservation of the Collateral.

      If the Notes have been declared to be due under Section 5.02 following an Event of Default and the declaration and its consequences have not been annulled, the Indenture Trustee may with the consent of the Credit Enhancer, but need not unless so directed by the Credit Enhancer, elect to maintain possession of the Collateral. The parties and the Noteholders want sufficient funds to exist at all times for the payment of principal of and interest on the Notes and other obligations of the Issuer including payments to the Credit Enhancer, and the Indenture Trustee shall take that into account when determining whether or not to maintain possession of any Collateral. In determining whether to maintain possession of the Collateral, the Indenture Trustee may, but need not, obtain and rely on an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of the proposed action and as to the sufficiency of the Collateral for the purpose.

      Section 5.07. Limitation of Suits.

      No Noteholder may institute any Proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, unless the Credit Enhancer has consented and subject to Section 11.16:

            (i) the Holder has previously given notice to the Indenture Trustee of a continuing Event of Default;

            (ii) the Holders of not less than 51% of the aggregate Outstanding Amount of both Classes have requested the Indenture Trustee in writing to institute a Proceeding with respect to the Event of Default in its own name as Indenture Trustee under this Indenture;

            (iii) the Holders have offered the Indenture Trustee reasonable indemnity against the costs and liabilities to be incurred in complying with the request;

            (iv) the Indenture Trustee for 60 days after its receipt of the request and offer of indemnity has failed to institute Proceedings;

            (v) no direction inconsistent with the request has been given to the Indenture Trustee during the 60-day period by the Holders of not less than 51% of the aggregate Outstanding Amount of both Classes; and

            (vi) the Holders have obtained the consent of the Credit Enhancer.

No Holders of Notes shall have any right in any manner whatever because of this Indenture to affect the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner provided in this Indenture.

      If the Indenture Trustee receives inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than 51% of the aggregate Outstanding Amount of both Classes, the Indenture Trustee in its sole discretion may determine what action shall be taken.

      Section 5.08. Unconditional Right to Receive Principal and Interest.

      Notwithstanding any other provisions in this Indenture, every Noteholder has an absolute and unconditional right to receive payment of the principal and interest and other amounts payable on its Note after their due dates (or, in the case of redemption, after the redemption date) and to institute suit for the enforcement of any payment, and this right shall not be impaired without the consent of the Holder.

      Section 5.09. Restoration of Rights and Remedies.

      If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right under this Indenture and the Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to the Noteholder, then the Issuer, the Indenture Trustee, the Credit Enhancer, and the Noteholders shall, subject to any determination in the Proceeding, be restored severally and respectively to their former positions under this Indenture, and all rights of the Indenture Trustee and the Noteholders shall continue as though no Proceeding had been instituted.

      Section 5.10. Rights and Remedies Cumulative.

      No right given to the Indenture Trustee, the Credit Enhancer, or to the Noteholders in this Indenture is intended to be exclusive of any other right, and every right shall, to the extent permitted by law, be cumulative to every other right given under this Indenture or existing at law or in equity or otherwise. The assertion of any right under this Indenture, or otherwise, shall not prevent the concurrent assertion of any other appropriate right.

      Section 5.11. Delay or Omission Not a Waiver.

      No delay in exercising or failure to exercise any right accruing on any Incipient Default shall impair the right or constitute a waiver of the Incipient Default or an acquiescence in it. Every right given by this Article or by law to the Indenture Trustee, to the Credit Enhancer, or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, by the Credit Enhancer, or by the Noteholders.

      Section 5.12. Control by Credit Enhancer or Noteholders.

      (a) If no Credit Enhancer Default exists, then the Credit Enhancer, otherwise the Holders of not less than 51% of the aggregate Outstanding Amount of both Classes, may direct the time, method, and place of conducting any Proceeding for any remedy available to the

Indenture Trustee with respect to the Notes or exercising any right conferred on the Indenture Trustee. No direction shall be binding unless:

            (i) it does not conflict with any rule of law or with this Indenture; and

            (ii) if no Credit Enhancer Default exists, it is by the Credit Enhancer, otherwise by the Holders of Notes representing not less than 100% of the aggregate Outstanding Amount of both Classes if the direction to the Indenture Trustee is to sell or liquidate the Collateral.

The Indenture Trustee may take any other action it deems proper that is not inconsistent with the direction, Section 5.04, or Section 5.05.

      (b) If no Credit Enhancer Default exists, then until the Notes have been paid in full, all amounts owed to the Credit Enhancer have been paid in full, the Insurance Agreement has terminated, and the Policy has been returned to the Credit Enhancer for cancellation, the following provisions shall apply:

            (i) Notwithstanding anything in this Indenture or in the other Transaction Documents to the contrary, the Credit Enhancer shall have the right to participate in, to direct the enforcement or defense of, and, at the Credit Enhancer's sole option, to institute or assume the defense of, any action, proceeding, or investigation (other than foreclosure proceedings involving the Mortgage Loans and other actions constituting ordinary servicing activities) that could adversely affect the Collateral, the Issuer, or the rights or obligations of the Credit Enhancer under this Indenture or under the Policy or the other Transaction Documents, including any insolvency or bankruptcy proceeding in respect of the Master Servicer, the Sponsor, the Depositor, the Issuer, or any affiliate of any of them. Following written notice to the Indenture Trustee, the Credit Enhancer shall have exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the Collateral and the Issuer. All costs and expenses of the Credit Enhancer in connection with such action, proceeding, or investigation, including any judgment or settlement entered into affecting the Credit Enhancer or the Credit Enhancer's interests, shall be included in reimbursement amounts owed to the Credit Enhancer under
      Section 8.03(a)(ix) and Section 8.03(a)(xi).

            (ii) In connection with any action, proceeding, or investigation that could adversely affect the Collateral, the Issuer, or the rights or obligations of the Credit Enhancer under this Indenture or under the Policy or the other Transaction Documents (other than foreclosure proceedings involving the Mortgage Loans and other actions constituting ordinary servicing activities), including any insolvency or bankruptcy proceeding in respect of the Master Servicer, the Sponsor, the Depositor, the Issuer, or any affiliate of any of them, the Indenture Trustee agrees to cooperate with, and to take any reasonable action directed by, the Credit Enhancer, including entering into agreements and settlements as directed the Credit Enhancer, in its sole discretion, without the consent of any Transferor Certificateholder or any Noteholder.

            (iii) The Indenture Trustee agrees to provide to the Credit Enhancer prompt written notice of any action, proceeding, or investigation that a Responsible Officer of the Indenture Trustee has actual knowledge of (other than foreclosure proceedings involving the Mortgage Loans and other actions constituting ordinary servicing activities) that names the Issuer or the Indenture Trustee as a party or that could adversely affect the Collateral, the Issuer, or the rights or obligations of the Credit Enhancer under this Indenture or under the Policy or the other Transaction Documents, including any insolvency or bankruptcy proceeding in respect of the Master Servicer, the Sponsor, the Depositor, the Issuer, or any affiliate of any of them.

            (iv) Notwithstanding anything in this Indenture or in any of the other Transaction Documents to the contrary, the Indenture Trustee shall not, without the Credit Enhancer's prior written consent or unless directed in writing by the Credit Enhancer, undertake or join any litigation or agree to any settlement of any action, proceeding, or investigation affecting the Collateral, the Issuer, or the rights or obligations of the Credit Enhancer under this Indenture or under the Policy or the other Transaction Documents (other than foreclosure proceedings involving the Mortgage Loans and other actions constituting ordinary servicing activities).

            (v) Each Noteholder, by acceptance of its Note, and the Indenture Trustee agree that Credit Enhancer shall have the rights provided in this Section, which are in addition to any rights of the Credit Enhancer pursuant to the other provisions of the Transaction Documents, that the rights provided in this Section may be exercised by the Credit Enhancer, in its sole discretion, without the need for the consent or approval of any Noteholder or the Indenture Trustee, notwithstanding any other provision in this Indenture or in any of the other Transaction Documents, and that nothing in this Section shall be deemed to be an obligation of the Credit Enhancer to exercise any of the rights provided for in this Indenture.

      Section 5.13. Waiver of Past Defaults.

      Before the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02, the Credit Enhancer or, if a Credit Enhancer Default exists, the Holders of not less than 51% of the aggregate Outstanding Amount of both Classes may waive any past default and its consequences except a default

            (i) in payment of principal or interest on any of the Notes or

            (ii) regarding a provision of this Indenture that cannot be changed without the consent of the Holder of each affected Note.

      After any such waiver, the Incipient Default shall cease to exist and be considered to have been cured and not to have occurred, and any Event of Default arising from it shall be considered to have been cured and not to have occurred, for every purpose of this Indenture. No waiver shall extend to any subsequent or other default or impair any right consequent to it.

      Section 5.14. Undertaking For Costs.

      All parties to this Indenture agree, and each Holder of a Note by its acceptance of its Note agrees, that in any suit for the enforcement of any right under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered, or omitted by it as Indenture Trustee, any court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and that the court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. The provisions of this Section shall not apply to

            (i) any suit instituted by the Indenture Trustee or the Credit Enhancer,

            (ii) any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 25% of the aggregate Outstanding Amount of both Classes, or

            (iii) any suit instituted by any Noteholder for the enforcement of the payment of principal or interest on any Note after the due dates expressed in the Note and in this Indenture (or, in the case of redemption, after the redemption date).

      Section 5.15. Waiver of Stay or Extension Laws.

      To the extent that it may lawfully do so, the Issuer covenants that it will not at any time insist on, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time after this in force, that may affect the covenants or the performance of this Indenture. To the extent that it may lawfully do so, the Issuer expressly waives all benefit of any such law, and covenants that it will not hinder, delay, or impede the execution of any power granted in this Indenture to the Indenture Trustee, but will permit the execution of every power as though the law had not been enacted.

      Section 5.16. Rapid Amortization Events.

      If any one of the following events occurs during the Managed Amortization Period:

      (a) The failure of the Sponsor or the Master Servicer to make any payment or deposit required by the Sale and Servicing Agreement within three Business Days after the payment or deposit was required to be made;

      (b) The failure of the Sponsor or the Master Servicer to cause the Depositor to observe or perform in any material respect the covenants of the Depositor in Section 2.01(h) or 2.05 of the Sale and Servicing Agreement.;

      (c) The failure of the Sponsor to observe or perform in any material respect any other covenants of the Sponsor in the Sale and Servicing Agreement that materially and adversely affects the interests of the Noteholders or the Credit Enhancer and that continues unremedied and continues to affect materially and adversely the interests of the Noteholders or the Credit Enhancer for 60 days (five days in the case of any failure to take the action specified in the second sentence of Section 2.01(f) of the Sale and Servicing Agreement or Section 2.04(b)(2) of the Sale and Servicing Agreement) after the date on which written notice of the failure, requiring it to be remedied, shall have been given to the Sponsor by the Indenture Trustee, or to the Sponsor and the Indenture Trustee by the Credit Enhancer or the Holders of not less than 51% of the aggregate Outstanding Amount of both Classes of Notes;

      (d) Any representation or warranty made by the Sponsor or the Depositor in the Sale and Servicing Agreement proves to have been incorrect in any material respect when made, as a result of which the interests of the Noteholders or the Credit Enhancer are materially and adversely affected and that continues to be incorrect in any material respect and continues to affect materially and adversely the interests of the Noteholders or the Credit Enhancer for 60 days after the date on which notice of the failure, requiring it to be remedied, shall have been given to the Sponsor or the Depositor, as the case may be, by the Indenture Trustee, or to the Sponsor, the Depositor, and the Indenture Trustee by either the Credit Enhancer or the Holders of not less than 51% of the aggregate Outstanding Amount of both Classes. A Rapid Amortization Event pursuant to this subparagraph (d) shall not occur if the Sponsor has accepted retransfer of the related Mortgage Loans or substituted for them during the 60-day period (or such longer period (not to exceed an additional 60 days) as the Indenture Trustee may specify) in accordance with the Sale and Servicing Agreement.

      (e) An Insolvency Event occurs with respect to the Transferor or the Depositor, but for this purpose the 60-day periods in the definition of Insolvency Event shall be 30 days;

      (f) The Trust becomes subject to registration as an "investment company" under the Investment Company Act of 1940, as amended;

      (g) Any draw has been made under the Policy and the Credit Enhancer has not been reimbursed for the draw within 90 days of the date of the draw; or

      (h) The occurrence of an Event of Servicing Termination;

then, when any event described in subparagraph (a), (b), (c), (d), or (h) occurs, either the Indenture Trustee (with the consent of the Credit Enhancer), the Credit Enhancer, or the Holders of not less than 51% of the aggregate Outstanding Amount of both Classes (with the consent of the Credit Enhancer), by notice given in writing to the Transferor, the Depositor, and the Master Servicer (and to the Indenture Trustee if given by either the Credit Enhancer or the Noteholders) may declare that an early amortization event (a "Rapid Amortization Event") has occurred as of the date of the notice, and in the case of any event described in subparagraph (e), (f), or
(g), a

Rapid Amortization Event shall occur without any notice or other action on the part of the Indenture Trustee, the Credit Enhancer, or the Noteholders, immediately upon its occurrence.

      Section 5.17. Sale of Collateral.

      (a) The power to effect any sale or other disposition (a "Sale") of any portion of the Collateral pursuant to Section 5.05 is subject to this Section
5.17. The Indenture Trustee waives its right to any amount fixed by law as compensation for any Sale.

      (b) In connection with a Sale of any of the Collateral,

            (i) any Holder of Notes may bid for the property offered for sale, and on compliance with the terms of sale may own the property without further accountability, and may, in paying its purchase price, deliver any Notes or claims for interest on them rather than cash up to the amount that would be payable on them from the distribution of the net proceeds of the sale, and the Notes shall be returned to the Holders after being appropriately stamped to show partial payment if the amount payable for the property is less than the amount due on the Notes;

            (ii) the Indenture Trustee may bid for and acquire the property offered for Sale, and may purchase any portion of the Collateral in a private sale, and rather than paying cash, may settle the purchase price by crediting the gross Sale price against the amount that would be distributable as a result of the Sale in accordance with Section 5.05(b) on the next Payment Date after the Sale without being required to produce the Notes to complete the Sale or for the net Sale price to be credited against the Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with this Indenture;

            (iii) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with its Sale;

            (iv) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer its interest in any portion of the Collateral in connection with its Sale, and to take all action necessary to effect the Sale; and

            (v) no purchaser or transferee at a Sale need ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

      Section 5.18. Performance and Enforcement of Certain Obligations.

      The Indenture Trustee, as pledgee of the Mortgage Loans, may, and at the direction of the Credit Enhancer (or the Holders of 662/3% of the Outstanding Amount of both Classes if a Credit Enhancer Default exists) shall exercise all rights of the Issuer against the Sponsor or the Master Servicer in connection with the Sale and Servicing Agreement, including the right to take any action to obtain performance by the Seller or the Master Servicer, as the case may be, of each of their obligations to the Issuer under the Sale and Servicing Agreement and to give any consent, request, notice, direction, approval, extension, or waiver under the Sale and Servicing Agreement, and any right of the Issuer to take such action shall not be suspended. Any direction by the Credit Enhancer under this Section may be by telephone, promptly confirmed in writing.

                                  ARTICLE VI

                             THE INDENTURE TRUSTEE

      Section 6.01. Duties of Indenture Trustee.

      (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would use under the circumstances in the conduct of its own affairs, except when this Indenture or the Sale and Servicing Agreement requires it to follow the directions of the Credit Enhancer.

      (b) Except during the continuance of an Event of Default:

            (i) obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture and the Sale and Servicing Agreement, the Indenture Trustee undertakes to perform only the duties specifically stated in this Indenture and the Sale and Servicing Agreement, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

            (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed in them, on certificates, opinions, or other documents furnished to the Indenture Trustee and conforming to the requirements of this Indenture and the Sale and Servicing Agreement, and the Indenture Trustee need not investigate into any of the matters expressed in them; but in the case of certificates or opinions specifically required to be furnished to the Indenture Trustee, the Indenture Trustee must examine them to determine whether or not they conform to the requirements of this Indenture and the Sale and Servicing Agreement. If any instrument is found not to conform to the requirements of this Indenture or the Sale and Servicing Agreement and is not timely corrected to the Indenture Trustee's satisfaction, the Indenture Trustee shall notify the Credit Enhancer and request written instructions as to the action the Credit Enhancer deems appropriate to have the instrument corrected, and if the instrument is not so corrected, the Indenture Trustee will so notify the Credit Enhancer, who may then direct the Indenture Trustee as to any action to be taken.

      (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) this subsection does not limit the effect of Section 6.01(b);

            (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

            (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with the direction of the Credit Enhancer or in accordance with a direction received by it from the Holders of not less than 51% of the aggregate Outstanding Amount of both Classes relating to the method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any right conferred on the Indenture Trustee under this Indenture or the Sale and Servicing Agreement;

            (iv) the Indenture Trustee shall not be charged with knowledge of the occurrence of an Incipient Default, a Rapid Amortization Event, or of any failure by the Master Servicer to comply with its obligations under Section 6.01(i) or (ii) of the Sale and Servicing Agreement unless a Responsible Officer at the Corporate Trust Office obtains actual knowledge of the failure or the Indenture Trustee receives notice of the failure; and

            (v) no provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Indenture or in the exercise of any of its rights, if it has reasonable grounds to believe that repayment of the funds or adequate indemnity against the risk is not reasonably assured to it.

      (d) Every provision of this Indenture relating to the conduct or affecting the liability of the Indenture Trustee shall be subject to the provisions of this Section and the TIA.

      (e) The limitations on the obligations of the Indenture Trustee under this Indenture shall not affect any obligations of the Indenture Trustee acting as Master Servicer under the Sale and Servicing whenever it may be so acting.

      Section 6.02. Notice of Defaults.

      If an Incipient Default or Rapid Amortization Event occurs and is continuing and if a Responsible Officer knows of it, the Indenture Trustee shall notify the Credit Enhancer and mail to each Noteholder notice of the Incipient Default or Rapid Amortization Event within 90 days after it occurs. Except in the case of an Incipient Default in payment of principal or interest on any Note, the Indenture Trustee may withhold the notice to Noteholders so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

      Section 6.03. Rights of Indenture Trustee.

      (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.

      (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel unless other evidence is specifically required.

      (c) The Indenture Trustee may execute any of the trusts or powers under this Indenture or perform any duties under this Indenture either directly or through agents or counsel or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any agent, counsel, custodian, or nominee appointed with due care by it under this Indenture.

      (d) The Indenture Trustee may consult with counsel, and the written advice of counsel with respect to legal matters relating to this Indenture, the Transaction Documents, and the Notes and any Opinion of Counsel shall be full authorization and protection from liability for any action taken, omitted, or suffered by it under this Indenture in good faith and in accordance with the advice of counsel or any Opinion of Counsel.

      (e) The Indenture Trustee may enter into any amendment of the Sale and Servicing Agreement as to which the Rating Agency Condition is satisfied, and when so requested by an Issuer Request and the Rating Agency Condition is satisfied, the Indenture Trustee shall enter into any amendment of the Sale and Servicing Agreement

            (i) that does not impose further obligations or liabilities on the Indenture Trustee, and

            (ii) as to which either the Rating Agency Condition is satisfied or Holders of not less than 662/3% of the aggregate Outstanding Amount of both Classes and the Credit Enhancer have consented.

      (f) With the consent of the Master Servicer and the Credit Enhancer, the Indenture Trustee may appoint Custodians to hold any portion of the Collateral as agent for the Indenture Trustee, by entering into a Custodial Agreement substantially in the form of Exhibit B. Subject to this Article, the Indenture Trustee agrees to comply with each Custodial Agreement and to enforce each Custodial Agreement against the custodian for the benefit of the Noteholders and the Credit Enhancer. Each custodian shall be a depository institution (or an affiliate of a depository institution) subject to supervision by federal or state authority and shall be qualified to do business in the jurisdiction in which it holds any Collateral. Each Custodial Agreement may be amended only with the consent of the Credit Enhancer, which shall not be unreasonably withheld.

      Section 6.04. Indenture Trustee Not Responsible for Certain Things.

      The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of the Collateral or any Transaction Document (other than the signature and authentication of the Indenture Trustee on the Notes). It shall not be responsible for any statement in this Indenture other than Section 6.14 or in any document issued in the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

      The Indenture Trustee is not accountable for the use or application by the Issuer of any of the Notes or of the proceeds of the Notes, or for the use or application of any funds paid to the Depositor or the Master Servicer on the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer. The Indenture Trustee shall not be responsible for:

            (i) the validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of its perfection and priority, or for the sufficiency of the Trust or its ability to generate the payments to be distributed to Noteholders under this Indenture, or the sufficiency or validity of MERS or the MERS(R) System, including the existence, condition, and ownership of any Mortgaged Property;

            (ii) the existence and enforceability of any hazard insurance on any Mortgaged Property;

            (iii) the validity of the assignment of any Mortgage Loan to the Indenture Trustee or of any intervening assignment;

            (iv) the completeness of any Mortgage Loan;

            (v) the performance or enforcement of any Mortgage Loan;

            (vi) any investment of monies by or at the direction of the Master Servicer or any resulting loss;

            (vii) the acts or omissions of any of the Depositor, the Master Servicer, any subservicer, or any mortgagor under a Mortgage;

            (viii) any action of the Master Servicer or any subservicer taken in the name of the Indenture Trustee; or

            (ix) the failure of the Master Servicer or any subservicer to act or perform any duties required of it as agent of the Indenture Trustee.

The Indenture Trustee shall have no responsibility for filing any Financing or Continuation Statement in any public office at any time or otherwise to perfect or maintain the perfection of any Security Interest or lien granted to it under this Indenture or to prepare or file any Commission filing for the Trust or to record this Indenture.

      Section 6.05. Individual Rights of Indenture Trustee.

      The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, the Sponsor, and their affiliates with the same rights it would have if it were not Indenture Trustee. Any co-trustee, Paying Agent, Note Registrar, co-registrar, or co-paying agent may do the same with like rights.

      Section 6.06. Money Held in Trust.

      Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the Transaction Documents. The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing.

      Section 6.07. Compensation.

      The compensation of the Indenture Trustee will be separately agreed to between the Master Servicer and the Indenture Trustee and, to the extent not paid otherwise, will be payable after an Event of Default as provided in
Section 5.05(b). To the extent funds available under Section 5.05(b) are insufficient to pay the full amount of the fees, they will be paid by the Master Servicer. Except for amounts available for the purpose as provided in
Section 5.05(b), the Indenture Trustee shall have no claim against the Issuer or any of the Collateral for the payment of any of its fees and expenses. The Indenture Trustee shall not fail to perform its duties under the Transaction Documents if its fees and expenses are not paid.

      Section 6.08. Eligibility.

      The Indenture Trustee shall be a corporation organized and doing business under the laws of the United States or any State, authorized under those laws to exercise trust powers, and shall satisfy the requirements of Rule 3a-7(a)(4)(i) of the Investment Company Act of 1940. The Indenture Trustee shall satisfy the requirements of TIA Section 310(a) at all times. The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as shown in its most recent published annual report of condition. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9). However, any indentures under which other securities of the Issuer are outstanding shall be excluded from the operation of TIA Section 310(b)(1) if the requirements for the exclusion in TIA Section 310(b)(1) are met. The principal office of any successor Indenture Trustee shall be in a state for which an Opinion of Counsel has been delivered to the successor Indenture Trustee and the Credit Enhancer at the time it is appointed to the effect that the Trust will not be a taxable entity under the laws of the state of its principal office. Whenever an Indenture Trustee ceases to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign immediately in accordance with Section 6.10.

      Section 6.09. Preferential Collection of Claims Against Issuer.

      The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

      Section 6.10. Replacement of Indenture Trustee.

      No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee. The Indenture Trustee may resign at any time by so notifying the Issuer, the Transferor, the Depositor, the Master Servicer, and the Credit Enhancer. The Credit Enhancer or the Holders of not less than 51% of the aggregate Outstanding Amount of both Classes may remove the Indenture Trustee at any time and the Issuer shall then appoint a successor Indenture Trustee reasonably acceptable to the Credit Enhancer by so notifying the Indenture Trustee, the Transferor, the Depositor, the Master Servicer, and the Credit Enhancer. The Issuer (and if the Issuer fails to do so, the Transferor) shall remove the Indenture Trustee and appoint a successor reasonably acceptable to the Credit Enhancer if:

            (i) the Indenture Trustee fails to satisfy Section 6.08;

            (ii) an Insolvency Event occurs with respect to the Indenture Trustee; or

            (iii) the Indenture Trustee otherwise becomes incapable of acting.

      If the Indenture Trustee fails to satisfy Section 6.08, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee. If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer, the Transferor, the Depositor, the Master Servicer, the Credit Enhancer, or the Holders of not less than 51% of the aggregate Outstanding Amount of both Classes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee. If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason, the Issuer, with the approval of the Transferor and the Credit Enhancer, shall promptly appoint a successor Indenture Trustee for the retiring Indenture Trustee.

      Section 6.11. Acceptance of Appointment by Successor.

      A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer, the Transferor, the Depositor, the Master Servicer, and the Credit Enhancer. The resignation or removal of the retiring Indenture Trustee shall become effective on receipt of the written acceptance, and the successor Indenture Trustee shall have all the rights and obligations, and automatically succeed to the estate, of the Indenture Trustee under this Indenture without any further act or transfer. The successor Indenture Trustee shall mail a notice of its succession to the Noteholders. The retiring Indenture Trustee shall promptly deliver any instruments of transfer with respect to the trust estate requested by the Issuer or the successor Indenture Trustee and deliver all property held by it as Indenture Trustee to the successor Indenture Trustee. No proposed successor Indenture Trustee shall accept its appointment unless at the time of its acceptance it is eligible under Section 6.08.

      Section 6.12. Successor Indenture Trustee by Merger.

      If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving, or transferee corporation shall be the successor Indenture Trustee if it is otherwise eligible under Section 6.08 without any further act on the part of anyone. The Indenture Trustee shall provide the Credit Enhancer and each Rating Agency notice of any such transaction.

      If any of the Notes have been authenticated but not delivered when the successor Indenture Trustee takes over, it may adopt the certificate of authentication of any predecessor Indenture Trustee and deliver the authenticated Notes with the same effect as if it had authenticated the Notes.

      Section 6.13. Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

      (a) Notwithstanding any other provision of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee and the Issuer, acting jointly, may execute and deliver instruments to appoint one or more persons approved by the Master Servicer and the Credit Enhancer to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of any part of the Collateral, and to vest in them, in that capacity and for the benefit of the Noteholders and the Credit Enhancer, title to any part of the Collateral and any rights and obligations the Indenture Trustee considers appropriate, subject to the other provisions of this Section. No co-trustee or separate trustee under this Indenture need satisfy the requirements for a successor trustee under Section 6.08, and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under
Section 6.09.

      (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following:

            (i) all rights and obligations of the Indenture Trustee shall be performed by the Indenture Trustee and any separate trustee or co-trustee jointly (the separate trustee or co-trustee is not authorized to act without the Indenture Trustee joining in the act), except to the extent that under any law of any jurisdiction in which any particular acts are to be performed the Indenture Trustee is unable to perform the acts, in which case the rights and obligations (including holding title to any part of the Collateral) shall be performed singly by the separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

            (ii) no trustee under this Indenture shall be personally liable for any act or omission of any other trustee under this Indenture; and

            (iii) the Indenture Trustee, the Master Servicer, and the Issuer may at any time accept the resignation of or remove any separate trustee or co-trustee.

      (c) Any notice, request, or other writing given to the Indenture Trustee shall be considered to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article. Each separate trustee and co-trustee, on its acceptance of the trusts conferred, shall be subject to this Indenture and vested with the estates specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided in the instrument of appointment. Every instrument of appointment shall be filed with the Indenture Trustee and a copy of it given to the Issuer.

      (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under this Indenture on its behalf and in its name. If any separate trustee or co-trustee dies, becomes incapable of acting, resigns or is removed, all of its estates, rights, and obligations shall vest in the Indenture Trustee, to the extent permitted by law, without the appointment of a new trustee.

      Section 6.14. Representations and Warranties of Indenture Trustee.

      The Indenture Trustee represents and warrants that on the Closing Date:

            (i) it is a corporation duly organized, validly existing, and in good standing under the laws of its place of incorporation;

            (ii) it has full power and authority to execute, deliver, and perform this Indenture and the Sale and Servicing Agreement, and has taken all necessary action to authorize the execution, delivery, and performance by it of this Indenture and the Sale and Servicing Agreement;

            (iii) the consummation of the transactions contemplated by this Indenture and the fulfillment of its terms do not conflict with, result in any breach of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Indenture Trustee or any agreement or other instrument to which it is a party or by which it is bound;

            (iv) it does not have notice of any adverse claim (as used in Section 8-302 of the UCC in effect in Delaware) with respect to the Mortgage Loans;

            (v) it satisfies the requirements of Section 6.08; and

            (vi) to the Indenture Trustee's best knowledge, no proceedings or investigations concerning the Indenture Trustee are pending or threatened before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over or its properties:

                  (A) asserting the invalidity of this Indenture,

                  (B) seeking to prevent the consummation of any of the
            transactions contemplated by this Indenture, or

                  (C) seeking any determination that might affect its
            performance of its obligations under this Indenture or the validity or enforceability of this Indenture.

                                 ARTICLE VII

                        NOTEHOLDERS' LISTS AND REPORTS

      Section 7.01. Issuer to Furnish Names and Addresses of Noteholders.

      The Issuer will furnish to the Indenture Trustee not more than five days after each Record Date a list of the names and addresses of the Holders of Notes as of the Record Date in the form the Indenture Trustee reasonably requires, and at any other times the Indenture Trustee or Credit Enhancer requests in writing, within 30 days after the Issuer receives the request, a list of similar form and content as of a date not more than ten days before the time the list is furnished. So long as the Indenture Trustee is the Note Registrar, the Issuer need not furnish these lists.

      Section 7.02. Preservation of Information; Communications.

      (a) The Indenture Trustee shall preserve the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar in as current a form as is reasonably practicable. The Indenture Trustee may destroy any list furnished to it under Section 7.01 on receipt of a new list so furnished.

      (b) Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or under the Notes in the manner provided under TIA Section 312(b).

      (c) The Issuer, the Indenture Trustee, and the Note Registrar shall have the protections provided under TIA Section 312(c).

      Section 7.03. Reports of Issuer.

      (a) The Issuer shall:

            (i) file with the Commission, the Indenture Trustee, and the Credit Enhancer copies of the annual reports and of the information, documents, and other reports (or copies of the portions of any of these the Commission prescribes in its rules and regulations) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, within 15 days after the Issuer is required to file the same with the Commission;

            (ii) file with the Indenture Trustee, the Credit Enhancer, and the Commission in accordance with the Commission's rules and regulations any additional information, documents, and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture the rules and regulations require; and

            (iii) supply to the Indenture Trustee and the Credit Enhancer summaries of any information, documents, and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section and by the rules and regulations of the Commission (and the Indenture Trustee shall transmit them by mail to all Noteholders described in TIA
      Section 313(c)).

      (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

      Section 7.04. Reports by Indenture Trustee.

      If required by TIA Section 313(a), within 60 days after the date in each year specified in the Adoption Annex, beginning with the date specified in the Adoption Annex, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) and to the Credit Enhancer a brief report dated that date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b). A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each securities exchange on which the Notes are listed. The Issuer shall notify the Indenture Trustee and the Credit Enhancer before the Notes are listed on any securities exchange.

      The Indenture Trustee shall deliver to each Noteholder the information necessary for the Holder to prepare its federal and State income tax returns. On each Payment Date, the Indenture Trustee shall make available to each Noteholder, the Master Servicer, the Credit Enhancer, and each Rating Agency on its Internet website the statement for Noteholders prepared by the Master Servicer and delivered to it pursuant to Section 4.04 of the Sale and Servicing Agreement for the Payment Date.

      If the statement for Noteholders is not accessible to any of the Noteholders, the Master Servicer, the Credit Enhancer, or either Rating Agency on the Indenture Trustee's internet website, the Indenture Trustee shall forward a hard copy of it to each Noteholder, the Master Servicer, the Credit Enhancer, and each Rating Agency immediately after the Indenture Trustee becomes aware that it is not accessible to any of them via its website. The address of the Indenture Trustee's internet website where the statement for Noteholders will be accessible is ___________________. Assistance in using the Indenture Trustee's internet website may be obtained by calling the Indenture Trustee's customer service desk at (___) ___-____. The Indenture Trustee shall notify each Noteholder, the Master Servicer, the Credit Enhancer, and each Rating Agency in writing of any change in the address or means of access to the internet website where the statement for Noteholders is accessible.

      The Indenture Trustee shall prepare (in a manner consistent with the treatment of the Notes as indebtedness of the Transferor, Internal Revenue Service Form 1099 (or any successor form) and any other tax forms required to be filed or furnished to Noteholders covering payments by the Indenture Trustee (or the Paying Agent) on the Notes and shall file and distribute them as required by law. In addition, the Indenture Trustee shall promptly furnish any information reasonably requested by the Issuer that is reasonably available to the Indenture Trustee to enable the Issuer to perform its federal and state income tax reporting obligations.

                                 ARTICLE VIII

                     ACCOUNTS, DISBURSEMENTS, AND RELEASES

      Section 8.01. Accounts.

      The Indenture Trustee will establish and maintain on behalf of the Noteholders an Eligible Account (the "Payment Account") with the title specified in the Adoption Annex. The Indenture Trustee shall hold amounts deposited in the Payment Account as Indenture Trustee for the benefit of the Noteholders and the Credit Enhancer. The Indenture Trustee will, promptly upon receipt, deposit in the Payment Account and retain in it the aggregate amount remitted by the Master Servicer pursuant to the Sale and Servicing Agreement. Pursuant to the Sale and Servicing Agreement, the Master Servicer has established the Collection Account. The Sale and Servicing Agreement requires the Master Servicer to deposit specified collections on the Mortgage Loans into the Collection Account no later than two Business Days before each Payment Date and, not later than the Business Day before each Payment Date, to withdraw from the Collection Account and remit to the Indenture Trustee the amount to be applied on the next Payment Date by the Indenture Trustee pursuant to Section 8.03, to the extent on deposit in the Collection Account.

      All income received with respect to amounts deposited in the Payment Account shall be for the benefit of the Master Servicer. If on a Determination Date the Master Servicer notifies the Indenture Trustee and the Credit Enhancer of the amount in the Collection Account allocable to Interest Collections and Principal Collections for the Mortgage Loans in each Loan Group for the related Payment Date, then the Master Servicer may withdraw from the Collection Account and retain any amounts that constitute income and gain realized from the investment of the collections. Any losses incurred on funds in the Payment Account that reduce their principal amount shall be immediately deposited in the Payment Account by the Master Servicer out of its own funds.

      Section 8.02. Withdrawals from the Collection Account.

      Upon delivery of an Officer's Certificate to the Indenture Trustee, the Master Servicer may withdraw funds with respect to the relevant Loan Group from the Collection Account for the following purposes:

            (i) to pay to the Master Servicer its Servicing Fee to the extent that it has not been retained pursuant to Section 3.02(b) of the Sale and Servicing Agreement;

            (ii) to pay to the Master Servicer net earnings on amounts on deposit in the Collection Account as provided in Section 8.01; and

            (iii) to pay from Principal Collections for the relevant Loan Group the amounts provided for the purchase of Additional Balances pursuant to Section 2.01 of the Sale and Servicing Agreement.

      If the Master Servicer deposits in the Collection Account any amount not required to be deposited or any amount representing payments by mortgagors made by checks subsequently returned uncollected, it may at any time withdraw that amount from the Collection Account upon delivery of an Officer's Certificate to the Indenture Trustee.

      Section 8.03. Payments.

      (a) Payments of Investor Interest Collections and Investment Proceeds. On each Payment Date, the Indenture Trustee shall distribute out of the Payment Account (to the extent of Investor Interest Collections for a Loan Group collected during the related Collection Period, the deposits by the Master Servicer pursuant to Section 3.03 of the Sale and Servicing Agreement, and any Crossover Amounts) the following amounts and in the following order of priority to the following persons (based on the information in the Servicing Certificate), for each Loan Group:

            (i) to pay the premium related to that Loan Group pursuant to the Insurance Agreement to the Credit Enhancer;

            (ii) to pay the Aggregate Investor Interest (with interest on overdue interest (exclusive of Basis Risk Carryforward) to the extent permitted by applicable law) for that Class of Notes for the Payment Date to the related Noteholders;

            (iii) to pay the Investor Loss Amount for that Class of Notes for the Payment Date to the related Noteholders as principal in reduction of the related Note Principal Balance;

            (iv) to pay the aggregate amount of the Investor Loss Reduction Amounts for previous Payment Dates that have not been previously reimbursed to the related Noteholders pursuant to this clause (iv) to the Noteholders as principal in reduction of the related Note Principal Balance;

            (v) to pay any amounts described in items (iii) and (iv) above that remain unpaid to the Holders of the unrelated Class of Notes on the Payment Date (after taking into account the allocation of 100% of the Investor Interest Collections relating to the unrelated Class of Notes on the Payment Date) to the Holders of the unrelated Class of Notes;

            (vi) to pay previously unreimbursed Credit Enhancement Draw Amounts related to that Loan Group together with interest on them at the applicable rate in the Insurance Agreement to the Credit Enhancer;

            (vii) to pay the related Accelerated Principal Payment Amount to the related Class of Noteholders as principal in reduction of the related Note Principal Balance;

            (viii) to pay any amounts described in item (ii) above that remain unpaid to the Holders of the unrelated Class of Notes on the Payment Date (after taking into account payments of Investor Interest Collections to the unrelated Class of Notes on the Payment Date) to the Holders of the unrelated Class of Notes

            (ix) to pay any amounts related to the Loan Group owed to the Credit Enhancer pursuant to the Insurance Agreement to the Credit Enhancer;

            (x) to pay any amounts required to be paid to the Master Servicer with respect to the related Class of Notes pursuant to Sections 3.08 and
      5.03 of the Sale and Servicing Agreement that have not been previously paid to the Master Servicer;

            (xi) to pay previously unreimbursed Credit Enhancement Draw Amounts related to the unrelated Loan Group together with interest on them at the applicable rate in the Insurance Agreement and any other amounts owed under the Insurance Agreement with respect to the unrelated Loan Group to the Credit Enhancer;

            (xii) to pay any Basis Risk Carryforward to the related Noteholders; and

            (xiii) any remaining amount to the Issuer for distribution in accordance with the Trust Agreement.

      (b) Payment of Principal Collections and Release of Overcollateralization Step-Down Amounts. Except on the Payment Date in the month specified in the Adoption Annex, on each Payment Date, the Indenture Trustee shall distribute out of the Payment Account to the Holders of each Class of Notes the Principal Collections from the related Loan Group up to the related Scheduled Principal Collections Payment Amount but not in excess of the related Note Principal Balance. On the Payment Date in the month specified in the Adoption Annex, the Indenture Trustee shall distribute to the Holders of each Class of Notes the Principal Collections from the related Loan Group up to the related Note Principal Balance.

      The dollar amount of any Overcollateralization Step-Down Amount for a Loan Group will be deducted from the Scheduled Principal Collections Payment Amount for that Loan Group and paid to the Transferor.

      (c) Application of Subordinated Transferor Collections. If, after applying Investor Interest Collections, the deposits by the Master Servicer pursuant to Section 3.03 of the Sale and Servicing Agreement, and any Crossover Amounts as provided in Section 8.03(a), any Required Amount remains unpaid for a Class, the Indenture Trustee shall, based on information in the

Servicing Certificate for the Payment Date, apply Subordinated Transferor Collections for the related Loan Group to pay the unpaid Required Amounts for the Class. If, after making those payments the Required Amount for the Class remains unpaid, the Indenture Trustee shall apply any remaining Subordinated Transferor Collections for the unrelated Loan Group (after application of Subordinated Transferor Collections for the unrelated Loan Group pursuant to this subsection to pay Required Amounts for the Class related to that unrelated Loan Group) to pay any unpaid Required Amount for the Class. If, after making both of those payments the Required Amount remains unpaid, then the remaining Investor Loss Amount for that Class shall be allocated to the Allocated Transferor Interest to the extent of the related Available Transferor Subordinated Amount and not to such Notes. However, no allocation of Investor Loss Amounts for a Loan Group shall reduce the related Allocated Transferor Interest below zero.

      (d) Payment of the Credit Enhancement Draw Amount. The Indenture Trustee will make payments to the related Class of Noteholders from the Credit Enhancement Draw Amount (but not including any portion of it representing a Preference Claim) drawn under the Policy for any Payment Date and Class pursuant to Section 8.05 on the Payment Date as follows:

            FIRST, as an addition to the amount distributed pursuant to
      Section 8.03(a)(ii); and

            SECOND, the portion of the Credit Enhancement Draw Amount remaining after the application of the amounts referred to in First above, as an addition to the amounts distributed pursuant to Section 8.03(b).

      The aggregate amount of principal distributed to the Holders of either Class of Notes under this Indenture shall not exceed the related Original Note Principal Balance.

      (e) Distributions to Holders of Transferor Certificates. On each Payment Date, based on the information in the Servicing Certificate for the Payment Date and subject to Section 8.03(a),(b), and (c), the Indenture Trustee shall distribute to the Issuer from amounts in the Payment Account (i) the Interest Collections for each Loan Group that are not Investor Interest Collections on the Payment Date for the related Collection Period and (ii) the portion of Transferor Principal Collections for each Loan Group for the related Collection Period in excess of Additional Balances created on the Mortgage Loans in that Loan Group during the Collection Period. Collections allocable to the Transferor Certificates pursuant to this Section 8.03(e) will be distributed to the Issuer only to the extent that the distribution will not reduce the applicable Allocated Transferor Interest as of the related Payment Date below the related Minimum Transferor Interest. Amounts not distributed to the Issuer because of this limitation will be retained in the Payment Account until the applicable Allocated Transferor Interest exceeds the related Minimum Transferor Interest, at which time the excess shall be released to the Issuer. If any such amounts are still retained in the Payment Account at the commencement of the Rapid Amortization Period or are collected thereafter, they will be paid to the related Noteholders as a reduction of the applicable Note Principal Balance.

      Section 8.04. Calculation of the Note Rate.

      On each Adjustment Date, the Indenture Trustee shall determine LIBOR for the related Interest Period and inform the Master Servicer (at the facsimile number given to the Indenture Trustee in writing) of the rate. On each Determination Date, the Indenture Trustee shall determine the applicable Note Rate for each Class of Notes for the related Payment Date.

      Section 8.05. Claims on the Policy; Policy Payments Account.

      (a) If the Credit Enhancement Draw Amount for a Class specified in the Servicing Certificate for a Payment Date is more than zero (determined as of the close of business on the third Business Day before the Payment Date), then the Indenture Trustee shall notify the Credit Enhancer by telephone or telecopy of the Credit Enhancement Draw Amount for the Class of Notes. The notice shall be confirmed to the Credit Enhancer in writing in the form of the Notice of Nonpayment and Demand for Payment of Insured Amounts in Exhibit A to the Policy, by 10:00 A.M., New York City time, on the second Business Day before the Payment Date. Following receipt by the Credit Enhancer of the notice in that form, the Credit Enhancer will pay any amount payable under the Policy for the Class of Notes in the form (that is not a Preference Amount) on the later to occur of (i) 12:00 NOON, New York City time, on the second Business Day following the receipt and (ii) 12:00 NOON, New York City time, on the Payment Date to which the deficiency relates.

      The Credit Enhancer will pay any Credit Enhancement Draw Amount that is a Preference Amount on the Business Day following receipt on a Business Day by 12:00 NOON, New York City time, by the Fiscal Agent (as defined in the Policy) of (1) a certified copy of the order requiring the return of a preference payment, (2) an opinion of counsel satisfactory to the Credit Enhancer that the order is final and not subject to appeal, (3) an assignment in any form reasonably required by the Credit Enhancer irrevocably assigning to the Credit Enhancer all rights and c1aims of the Holder relating to or arising under the Notes against the debtor that made the preference payment or otherwise with respect to the preference payment, and (4) appropriate instruments in any form reasonably required by the Credit Enhancer to effect the appointment of the Credit Enhancer as agent for the Holder in any legal proceeding related to the preference payment. If the documents in (1) through (4) above are received after 12:00 NOON, New York City time, on a Business Day, they will be deemed to be received on the following Business Day. Any Credit Enhancement Draw Amount that is a Preference Amount will be distributed by the Indenture Trustee to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Holder and not to any Holder directly unless the Holder has returned principal or interest paid on the Notes to the receiver or trustee in bankruptcy, in which case such payment shall be distributed by the Indenture Trustee to the Holder.

      (b) The Indenture Trustee shall establish the Policy Payments Account. The Indenture Trustee shall deposit any amount paid under the Policy in the Policy Payments Account and distribute the amount only to pay Holders of the Notes the Guaranteed Payment for their Class of Notes for which a claim was made. No payments under the Policy may be used to pay any costs, expenses, or liabilities of the Master Servicer, the Indenture Trustee, or the Trust (other than payments of principal and interest on the Notes). Amounts paid under the Policy shall be transferred to the Payment Account in accordance with the next paragraph and disbursed by the Indenture Trustee to Holders of the related Class of Notes in accordance with Section 8.03. Payments from draws on the Policy need not be made by checks or wire transfers separate from the checks or wire transfers used to pay other funds paid to Noteholders on the Payment Date. The portion of any payment of principal of or interest on the related Class of Notes paid from funds transferred from the Policy Payments Account, however, shall be noted in the statement to be furnished to Holders of the Notes pursuant to
Section 7.04. Funds held in the Policy Payments Account shall not be invested.

      On any Payment Date (or the day on which a payment on the Policy is received, if later) for which a claim has been made under the Policy, the amount of any funds received by the Indenture Trustee as a result of any claim under the Policy, to the extent required to make the Guaranteed Payment on the related Class of Notes on the Payment Date, shall be withdrawn from the Policy Payments Account and deposited in the Payment Account and applied by the Indenture Trustee, together with the other funds to be paid from the Payment Account pursuant to Section 8.03, directly to the payment in full of the Guaranteed Payment due on the applicable Class of Notes. Any funds remaining in the Policy Payments Account on the first Business Day following the later of the Payment Date and the Business Day after the day on which a payment on the Policy has been paid to the Holders of the applicable Class of Notes shall be remitted to the Credit Enhancer, pursuant to the instructions of the Credit Enhancer, by the end of the Business Day.

      (c) The Indenture Trustee shall keep a complete and accurate record of the amount of interest and principal paid on any Note from moneys received under the Policy. The Credit Enhancer may inspect the records at reasonable times during normal business hours on one Business Day's notice to the Indenture Trustee.

      (d) The Indenture Trustee shall promptly notify the Credit Enhancer of any Preference Claim of which a Responsible Officer has actual knowledge. Each Noteholder by its purchase of Notes, the Master Servicer, and the Indenture Trustee agree that the Credit Enhancer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to the Preference Claim, including (i) the direction of any appeal of any order relating to the Preference Claim and (ii) the posting of any surety, supersedeas, or performance bond pending any appeal. In addition and without limiting the foregoing, the Credit Enhancer shall be subrogated to the rights of the Master Servicer, the Indenture Trustee, and each Noteholder in the conduct of any Preference Claim, including all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any Preference Claim.

      Section 8.06. Replacement Policy.

      If a Credit Enhancer Default occurs, the Depositor may substitute new surety bonds for the existing Policy so long as (i) the new rating of the Notes would be an improvement over their then current rating, (ii) the new surety bond will qualify as a "similar commercially available credit enhancement contract" within the meaning of Treas. Reg. ss. 1.1001-3(e)(4)(iv)(B), and (iii) the Rating Agency Condition is satisfied. No new credit enhancement may be substituted, however, unless the Indenture Trustee receives a legal opinion, acceptable in form and substance to the Indenture Trustee, from counsel to the provider of the new credit enhancement with respect to its enforceability and any other matters the Indenture Trustee reasonably requires. Within five Business Days after the Indenture Trustee takes physical possession of the new credit enhancement and the opinion of counsel, it will deliver the replaced Policy to the Credit Enhancer. Any other form of credit enhancement may also be substituted for the Policy after a Credit Enhancer Default if the new rating of the Notes would be an improvement over their then current rating and the Indenture Trustee receives an Opinion of Counsel to the effect that the substitution will not be treated as a significant modification within the meaning of Treas. Reg. ss. 1.1001-3.

                                  ARTICLE IX

                            SUPPLEMENTAL INDENTURES

      Section 9.01. Supplemental Indentures Without Consent of Noteholders.

      (a) Without the consent of the Holders of any Notes but with the consent of the Credit Enhancer (which shall not be unreasonably withheld) and with prior notice to each Rating Agency, subject to Section 9.06, the Issuer and the Indenture Trustee may enter into indentures supplemental to this Indenture, in form satisfactory to the Indenture Trustee, for any of the following purposes:

            (i) to correct or amplify the description of any property subject to the lien of this Indenture, or to confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject additional property to the lien of this Indenture;

            (ii) to evidence the succession of another person to the Issuer pursuant to this Indenture, and the assumption by the successor of the covenants of the Issuer in this Indenture and the Notes in compliance with the applicable provisions of this Indenture;

            (iii) to add to the covenants of the Issuer, for the benefit of the Noteholders or the Credit Enhancer, or to surrender any right conferred on the Issuer in this Indenture;

            (iv) to convey, transfer, assign, mortgage, or pledge any property to or with the Indenture Trustee;



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            (v) to cure any ambiguity or mistake;

            (vi) to correct or supplement any provision in this Indenture or in any supplemental indenture that may be inconsistent with any other provision in this Indenture or in any supplemental indenture or the other Transaction Documents;

            (vii) to conform this Indenture to the final prospectus supplement issued in respect of the Notes referred to in the Adoption Annex;

            (viii) to modify, eliminate, or add to the provisions of this Indenture as required by any Rating Agency or any other nationally recognized statistical rating organization to maintain or improve any rating of the Notes without taking the Policy into account;

            (ix) to modify, eliminate, or add to the provisions of this Indenture to comply with any requirement imposed by the Code;

            (x) to modify, eliminate, or add to the provisions of this Indenture to the extent necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture other provisions expressly required by the TIA; or

            (xi) to provide for the acceptance of the appointment of a successor trustee under this Indenture and to add to or change any of the provisions of this Indenture necessary to facilitate the administration of the trusts under this Indenture by more than one trustee, pursuant to the requirements of Article VI.

      The Indenture Trustee is authorized to join in the execution of any supplemental indenture and to make any further appropriate agreements and stipulations that may be contained in it.

      (b) Without the consent of any of the Noteholders but with satisfaction of the Rating Agency Condition (in connection with which the consent of the Credit Enhancer shall not be unreasonably withheld), subject to Section 9.06, the Issuer and the Indenture Trustee may enter into indentures supplemental to this Indenture to change this Indenture in any manner or to modify the rights of the Noteholders or the Credit Enhancer under this Indenture except (x) amendments that pursuant to Section 9.02 require the consent of each affected Noteholder and (y) amendments that adversely affect in any material respects the interests of any Noteholder.

      Section 9.02. Supplemental Indentures with Consent of Noteholders.

      No supplemental indenture shall, without the consent of each affected Noteholder by an Act of the applicable Noteholders delivered to the Issuer and the Indenture Trustee and without the consent of the Credit Enhancer and subject to Section 9.06:

            (i) change the date of payment of any installment of principal or interest on any Note, or reduce its principal amount, its interest rate, or its redemption price, or


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

      change any place of payment where, or the coin or currency in which, any Note or its interest is payable;

            (ii) impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of available funds to the payment of any amount due on the Notes after their due dates (or, in the case of redemption, after the redemption date), as provided in Article V;

            (iii) reduce the percentage of the Outstanding Amount the consent of the Holders of which is required for any supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults under this Indenture and their consequences or to direct the liquidation of the Collateral;

            (iv) modify any provision of this Section except to increase any percentage specified in this Indenture or provide that certain additional provisions of this Indenture or the Transaction Documents cannot be modified or waived without the consent of the Holder of each Note affected by it; modify any of the provisions of this Indenture in a manner affecting the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of the calculation) or affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained in this Indenture; or

            (v) permit the creation of any lien ranking before or on a parity with the lien of this Indenture with respect to any part of the Collateral (except any change in any mortgage's lien status in accordance with the Sale and Servicing Agreement) or, except as otherwise permitted or contemplated in this Indenture, terminate the lien of this Indenture on any property at any time subject to this Indenture or deprive the Holder of any Note of the security provided by the lien of this Indenture.

      The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and that determination shall be conclusive on the Holders of all Notes, whether authenticated and delivered under this Indenture before or after that. The Indenture Trustee shall not be liable for any determination made in good faith.

      An Act of Noteholders under this Section need not approve the particular form of any proposed supplemental indenture, but is sufficient if it approves the substance of the supplemental indenture.

      Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Noteholders to which the supplemental indenture relates a notice stating in general terms the substance of the supplemental indenture. Any failure of the Indenture Trustee to mail a notice,


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

or any defect in it, shall not, however, in any way impair or affect the validity of the supplemental indenture.

      Section 9.03. Execution of Supplemental Indentures.

      In executing any supplemental indenture permitted by this Article, the Indenture Trustee may require and, subject to Sections 6.01 and 6.03, shall be fully protected in relying on an Opinion of Counsel (addressed to the Indenture Trustee and the Credit Enhancer) stating that the execution of the supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but need not, enter into any supplemental indenture that affects the Indenture Trustee's own rights or obligations under this Indenture or otherwise.

      Section 9.04. Effect of Supplemental Indenture.

      Upon the execution of any supplemental indenture pursuant to this Indenture, this Indenture shall be changed in accordance with the supplemental indenture, and the Indenture Trustee, the Issuer, and the Noteholders shall bound by the supplemental indenture.

      Section 9.05. Reference in Notes to Supplemental Indentures.

      Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in the supplemental indenture. If the Issuer so determines, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to the supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

      Section 9.06. Tax Opinion.

      This Indenture may not be amended under this Article or otherwise unless, in connection with the amendment, an Opinion of Counsel is furnished to the Indenture Trustee and the Credit Enhancer that the amendment will not
(i) adversely affect the status of the Notes as debt, or cause the beneficial owners of the Note to recognize gain or loss, for federal income or applicable state tax purposes; (ii) result in the Trust being taxable at the entity level; or (iii) result in the Trust being classified as a taxable mortgage pool (as defined in Section 7701(i) of the Code).

                                  ARTICLE X

                              REDEMPTION OF NOTES

      Section 10.01. Redemption.

      (a) The Notes are subject to optional redemption by the Issuer with the consent of the Credit Enhancer in whole on any Payment Date from the Payment Date immediately before which the aggregate Note Principal Balance of both Classes of Notes is less than or equal to [10]% of the aggregate Original Note Principal Balance of both Classes of Notes. If the Issuer does not exercise this option to redeem the Notes, the Credit Enhancer, with the consent of the



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Issuer (which consent may not be unreasonably withheld), may require the
Issuer to redeem both Classes of Notes if the Credit Enhancer provides the funds required by Section 10.01(b). The redemption price for each Class of Notes shall be the Note Principal Balance for that Class plus accrued aggregate Note Interest for that Class through the day before the redemption date plus interest accrued on the aggregate Unpaid Investor Interest Shortfall for that Class of Notes, to the extent legally permissible. No premium or penalty will be payable by the Issuer in any redemption of the Notes.

      (b) The Issuer or the Credit Enhancer, as applicable, shall notify the Indenture Trustee of its election to redeem the Notes not later than the first day of the month preceding the month of the redemption. The Indenture Trustee shall first notify the Credit Enhancer and the Master Servicer and then notify the Noteholders by letter mailed or sent by facsimile transmission not earlier than the ___th day and not later than the ___th day of the month before the month of the redemption.

      Payment on the Notes will only be made on presentation and surrender of the Notes at the office or agency of the Indenture Trustee specified in the redemption notice. By the redemption date, the Issuer or the Credit Enhancer, as applicable, shall deposit in the Payment Account in immediately available funds an amount that, when added to the funds on deposit in the Payment Account that are payable to the Noteholders, equals the redemption price for each Class of Notes, whereupon all the Notes called for redemption shall be payable on the redemption date.

      (c) On presentation and surrender of the Notes, the Indenture Trustee shall pay to the Holders of Notes on the redemption date an amount equal to their redemption price. On the redemption date, the Indenture Trustee shall, based on the information in the Servicing Certificate for the relevant Payment Date, withdraw from the Payment Account and remit to the Credit Enhancer the lesser of (x) the amount available for distribution on the redemption date, net of the amount needed to pay the redemption price and (y) the unpaid amounts due to the Credit Enhancer for unpaid premiums and unreimbursed draws on the Policy (together with interest on them as provided under the Insurance Agreement) and any other sums owed under the Insurance Agreement.

      If all of the Noteholders do not surrender their Notes for final payment and cancellation by the redemption date, the Indenture Trustee shall hold in the Payment Account, for the benefit of the Noteholders and the Issuer, the remaining amounts representing the redemption price not distributed in redemption to Noteholders.

      (d) Any election to redeem Notes pursuant to Section 10.01(a) shall be evidenced by an Issuer Order. The Issuer Order shall specify the items required in the notice of redemption to be mailed to Noteholders. The Issuer shall notify each Rating Agency of the redemption.



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

      Section 10.02. Form of Redemption Notice.

      Notice of redemption under Section 10.01 shall be given by the Indenture Trustee by first-class mail, postage prepaid, or by facsimile or other reliable electronic means (promptly confirmed by mail) to each Holder of Notes and to the Credit Enhancer as of the close of business on the Record Date preceding the redemption date, at the Holder's address or facsimile number appearing in the Note Register.

      All notices of redemption shall state:

            (i) the redemption date;

            (ii) the redemption price;

            (iii) the amount of interest accrued to the redemption date;

            (iv) the place where Notes are to be surrendered for payment of the redemption price (which shall be the office or agency of the Issuer maintained pursuant to Section 3.02); and

            (v) that on the redemption date, the redemption price will become payable on each Note and that interest on the Notes shall cease to accrue beginning on the redemption date.

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect in it, to any Holder of any Note shall not affect the validity of the redemption of any other Note.

      Section 10.03. Notes Payable on Redemption Date.

      Following notice of redemption as required by Section 10.02, on the redemption date the Notes shall become payable at the redemption price and (unless the Issuer defaults in the payment of the redemption price) no interest shall accrue on the redemption price for any period after the date to which accrued interest is calculated for purposes of calculating the redemption price.

                                  ARTICLE XI

                                 MISCELLANEOUS

      Section 11.01. Compliance Certificates and Opinions, etc.

      (a) Whenever the Issuer requests the Indenture Trustee to take any action under this Indenture, the Issuer shall furnish to the Indenture Trustee and the Credit Enhancer (i) an Officer's Certificate stating that any conditions precedent provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in its opinion any conditions precedent have been complied with.

      Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:



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            (i) a statement that each signatory of the certificate or opinion has read the covenant or condition and the definitions in this Indenture relating to it;

            (ii) a brief statement as to the nature and scope of the examination or investigation on which the statements or opinions contained in the certificate or opinion are based;

            (iii) a statement that, in the opinion of each signatory, the signatory has made any examination or investigation necessary for the signatory to express an informed opinion about whether or not the covenant or condition has been complied with;

            (iv) a statement as to whether, in the opinion of each signatory, the condition or covenant has been complied with; and

            (v) if the signer of the certificate is required to be Independent, the statement required by the definition of Independent.

      (b)

            (i) Before the deposit of any Collateral or other property with the Indenture Trustee that is to be made the basis for the release of any property subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee and the Credit Enhancer an Officer's Certificate stating the opinion of each person signing the certificate as to the fair value (within 90 days of the deposit) to the Issuer of the Collateral or other property to be deposited.

            (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate stating the opinion of any signer as to the matters described in clause (b)(i), the Issuer shall also deliver to the Indenture Trustee and the Credit Enhancer an Independent Certificate as to the same matters, if the fair value to the Issuer of the property to be deposited as the basis of any release and of all other property made the basis of any release since the commencement of the then-current calendar year as described in the certificates delivered pursuant to clause (b)(i) is 10% or more of the aggregate Outstanding Amount of both Classes of Notes, but the certificate need not be furnished for any securities deposited, if their fair value to the Issuer as described in the related Officer's Certificate is less than $25,000 or less than 1% of the then aggregate Outstanding Amount of both Classes of Notes.

            (iii) Whenever any property is to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee and the Credit Enhancer an Officer's Certificate stating the opinion of each person signing the certificate as to the fair value (within 90 days of the release) of the property proposed to be released and


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

      stating that in the opinion of that person the proposed release will not impair the security under this Indenture in contravention of the provisions of this Indenture.

            (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate stating the opinion of any signer as to the matters described in clause (b)(iii), the Issuer shall also furnish to the Indenture Trustee and the Credit Enhancer an Independent Certificate as to the same matters if the fair value of the property and of all other property released from the lien of this Indenture since the commencement of the then-current calendar year, as described in the certificates required by clause (b)(iii) and this clause (b)(iv), equals 10% or more of the aggregate Outstanding Amount of both Classes of Notes, but the certificate need not be furnished for any release of property if its fair value as described in the related Officer's Certificate is less than $25,000 or less than 1% of the then aggregate Outstanding Amount of both Classes of Notes.

            (v) Notwithstanding any provision of this Indenture, the Issuer may, without compliance with the other requirements of this Section, (A) collect, liquidate, sell, or otherwise dispose of Collateral as and to the extent permitted by the Transaction Documents, and (B) make cash payments out of the Collection Account as and to the extent permitted by the Transaction Documents, so long as the Issuer delivers to the Indenture Trustee and the Credit Enhancer every six months, beginning six months after the date of this Indenture, an Officer's Certificate of the Issuer stating that all the dispositions of Collateral described in clauses (A) and (B) that occurred during the preceding six months were in the ordinary course of the Issuer's business and that their proceeds were applied in accordance with the Transaction Documents.

      Section 11.02. Form of Documents Delivered to Indenture Trustee.

      In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, all the matters need not be certified by, or covered by the opinion of, only one person, or be certified or covered by only one document. One person may certify or give an opinion with respect to some matters and one or more other persons as to other matters, and any person may certify or give an opinion as to one matter in one or several documents.

      Any certificate or opinion of an Authorized Officer of the Issuer may be based on a certificate or opinion of counsel insofar as it relates to legal matters, unless the officer knows, or in the exercise of reasonable care should know, that with respect to the matters on which the officer's certificate or opinion is based the certificate or opinion is erroneous. Any certificate of an Authorized Officer or Opinion of Counsel may be based on a certificate or opinion of officers of any appropriate party to any of the Transaction Documents insofar as it relates to factual matters, stating that the information with respect to the factual matters is in the possession of the party, unless the person signing knows, or in the exercise of reasonable care should know, that the certificate or opinion is erroneous.



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

      Where any person is required to deliver two or more documents under this Indenture, they may, but need not, be consolidated into one document.

      If the Issuer is required to deliver any document as a condition of the granting of any request, or as evidence of its compliance with this Indenture, the request may be denied or the certification of compliance will be unacceptable if the document is inaccurate. This provision shall not, however, affect the Indenture Trustee's right to rely on accuracy of any statement or opinion in any document as provided in Article VI.

      Section 11.03. Acts of Noteholders.

      (a) Any request, demand, authorization, direction, notice, consent, waiver, or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by Noteholders in person or by agents duly appointed in writing. Except as otherwise expressly provided in this Indenture the action shall become effective when the instruments are delivered to the Indenture Trustee and, if expressly required, to the Issuer. The instruments (and the action embodied in them) are referred to as the "Act" of the Noteholders signing the instruments. Proof of execution of any instrument or of a writing appointing an agent for a Noteholder shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

      (b) The fact and date of the execution by any person of any instrument may be proved by an affidavit of a witness to the execution or the certificate of any notary public or other person authorized by law to acknowledge the execution of deeds. Any certificate on behalf of a jural entity executed by a person purporting to have authority to act on behalf of the jural entity shall itself be sufficient proof of the authority of the person executing it to act. The fact and date of the execution by any person of any instrument may also be proved in any other manner that the Indenture Trustee deems sufficient.

      (c) The Note Register shall prove the ownership of Notes.

      (d) Any Act by the Holder of a Note shall bind every Holder of the same Note and every Note issued on its transfer or in exchange for it or in lieu of it, in respect of anything done, omitted, or suffered to be done by the Indenture Trustee or the Issuer in reliance on the Act, whether or not notation of the action is made on the Note.

      Section 11.04. Notices.

      Any request, demand, authorization, direction, notice, consent, waiver, Act, or other action or other documents provided or permitted by this Indenture to be given to:

            (i) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose under this Indenture if given in writing and delivered by first-class mail, postage prepaid, overnight courier, personally delivered, or facsimile


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

      (followed by the original by any other means authorized by this Section) to the Indenture Trustee at its Corporate Trust Office, or

            (ii) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose under this Indenture if given in writing and delivered by first-class mail, postage prepaid, overnight courier, personally delivered, or facsimile (followed by the original by any other means authorized by this Section) to the Issuer addressed as provided in the Adoption Annex or at any other address previously furnished in writing to the Indenture Trustee by the Issuer; or

            (iii) the Credit Enhancer by the Issuer, the Indenture Trustee, or by any Noteholder shall be sufficient for every purpose under this Indenture if given in writing and delivered by first-class mail, postage prepaid, overnight courier, personally delivered, or facsimile (followed by the original by any other means authorized by this Section) (unless otherwise specifically provided) to the Credit Enhancer addressed as provided in the Adoption Annex or at any other address previously furnished in writing to the Indenture Trustee by the Credit Enhancer, except that whenever a notice or other communication to the Credit Enhancer refers to an Event of Default, Event of Servicing Termination, a claim under the Policy, or with respect to which failure on the part of the Credit Enhancer to respond would constitute consent or acceptance, then a copy of the notice or other communication shall also be sent to the attention of the General Counsel of the Credit Enhancer and shall be marked to indicate "URGENT MATERIAL ENCLOSED"; or

            (iv) to each Rating Agency by the Issuer or the Indenture Trustee shall be sufficient for every purpose under this Indenture if given in writing and delivered by first-class mail, postage prepaid, overnight courier, personally delivered, or facsimile (followed by the original by any other means authorized by this Section) to the parties at the addresses as provided in the Adoption Annex or at any other address previously furnished in writing to the Indenture Trustee and the Issuer.

      Any consent or waiver under this Indenture or any other Transaction Document by the Credit Enhancer must be in writing and signed by the Credit Enhancer to be effective.

      Section 11.05. Notices to Noteholders; Waiver.

      Where this Indenture provides for notice to Noteholders of any event, the notice shall be sufficiently given (unless otherwise expressly provided in this Indenture) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by the event, at the Holder's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of the notice. Whenever notice to Noteholders is given by mail, neither the failure to mail the notice nor any defect in a notice mailed to any particular Noteholder shall affect the sufficiency of the notice with respect to other Noteholders. Any


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notice that is mailed in the manner provided in this Indenture shall conclusively be presumed to have been duly given.

      Where this Indenture provides for notice in any manner, any person entitled to receive it may waive the notice in writing, either before or after the event, and the waiver shall be the equivalent of notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but the filing shall not be a condition precedent to the validity of any action taken in reliance on a waiver.

      If it is impractical to mail notice of any event to Noteholders when the notice is required to be given pursuant to this Indenture because of the suspension of regular mail service as a result of a strike, work stoppage, or similar activity, then any manner of giving the notice satisfactory to the Indenture Trustee shall be considered to be a sufficient giving of the notice.

      Where this Indenture provides for notice to each Rating Agency, failure to give the notice shall not affect any other rights or obligations created under this Indenture, and shall not under any circumstance constitute an Incipient Default.

      Section 11.06. Alternate Payment and Notice Provisions.

      Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to the Holder, that is different from the methods provided for in this Indenture. The agreement may not accelerate the timing or increase the amount of any payments to the Noteholder; cause any release of or other change in any Collateral; or affect the timing, amount, or method of any payments by the Credit Enhancer under the Policy. The Issuer will furnish to the Indenture Trustee and the Credit Enhancer a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with them.

      Section 11.07. Conflict with Trust Indenture Act.

      If any provision of this Indenture limits, qualifies, or conflicts with another provision of this Indenture that is required to be included in this Indenture by the Trust Indenture Act, the required provision shall control.

      The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically included in this Indenture unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained in this Indenture.

      Section 11.08. Effect of Headings and Table of Contents.

      The Article and Section headings and the Table of Contents are for convenience only and shall not affect the construction of this Indenture.



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      Section 11.09. Successors and Assigns.

      All agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, assigns, co-trustees, and agents.

      Section 11.10. Separability.

      If any provision in this Indenture or in the Notes is invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Indenture and the Notes shall not be affected in any way.

      Section 11.11. Benefits of Indenture.

      Nothing in this Indenture or in the Notes, express or implied, shall give to any person, other than the parties to this Indenture and their successors under this Indenture, the Master Servicer (under Article VIII), the Credit Enhancer, any person with an ownership interest in the Trust, and the Noteholders, any benefit or any legal or equitable right under this Indenture. The Credit Enhancer is a third party beneficiary of this Indenture.

      Section 11.12. Legal Holidays.

      If the date on which any payment is due is not a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on that date, but may be made on the next Business Day with the same force as if made on the date on which nominally due, and no interest shall accrue for the period after the nominal due date.

      Section 11.13. Governing Law.

      THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER STATE.

      Section 11.14. Counterparts.

      This Indenture may be executed in any number of counterparts, each of which so executed shall be considered an original, but all the counterparts shall together constitute a single instrument.

      Section 11.15. Recording of Indenture.

      This Indenture is a Security Agreement under the UCC. If this Indenture is subject to recording in any appropriate public recording offices, the recording is to be effected by the Issuer but only at the request and expense of Noteholders accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that the recording materially and beneficially affects the interests of the Noteholders or any other person secured under this Indenture or the enforcement of any right granted to the Indenture Trustee under this Indenture.

      Section 11.16. No Petition.

      The Indenture Trustee, by entering into this Indenture, any Paying Agent, by accepting its appointment as such, the Issuer, and each Noteholder, by accepting a Note, hereby covenant that they will not at any time institute against the Issuer or the Depositor, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture, or any of the other Transaction Documents. This Section shall survive the termination of this Indenture.

      Section 11.17. Act on Instructions from Credit Enhancer.

      Notwithstanding any provision of this Indenture to the contrary other than Section 9.02, so long as no Credit Enhancer Default exists, the Credit Enhancer shall at all times be treated as if it were the exclusive owner of all Notes Outstanding for the purposes of all approvals, consents, waivers, and the institution of any action and the direction of all remedies, and the Indenture Trustee shall act in accordance with the directions of the Credit Enhancer so long as it is indemnified therefor to its reasonable satisfaction. The Credit Enhancer shall not be treated as if it were the exclusive owner of any Notes (other than those it may actually own) for the purposes of Section 9.02.

      Section 11.18. Non-recourse.

      The Issuer and each Noteholder, by its acceptance of its Note, agree that the indebtedness represented by the Notes is non-recourse to the Issuer, and is payable solely from the assets of the Trust.

      Section 11.19. Trust Obligation.

      No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection this Indenture, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer, or (iii) any partner, owner, beneficiary, agent, officer, director, employee, or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee, or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity. For all purposes of this Indenture, in the performance of any obligations of the Issuer under this Indenture, the Owner Trustee shall be subject to, and entitled to the benefits of, Articles VI, VII, and VIII of the Trust Agreement.

      IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed by their officers, thereunto duly authorized, all as of the day and year first above written.

                                        CWHEQ REVOLVING HOME EQUITY LOAN
                                        TRUST, SERIES 200_-_

                                        By: _____________________,
                                            not in its individual capacity,
                                            but solely as Owner Trustee

                                        By: __________________________
                                            Name:
                                            Title:

                                        _________________________
                                            not in its individual capacity but
                                            solely as Indenture Trustee,

                                        By: ________________________
                                            Name:
                                            Title:

                                                                     EXHIBIT A


                                 FORM OF NOTES

      Each transferee or purchaser of this Note that is a plan or is investing plan assets, by acceptance of this Note or an interest in this Note, represents that the investment and holding of this Note satisfy the conditions for exemptive relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, or a similar exemption. A "plan" is an employee benefit plan (as defined in section 3(3) of ERISA) that is subject to Title I of ERISA, a plan (as defined in and subject to section 4975 of the Code) and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity or otherwise.

      Any transfer in violation of either of the foregoing will be void ab initio, and will not operate to transfer any rights to the transferee, notwithstanding any instructions to the contrary.

             CWHEQ REVOLVING HOME EQUITY LOAN TRUST, SERIES 200_-_
                 REVOLVING HOME EQUITY LOAN ASSET BACKED NOTE
                                 SERIES 200_-_


--------------------------------------------------------------------------------
Registered                             Principal Amount: $[___________]
-------------------------------------- -----------------------------------------
No. [____]                             Percentage Interest: [__]%
-------------------------------------- -----------------------------------------
CUSIP No. [_______]                    Initial Payment Date: [___________]
-------------------------------------- -----------------------------------------
                                       Note Rate: Variable
--------------------------------------------------------------------------------


      Unless this Note is presented by an authorized representative of the Depository to the Issuer or its agent for registration of transfer, exchange, or payment, and any Note issued in exchange for this Note is registered in the name of the Depository or in another name requested by an authorized representative of the Depository (and any payment on this Note is made to the Depository or to another entity requested by an authorized representative of the Depository), any transfer, pledge, or other use of this Note for value or otherwise by or to any person is wrongful inasmuch as the registered owner of this Note, the Depository, has an interest in this Note.

      The Issuer, CWHEQ Revolving Home Equity Loan Trust, Series 200_-_, promises to pay to [CEDE & CO.] or registered assigns the Principal Amount, payable on each Payment Date in an amount equal to the Percentage Interest of the aggregate amount payable from the Payment Account as principal on the Notes pursuant to Section 8.03 of the Indenture, dated as of ____________, 200_ (the "Indenture"), between the Issuer and ________________, as Indenture Trustee. The entire remaining outstanding principal balance of this Note is payable on the Payment Date in __________ 20__. Capitalized terms used in this Note that are not otherwise defined have the meanings given to them in the Indenture, and if not defined there, in the Sale and Servicing Agreement, and if not defined there, in the Trust Agreement between the Issuer and _____________________, as Owner Trustee.

      Interest will be paid on the ___th day of each month or if that is not a Business Day, then on the next Business Day (the "Payment Date"), commencing on the first Payment Date specified above, to the person in whose name this
Note is registered at the close of business on the last day preceding the Payment Date (the "Record Date") at the Note Rate. Interest will be computed on the basis of the actual number of days in the Interest Period and a 360-day year.

      The "Note Rate" is a per annum rate equal to _____% for the first Interest Period, and for any subsequent Interest Period, a per annum rate equal to the least of: (i) the sum of (a) LIBOR as of the second LIBOR Business Day before the first day of the Interest Period and (b) ____% (ii) the Maximum Rate for the Notes for the Interest Period, and (iii) _____%.

      The "Maximum Rate" for any Interest Period is the Weighted Average Net Loan Rate for the Mortgage Loans for the Collection Period during which the Interest Period begins (adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in the Collection Period commencing in the month in which the Interest Period commences and a year assumed to consist of 360 days).

      "LIBOR" for any day means the rate for United States dollar deposits for one month that appears on the Moneyline Telerate Screen Page 3750 as of 11:00 A.M., London time that day. If LIBOR does not appear on that page (or a page replacing that page on that service or, if that service is no longer offered, any other service for displaying LIBOR or comparable rates reasonably selected by the Depositor after consultation with the Indenture Trustee), the rate will be the reference bank rate.

      The reference bank rate for an Interest Period means the arithmetic mean (rounded upwards to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits offered by three major banks engaged in transactions in the London interbank market, selected by the Depositor after consultation with the Indenture Trustee and after obtaining the consent of the Credit Enhancer, as of 11:00 A.M., London time, on the second LIBOR Business Day before the first day of the Interest Period, to prime banks in the London interbank market for a period of one month in amounts approximately equal to the outstanding Note Principal Balance if at least two of the banks provide an offered rate.

      If fewer than two offered rates are quoted, the reference bank rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Depositor after consultation with the Indenture Trustee and after obtaining the consent of the Credit Enhancer, as of 11:00 A.M., New York City time, on the second LIBOR Business Day before the first day of the Interest Period, for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the outstanding Note Principal Balance. If no such quotations can be obtained, the reference bank rate shall be LIBOR for the preceding Interest Period.

      "LIBOR Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York or in the City of London, England are required or authorized by law to be closed.

      This Note is one of the Notes from a duly authorized issue of Notes issued by CWHEQ Revolving Home Equity Loan Trust, Series 200_-_, designated as Revolving Home Equity Loan Asset Backed Notes, Series 200_-_.

      Payments on this Note will be made by the Indenture Trustee, or by the Paying Agent appointed pursuant to the Indenture, by check mailed to the person entitled thereto as its name and address appears on the Note Register or, upon written request by the person delivered to the Indenture Trustee at least five Business Days before the related Record Date, by wire transfer (but only if the person owns of record Notes having principal denominations aggregating at least $1,000,000), or by any other means of payment the person and the Indenture Trustee agree to. Notwithstanding the above, the final payment on this Note will be made after due notice by the Indenture Trustee or the Paying Agent, and only upon presentation and surrender of this Note at the office or agency appointed by the Indenture Trustee for that purpose.

      This Note does not purport to summarize the Indenture and reference is made to the Indenture for the rights and obligations under it.

      The Transferor, the Depositor, and the Noteholders intend that the Notes will be indebtedness for federal, State, and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Depositor, the Indenture Trustee, and the Holder (or beneficial owner) of this Note by acceptance of this Note (or by acquiring its beneficial interest in this Note) agrees to treat the Notes, for purposes of federal, State, and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness secured by the Collateral and to report the transactions contemplated by the Indenture on all applicable tax returns in a manner consistent with that treatment. Each Holder of this Note agrees that it will cause any beneficial owner acquiring an interest in this Note through it to comply with the Indenture as to treatment as indebtedness for federal, State, and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income.

      Without the consent of the Holders of any Notes but with the consent of the Credit Enhancer, the Issuer and the Indenture Trustee may amend the Indenture in certain limited ways. Without the consent of any of the Noteholders but with satisfaction of the Rating Agency Condition, the Issuer and the Indenture Trustee may amend the Indenture to change the Indenture in any manner or to modify the rights of the Noteholders or the Credit Enhancer under the Indenture except amendments that require the consent of each affected Noteholder. No supplemental indenture may, without the consent of each affected Noteholder:

            (i) change the date of payment of any installment of principal or interest on any Note, or reduce its principal amount, its interest rate, or its redemption price, or change any place of payment where, or the coin or currency in which, any Note or its interest is payable;

            (ii) impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of available funds to the payment of any amount due on the Notes after their due dates (or, in the case of redemption, after the redemption date);

            (iii) reduce the percentage of the Outstanding Amount the consent of the Holders of which is required for any supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults under the Indenture and their consequences or to direct the liquidation of the Collateral;

            (iv) modify any provision of the Section of the Indenture covering indenture supplements only with the consent of affected Noteholders except to increase any percentage specified in the Indenture or provide that certain additional provisions of the Indenture or the Transaction Documents cannot be modified or waived without the consent of the Holder of each Note affected by it; modify any of the provisions of the Indenture in a manner affecting the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of the calculation) or affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained in the Indenture; or

            (v) permit the creation of any lien ranking before or on a parity with the lien of the Indenture with respect to any part of the Collateral (except any change in any mortgage's lien status in accordance with the Sale and Servicing Agreement) or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any property at any time subject to the Indenture or deprive the Holder of any Note of the security provided by the lien of the Indenture.

      As provided in the Indenture, the transfer of this Note is registrable in the Note Register of the Note Registrar on surrender of this Note for registration of transfer at the office or agency maintained by the Note Registrar for that purpose, accompanied by a written instrument of transfer in form satisfactory to the Master Servicer, the Indenture Trustee, and the Note Registrar duly executed by its Holder or the Holder's attorney duly authorized in writing, and thereupon new Notes of the same Class and of authorized denominations and evidencing the same aggregate Percentage Interest of the Notes will be issued to the designated transferees. The Notes are issuable only as registered Notes without coupons in denominations specified in the Indenture. As provided in the Indenture, Notes are exchangeable for new Notes of like tenor in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any registration of transfer or exchange, but the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Before due presentment for registration of transfer of this Note, the Issuer, the Credit Enhancer, the Indenture Trustee, and any agent of the Issuer, the Credit Enhancer, or the Indenture Trustee may treat the person in whose name this Note is registered as its owner for all purposes, whether or not this Note is overdue, and none of the Issuer, the Indenture Trustee, or any such agent shall be affected by notice to the contrary.

      The Issuer or the Credit Enhancer may effect an early retirement of both Classes of Notes by paying the retransfer price and accepting retransfer of the Trust Assets on any

Payment Date after the Note Principal Balance of both Classes of Notes is less than or equal to [10]% of the Original Note Principal Balance of both Classes of Notes.

      Each Holder or beneficial owner of a Note, by acceptance of a Note or, in the case of a beneficial owner of a Note, a beneficial interest in a Note, agrees by accepting the benefits of the Indenture that will not at any time institute against the Depositor, the Sponsor, the Master Servicer, or the Issuer, or join in any institution against any of them of, any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings under any United Stated federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture, or the Transaction Documents.

      Anything in this Note to the contrary notwithstanding, none of _________________ in its individual capacity, ___________________, in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees, or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the obligations under the Indenture. The holder of this Note by its acceptance of this Note agrees that the holder shall have no claim against any of the foregoing for any deficiency, loss, or claim. Nothing in this Note shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any obligations under the Indenture or in this Note.

      The Issuer and each Noteholder, by its acceptance of its Note, agree that the indebtedness represented by the Notes is non-recourse to the Issuer, and is payable solely from the assets of the Issuer and their proceeds.

      THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER STATE.

      Unless the certificate of authentication on this Note has been executed by or on behalf of the Indenture Trustee, by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture, or be valid for any purpose.

      IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated:

                                        ____________________
                                             not in its individual capacity but
                                             solely as Owner Trustee on behalf
                                             of the Trust



                                        By: ____________________________

Certificate of Authentication:
This is one of the Notes referenced
in the within-mentioned Indenture.

______________________



By: ________________________
     Authorized Officer

                                                                       ANNEX 1


                                  DEFINITIONS

      "Accelerated Principal Payment Amount" for each Payment Date and each Class of Notes means the amount of Investor Interest Collections for the related Loan Group applied on that Payment Date as a payment of principal to decrease the Note Principal Balance of the related Class of Notes until the difference between the Note Principal Balance and the Loan Balance of the related Loan Group is an amount equal to the related Required Transferor Subordinated Amount for the Payment Date.

      "Act" has the meaning specified in Section 11.03(a).

      "Additional Balance" as to any Mortgage Loan means the aggregate amount of all additional borrowings by the mortgagor under the relevant Credit Line Agreement after the Cut-off Date for the Mortgage Loan.

      "Adjustment Date" for any Interest Period commencing with the second Interest Period, the second LIBOR Business Day preceding the first day of the Interest Period.

      "Administration Agreement" means the Administration Agreement specified in the Adoption Annex.

      "Administrator" means the person acting as such under the Administration Agreement.

      "Adoption Annex" means Annex 2 to this Indenture.

      "Aggregate Investor Interest" for each Payment Date and each Class of Notes means the Note Interest for that Class of Notes for the Payment Date and the related Unpaid Investor Interest Shortfall (other than any related Basis Risk Carryforward) for the Payment Date (after giving effect to the distribution of all amounts actually distributed on the related class of notes on that date).

      "Allocated Transferor Interest" for any Payment Date and each Loan Group means the excess of

            o the related Loan Group Balance as of the close of business on the day before the date of determination and any amounts retained in the Payment Account pursuant to Section 8.03(e) over

            o the Note Principal Balance of the related Class of Notes on the date of determination (after giving effect to the distribution of all amounts actually distributed on the Notes on the date of determination).

      "Alternative Principal Payment" for each Payment Date and each Class of Notes means the excess of the Principal Collections for the related Loan Group for the Payment Date


                                   Ann-1-1
over the aggregate of Additional Balances for the related Loan Group created during the related Collection Period, but not less than zero.

      "Asset Balance" on any day for any Mortgage Loan other than a liquidated mortgage loan means its Cut-off Date Asset Balance, plus (i) any Additional Balance for the Mortgage Loan, minus (ii) all collections credited as principal against the Asset Balance of the Mortgage Loan in accordance with the related Credit Line Agreement. A liquidated mortgage loan is any Mortgage Loan that as of the end of the related Collection Period the Master Servicer has determined in accordance with the servicing standards in the Sale and Servicing Agreement that all liquidation proceeds that it expects to recover on the Mortgage Loan or the related Mortgaged Property have been recovered.

      "Assignment of Mortgage" for any mortgage means an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the mortgage to the Trust, which assignment, notice of transfer, or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction.

      "Authorized Officer" for any corporation or other entity establishing such designations, means the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary, or the Treasurer of the corporation, for any partnership means any of its general partners, and for any person means any person who is identified on a list of Authorized Officers delivered by the person to the Indenture Trustee on the Closing Date. These lists may be updated from time to time.

      "Available Investor Interest" for any Payment Date and each Loan Group means the sum of the following amounts, but in each case only to the extent they will be available to be applied to make payments pursuant to Section 8.03(a)(ii) on the Payment Date:

      (i) the amount of Investor Interest Collections for the Loan Group on deposit in the Collection Account or the Payment Account as of the close of business on the third Business Day preceding the Payment Date,

      (ii) the amount of Investor Interest Collections for the unrelated Loan Group on deposit in the Collection Account or the Payment Account as of the close of business on the third Business Day preceding the Payment Date to the extent those Investor Interest Collections are not applied to the payment of the Aggregate Investor Interest, Investor Loss Amount, Investor Loss Reduction Amount, or Accelerated Principal Payment Amount of the unrelated Class of Notes;

      (iii) the funds to be deposited into the Collection Account or the Payment Account as a single deposit on the Business Day preceding the Payment Date in accordance with Section 3.03 of the Sale and Servicing Agreement (but only to the extent of Interest Collections) with


                                   Ann-1-2
respect to the related Loan Group, as reported by the Master Servicer to the Credit Enhancer in the servicing certificate delivered on the preceding Determination Date,

      (iv) the amount on deposit in the Collection Account or the Payment Account for the Payment Date as of the close of business on the preceding Determination Date from optional advances for the related Loan Group by the Master Servicer made pursuant to Section 4.03 of the Sale and Servicing Agreement, and

      (v) the amount of the Subordinated Transferor Collections for the related Loan Group on deposit in the Collection Account or the Payment Account on the third Business Day preceding the Payment Date and the amount of the Subordinated Transferor Collections for the unrelated Loan Group on deposit in the Collection Account or the Payment Account on the third Business Day preceding the Payment Date not to be applied to payments with respect to its Class of Notes pursuant to Section 8.03(c).

      "Available Transferor Subordinated Amount" for any Payment Date and any Loan Group means an amount equal to the lesser of the related Allocated Transferor Interest and the related Required Transferor Subordinated Amount for the Payment Date.

      "Basis Risk Carryforward" for any Payment Date and Class of Notes means the sum of

            o Basis Risk Carryforward for that Class of Notes remaining unpaid from prior Payment Dates,

            o in any Interest Period in which the related Note Rate has been determined pursuant to the Weighted Average Net Loan Rate, the excess of
      (a) the amount of interest that would have accrued on that Class of Notes during the related Interest Period had interest been determined pursuant to the related Interest Formula Rate over (b) the interest actually accrued at the related Note Rate on that Class of Notes during the Interest Period, and

            o interest at the related Interest Formula Rate (as adjusted from time to time) on Basis Risk Carryforward for that Class of Notes remaining unpaid from prior Payment Dates for the period from previous Payment Date to the current the Payment Date.

Basis Risk Carryforward will not be included in interest payments on the Notes for any Payment Date for which an addition to Basis Risk Carryforward is created and will be paid on future Payment Dates only to the extent funds are available therefor under Section 8.03(a)(xi).

      "Billing Cycle" for any Mortgage Loan and Collection Period means the billing period specified in the related Credit Line Agreement and with respect to which amounts billed are received during the Collection Period.

      "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in [New York, California, or ________] are authorized or obligated by law, regulation, or executive order to remain closed.



                                   Ann-1-3

      "Class" means the Class [1-A] Notes or the Class [2-A] Notes, as applicable.

      "Class [1-A] Note" means any note executed by the Owner Trustee and authenticated by the Indenture Trustee substantially in the form of Exhibit A and related to Loan Group [1].

      "Class [1-A] Note Rate" means the rate specified in the Adoption Annex.

      "Class [2-A] Note" means any note executed by the Owner Trustee and authenticated by the Indenture Trustee substantially in the form of Exhibit A and related to Loan Group [2].

      "Class [2-A] Note Rate" means the rate specified in the Adoption Annex.

      "Closing Date" means the Closing Date stated in the Adoption Annex.

      "Code" means the Internal Revenue Code of 1986 and Treasury regulations promulgated under the Code.

      "Collateral" means either the Group [1] Collateral or the Group [2] Collateral, as applicable, or both the Group [1] Collateral and Group [2] Collateral as the context may require.

      "Collection Account" means the account so designated established by the Master Servicer pursuant to the Sale and Servicing Agreement.

      "Collection Period" for any Payment Date and any Mortgage Loan means the calendar month preceding the month of the Payment Date (or, in the case of the first Collection Period, the period from the Cut-off Date through the date specified in the Adoption Annex).

      "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business is administered specified in the Adoption Annex, or at any other address the Indenture Trustee designates by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address designated by the successor Indenture Trustee by notice to the Noteholders and the Issuer.

      "Credit Enhancement Draw Amount" for each Class of Notes means (a) for each Payment Date, the excess of the related Guaranteed Payment for the Payment Date over the related Available Investor Interest for the Payment Date and (b) for each applicable date in accordance with the Policy, the related Preference Amount for the relevant date.

      "Credit Enhancer" means the Credit Enhancer identified in the Adoption Annex.

      "Credit Enhancer Default" means the failure by the Credit Enhancer to make a payment required under the Policy in accordance with its terms.

      "Credit Limit" means the maximum Asset Balance for each Mortgage Loan permitted under the terms of the related Credit Line Agreement.

      "Credit Line Agreement" means the related credit line account agreement for a Mortgage Loan executed by the related mortgagor and any amendment or modification of it.



                                   Ann-1-4

      "Crossover Amount" for a Class of Notes and any Payment Date means the portion of the Investor Interest Collections for the unrelated Loan Group that are available pursuant to Sections 8.03(a)(v) and (viii).

      "Custodial Agreement" means the Custodial Agreement specified in the Adoption Annex.

      "Cut-off Date" means the Cut-off Date specified in the Adoption Annex.

      "Cut-off Date Asset Balance" for any Mortgage Loan acquired by the Trust on the Closing Date means its unpaid principal balance as of the Cut-off Date.

      "Cut-off Date Loan Balance" means the Loan Balance calculated as of the Cut-off Date.

      "Depositor" means CWHEQ, Inc., a Delaware corporation, or its successor in interest.

      "Depository" means a financial institution or other person maintaining ownership records and effecting book-entry transfers and pledges of the Notes deposited with it pursuant to an agreement with the Issuer. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the UCC of the State of New York.

      "Determination Date" for any Payment Date means the _____ Business Day before the Payment Date.

      "Eligible Account" means

      (a) an account that is maintained with a depository institution whose debt obligations throughout the time of any deposit in it have one of the two highest short-term debt ratings by Standard and Poor's and the highest short-term debt rating by Moody's,

      (b) an account with a depository institution having a minimum long-term unsecured debt rating of "AA-" by Standard & Poor's and "Baa3" by Moody's, which accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the Federal Deposit Insurance Corporation,

      (c) a segregated trust account maintained with the Indenture Trustee or an affiliate of the Indenture Trustee in its fiduciary capacity, or

      (d) an account otherwise acceptable to each Rating Agency and the Credit Enhancer, as evidenced at closing by delivery of a rating letter by each Rating Agency and thereafter by delivery of a letter from

            (i) each Rating Agency to the Indenture Trustee, within 30 days of receipt of notice of the deposit, to the effect that the deposit will not cause the Rating Agency to reduce or withdraw its then-current rating of the Notes (without regard to the Policy) and



                                   Ann-1-5

            (ii) from the Credit Enhancer to the Indenture Trustee, within 30 days of receipt of notice of the deposit, to the effect that the account is acceptable to it.

      "Eligible Investments" means

      (a) obligations of, or guaranteed as to principal and interest by, the United States or any U.S. agency or instrumentality that is backed by the full faith and credit of the United States;

      (b) general obligations of or obligations guaranteed by any State receiving the highest long-term debt rating of each Rating Agency, or any lower rating that will not result in a downgrade or withdrawal of the rating then assigned to the Notes by any Rating Agency (without regard to the Policy);

      (c) commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates if it is rated no lower than A-1 by Standard & Poor's and P-2 by Moody's, and the long-term debt of Countrywide Home Loans, Inc. is rated at least A3 by Moody's, or any lower ratings that will not result in a downgrade or withdrawal of the rating then assigned to the Notes by any Rating Agency (without regard to the Policy);

      (d) commercial or finance company paper that is then receiving the highest commercial or finance company paper rating of each Rating Agency, or any lower ratings that will not result in a downgrade or withdrawal of the rating then assigned to the Notes by any Rating Agency (without regard to the Policy);

      (e) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or any State and subject to supervision and examination by federal or State banking authorities, if the commercial paper or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's is not a Rating Agency) are then rated in one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or any lower ratings that will not result in a downgrade or withdrawal of the rating then assigned to the Notes by any Rating Agency (without regard to the Policy);

      (f) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

      (g) guaranteed reinvestment agreements issued by any bank, insurance company, or other corporation that, at the time of the issuance of the agreements, will not result in a downgrade or withdrawal of the rating then assigned to the Notes by any Rating Agency (without regard to the Policy);



                                   Ann-1-6

      (h) repurchase obligations with respect to any security described in clauses (a) and (b) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (e) above;

      (i) securities (other than stripped bonds, stripped coupons, or instruments sold at a purchase price in excess of 115% of its face amount) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State that, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, the rating must be the highest commercial paper rating of Moody's for the securities), or any lower ratings that will not result in a downgrade or withdrawal of the rating then assigned to the Notes by any Rating Agency (without regard to the Policy) as evidenced by a signed writing delivered by each Rating Agency;

      (j) interests in any money market fund that, at the date of acquisition of the interests in the fund and throughout the time the interests are held in the fund, have the highest applicable rating by each Rating Agency, or any lower ratings that will not result in a downgrade or withdrawal of the rating then assigned to the Notes by any Rating Agency (without regard to the Policy);

      (k) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any State that, on the date of acquisition, have been rated by each Rating Agency in their respective highest applicable rating category, or any lower ratings that will not result in a downgrade or withdrawal of the rating then assigned to the Notes by any Rating Agency (without regard to the Policy); and

      (l) any other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency that will not result in a downgrade or withdrawal of the rating then assigned to the Notes by any Rating Agency (without regard to the Policy), as evidenced by a signed writing delivered by each Rating Agency;

      No Eligible Investment may evidence either the right to receive (a) only interest on the obligations underlying these instruments or (b) both principal and interest payments from obligations underlying these instruments where the interest and principal payments on the instruments provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. No Eligible Investment may be purchased at a price greater than par if that instrument may be prepaid or called at a price less than its purchase price before stated maturity.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "Event of Default" has the meaning specified in Section 5.01.

      "Exchange Act" means the Securities Exchange Act of 1934.



                                   Ann-1-7

      "Grant" means mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien on and a Security Interest in and a right of set-off against, deposit, set over, and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument includes all rights (but none of the obligations) of the granting party under the agreement or instrument, including the immediate and continuing right after an Event of Default to claim for, collect, receive, and give receipt for principal and interest payments on the Collateral and all other moneys payable on the Collateral, to require the repurchase of Mortgage Loans, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive regarding the Collateral.

      "Group [1] Collateral" has the meaning given to it in the Granting
Clause.

      "Group [2] Collateral" has the meaning given to it in the Granting
Clause.

      "Guaranteed Payment" for each Class of Notes and any Payment Date means the sum of (i) the related Guaranteed Principal Payment Amount plus (ii) the related Aggregate Investor Interest for the Payment Date.

      "Guaranteed Principal Payment Amount" for each Class of Notes means:

      (a) on their Scheduled Maturity Date, the excess of

            o the related outstanding Note Principal Balance (after giving effect to Interest Collections from the related Loan Group allocable and distributable as principal on that Class of Notes on the Scheduled Maturity Date and Interest Collections from the other Loan Group allocable and distributable as principal on the other Class of Notes on the Scheduled Maturity Date to the extent not distributed as principal to the Holders of the other Class of Notes) over

            o the sum of the amounts on deposit in the Collection Account and the Payment Account for the related Loan Group available to be distributed to the Holders of the related Class of Notes pursuant to
      Section 8.03(b), together with Interest Collections on deposit in the Collection Account and the Payment Account for the other Loan Group that are allocable to principal on the other Class of Notes to the extent not distributed as Principal Collections;

      (b) on any Payment Date on or before the Available Transferor Subordinated Amount for a Class of Notes first increases to zero, if the Available Transferor Subordinated Amount for that Payment Date for that Class of Notes is less than the highest Available Transferor Subordinated Amount for any preceding Payment Date for that Class of Notes, the excess of

            o the highest Available Transferor Subordinated Amount for any preceding Payment Date for that Class of Notes over



                                   Ann-1-8

            o the Available Transferor Subordinated Amount for the current Payment Date for that Class of Notes;

      (c) on any Payment Date after the date on which the Available Transferor Subordinated Amount for a Class of Notes has first increased to zero, if the Available Transferor Subordinated Amount for that Class of Notes has been reduced to zero or below, the excess of

            o the related Note Principal Balance (after giving effect to the distributions of Interest Collections and Principal Collections that are allocable to principal on that Class of Notes on the Payment Date and distributions of Interest Collections that are allocable to principal on the other Class of Notes to the extent not distributed as principal to the Holders of the other Class of Notes) over

            o the related Loan Group Balance (at the end of the related Collection Period); and

      (d) on any other Payment Date, zero.

      "Holder" or "Noteholder" means the person in whose name a Note is registered in the Note Register.

      "Incipient Default" means any occurrence that is, or with notice or lapse of time or both would become, an Event of Default.

      "Indenture" means this Indenture.

      "Indenture Trustee" means the Indenture Trustee identified in the Adoption Annex, as Indenture Trustee under this Indenture, or any successor Indenture Trustee under this Indenture.

      "Independent" means that a person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Transferor, and any affiliate of any of them, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any other obligor on the Notes, the Transferor, or any affiliate of any of them, and (c) is not connected with the Issuer, any other obligor on the Notes, the Transferor, or any affiliate of any of them as an officer, employee, promoter, underwriter, trustee, partner, director, or person performing similar functions.

      "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care and the Credit Enhancer, and the opinion or certificate states that the Issuer has read the definition of "Independent" in this Indenture and that the signer is Independent.

      "Insolvency Event" regarding a specified person means



                                   Ann-1-9

      (a) the person generally fails to pay its debts as they become due or admits in writing its inability to pay its debts generally as they become due;

      (b) the person has a decree or order for relief by a court or agency or supervisory authority having jurisdiction in the premises entered against it or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency, or other similar law and the decree or order remains unstayed and in effect for a period of 60 days;

      (c) the person has a conservator, receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official appointed for it or for all or any substantial part of its property in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or other similar proceedings, and the decree or order remains unstayed and in effect for a period of 60 days;

      (d) the person's business is ordered to be wound-up or liquidated or the person's business is subject to readjustment of debt, marshalling of assets and liabilities, or other similar proceedings, and the decree or order or the proceedings remain unstayed and in effect for a period of 60 days; or

      (e) the person commences a voluntary case under any applicable bankruptcy, insolvency, or other similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a conservator, receiver, liquidator, assignee for the benefit of creditors, a custodian, trustee, sequestrator, or similar official for the person or for all or any substantial part of its property, or the person makes any general assignment for the benefit of creditors.

      "Insurance Agreement" means the insurance agreement identified in the Adoption Annex.

      "Interest Collections" for each Payment Date and each Class of Notes means the sum of all payments effected by mortgagors of Mortgage Loans in the related Loan Group and any other amounts constituting interest collected by the Master Servicer under the Mortgage Loans in the related Loan Group during the related Collection Period plus any optional advance for the related Loan Group made by the Master Servicer pursuant to Section 4.03 of the Sale and Servicing Agreement for which the Master Servicer has not been reimbursed minus the Servicing Fee for the related Loan Group for the related Collection Period. These amounts include any net liquidation proceeds and net proceeds from any insurer pursuant to any insurance policy covering a Mortgage Loan in the related Loan Group allocable to interest on the applicable Mortgage Loan. These amounts exclude any fees (including annual fees) or late charges or similar administrative fees paid by the mortgagors. The related Credit Line Agreement shall determine the portion of each payment on the Mortgage Loan that constitutes principal or interest. Net liquidation proceeds are liquidation proceeds net of insurance policy recoveries and out-of-pocket expenses (exclusive of overhead) that are incurred by the Master Servicer in connection with the liquidation of any Mortgage Loan.



                                   Ann-1-10

      "Interest Formula Rate" for a Class of Notes means the lesser of the rates in clauses (i) and (iii) of the definition of Class [1-A] Note Rate or Class [2-A] Note Rate, as applicable.

      "Interest Period" for the first Payment Date means the period beginning on the Closing Date and ending on the day preceding the first Payment Date and for any other Payment Date means the period beginning on the preceding Payment Date and ending on the day before the Payment Date.

      "Investor Fixed Allocation Percentage" for any Payment Date and a Class of Notes is calculated as provided in the Adoption Annex.

      "Investor Floating Allocation Percentage" for any Payment Date and each Class of Notes means the lesser of 100% and a fraction whose numerator is the related Note Principal Balance and whose denominator is the related Loan Group Balance, calculated as of the beginning of the related Collection Period.

      "Investor Interest Collections" for any Class of Notes and Payment Date means the product of (i) the Interest Collections received on the related Loan Group during the related Collection Period and (ii) the related Investor Floating Allocation Percentage for the Payment Date.

      "Investor Loss Amount" for any Class of Notes and Payment Date means the product of (i) the Investor Floating Allocation Percentage for the Class of Notes and Payment Date and (ii) the aggregate of the liquidation loss amounts on the Mortgage Loans in the related Loan Group for the Payment Date. Liquidation loss amounts for any Payment Date and any Mortgage Loan that becomes a liquidated Mortgage Loan during the related Collection Period are the unrecovered Asset Balance of the Mortgage Loan at the end of the Collection Period after reducing the Asset Balance for the net liquidation proceeds. Net liquidation proceeds are liquidation proceeds net of insurance policy recoveries and out-of-pocket expenses (exclusive of overhead) that are incurred by the Master Servicer in connection with the liquidation of any Mortgage Loan. "Investor Loss Reduction Amount" for any Class of Notes and Payment Date means the portion of the Investor Loss Amount for the Class of Notes for all prior Payment Dates that has not been paid to the Holders of the Class of Notes on the Payment Date pursuant to Section 8.03(a)(iii), (iv), or
(v), pursuant to Section 8.03(c), or by a Credit Enhancement Draw Amount, or absorbed by allocation to the Allocated Transferor Interest pursuant to
Section 8.03(c).

      "Investor Principal Collections" for any Class of Notes and Payment Date means the related Investor Fixed Allocation Percentage of Principal Collections on the Mortgage Loans in the related Loan Group for the Payment Date.

      "Issuer" means CWHEQ Revolving Home Equity Loan Trust, Series 200_-_ until a successor replaces it and, after that, means its successor.



                                   Ann-1-11

      "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

      "LIBOR" for any day means the rate for United States dollar deposits for one month that appears on the Moneyline Telerate Screen Page 3750 as of 11:00 A.M., London time that day. If LIBOR does not appear on that page (or a page replacing that page on that service or, if that service is no longer offered, any other service for displaying LIBOR or comparable rates reasonably selected by the Depositor after consultation with the Indenture Trustee and obtaining the consent of the Credit Enhancer), the rate will be the Reference Bank Rate.

      "LIBOR Business Day" means any day other than of a Saturday, a Sunday, or a day on which banking institutions in the State of New York or in the City of London, England are required or authorized by law to be closed.

      "Loan Group" means Loan Group [1] or Loan Group [2], as applicable.

      "Loan Group [1]" means all Mortgage Loans identified as Loan Group [1] Mortgage Loans on the Mortgage Loan Schedule.

      "Loan Group [1] Balance" for any date is the aggregate of the Asset Balances of all Mortgage Loans in Loan Group [1] as of the date.

      "Loan Group [2]" means all Mortgage Loans identified as Loan Group [2] Mortgage Loans on the Mortgage Loan Schedule.

      "Loan Group [2] Balance" for any date is the aggregate of the Asset Balances of all Mortgage Loans in Loan Group [2] as of the date.

      "Loan Group Balance" means the Loan Group [1] Balance or the Loan Group [2] Balance, as applicable.

      "Loan Rate" for any Mortgage Loan and on any day means the per annum rate of interest applicable under the related Credit Line Agreement to the calculation of interest for the day on the Asset Balance of the Mortgage Loan.

      "Managed Amortization Period" means the period from the Closing Date to the Rapid Amortization Commencement Date.

      "Master Servicer" means [Countrywide Home Loans, Inc.], a New York corporation and any successor.

      "Maximum Principal Payment" for any Class of Notes and Payment Date means the related Investor Fixed Allocation Percentage of the Principal Collections from the Mortgage Loans in the related Loan Group for the Payment Date.

      "MERS" means Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor to it.



                                   Ann-1-12

      "MERS(R) System" means the system of recording transfers of mortgages electronically maintained by MERS.

      "MIN" means the Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

      "MOM Loan" means any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of the Mortgage Loan and its successors and assigns.

      "Moneyline Telerate Screen Page 3750" means the display designated as page 3750 on the Moneyline Telerate Information Services, Inc. (or any page replacing that page on that service for the purpose of displaying London inter-bank offered rates of major banks).

      ["Moody's" means Moody's Investors Service, Inc. or its successor in interest.]

      A "mortgage" is any conveyance to secure the performance of an obligation including a deed of trust to secure debt and other comparable security instruments.

      "Mortgage File" for each of the Mortgage Loans means the following documents:

            (i) the original Mortgage Note endorsed in blank or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from the Sponsor stating that the original Mortgage Note was lost, misplaced, or destroyed, together with a copy of the Mortgage Note;

            (ii) unless the Mortgage Loan is registered on the MERS(R) System, an original Assignment of Mortgage for the Mortgage Loan in blank in recordable form;

            (iii) the original recorded mortgage with evidence of recording on it (noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan) or, if the original recorded mortgage with evidence of recording on it cannot be delivered by the Closing Date because of a delay caused by the public recording office where the original mortgage has been delivered for recordation or because the original mortgage has been lost, a true copy of the mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Sponsor or the Depositor, which may be a blanket certificate covering more than one mortgage, stating that the original mortgage has been dispatched to the appropriate public recording official for recordation or (ii) in the case of an original mortgage that has been lost, a certificate by the appropriate county recording office where the mortgage is recorded;

            (iv) if applicable, the original of each intervening assignment needed for a complete chain of title for the mortgage from its original mortgagee or beneficiary to the Trust (or, if the Mortgage Loan is registered on the MERS(R) System, to MERS and noting the presence of a
      MIN) with evidence of recording on them, or, if any original intervening assignment has not been returned from the applicable recording office or


                                   Ann-1-13
      has been lost, a true copy of it, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Sponsor or the Depositor, which may be a blanket certificate covering more than one intervening assignment, stating that the original intervening assignment has been dispatched to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment that has been lost, a certificate by the appropriate county recording office where the mortgage is recorded;

            (v) a title policy for each Mortgage Loan with a Credit Limit in excess of $[100,000];

            (vi) the original of any guaranty executed in connection with the Mortgage Note;

            (vii) the original of each assumption, modification, consolidation, or substitution agreement relating to the Mortgage Loan; and

            (viii) any security agreement, chattel mortgage, or equivalent instrument executed in connection with the Mortgage Loan;

      An optical image or other representation of a document specified in clauses (iii) through (viii) above for a Mortgage Loan may be held by the Indenture Trustee or assignee in lieu of the physical documents specified if

      (a) as evidenced by an Opinion of Counsel delivered to and in form and substance satisfactory to the Indenture Trustee and the Credit Enhancer,

            (x) an optical image or other representation of the related documents specified in clauses (iii) through (viii) above are enforceable in the relevant jurisdictions to the same extent as the original of the document and

            (y) the optical image or other representation does not impair the ability of an owner of the Mortgage Loan to transfer its interest in the Mortgage Loan, and

      (b) written confirmation that the retention of the documents in that format will not result in a reduction in the then current rating of the Notes, without regard to the Policy. A copy of any Opinion of Counsel shall in each case be addressed and delivered to the Credit Enhancer.

      "Mortgage Loan" means each of the mortgage loans, including Additional Balances for it, that are transferred to the Trust pursuant to Section 2.01(a) and (b) of the Sale and Servicing Agreement, together with all related Mortgage Files, exclusive of Mortgage Loans that are retransferred to the Depositor, the Master Servicer, or the Sponsor or purchased by the Master Servicer pursuant to Section 2.02, 2.04, 2.06, or 3.06 of the Sale and Servicing Agreement, held as a part of the Trust. The Mortgage Loans originally so held are identified in the Mortgage Loan Schedule delivered on the Closing Date. The Mortgage Loans shall also include any Eligible Substitute Mortgage Loan (as defined in the Sale and Servicing Agreement) substituted


                                   Ann-1-14
by the Sponsor for a defective Mortgage Loan pursuant to Sections 2.02 and
2.04 of the Sale and Servicing Agreement.

      "Mortgage Loan Schedule" on any date means the schedule of Mortgage Loans in a Loan Group included in the Trust on the date identifying each Mortgage Loan and specifying the items identified in the Adoption Annex. The initial schedule of Mortgage Loans as of the Cut-off Date is Exhibit A of the Sale and Servicing Agreement. The Mortgage Loan Schedule will automatically include any Additional Balances. The Indenture Trustee is not responsible for preparing the Mortgage Loan Schedule.

      "Mortgage Note" means the Credit Line Agreement for a Mortgage Loan pursuant to which the related mortgagor agrees to pay the indebtedness evidenced by it and secured by the related mortgage.

      "Mortgaged Property" means the underlying property securing a Mortgage
Loan.

      "Note" means any Class [1-A] Note or Class [2-A] Note executed by the Issuer and authenticated by the Indenture Trustee substantially in the form of Exhibit A.

      "Note Interest" for any Class of Notes and Payment Date means interest for the related Interest Period at the applicable Note Rate on the related Note Principal Balance as of the first day of the Interest Period (after giving effect to the distributions made on the first day of the Interest Period).

      "Note Owner" means the beneficial owner of a book-entry Note, as reflected on the books of the Indenture Trustee as agent for the Depository.

      "Note Principal Balance" for any Payment Date and Class of Notes means
(a) the related Original Note Principal Balance less (b) the aggregate of amounts actually distributed as principal on the Class of Notes before the Payment Date.

      "Note Rate" means, for a Class of Notes, the related rate specified in the Adoption Annex.

      "Note Register" and "Note Registrar" have the meanings specified in
Section 2.03.

      "Officer's Certificate" means a certificate signed by any Authorized Officer of the Issuer or other specified party under the circumstances described in, and otherwise complying with, the applicable requirements of
Section 11.01 and delivered to the Indenture Trustee.

      "Opinion of Counsel" means written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be an employee of or counsel to the Issuer, the Depositor, the Sponsor, the Master Servicer, or the Transferor (except that any opinion pursuant to Section 8.06 or relating to taxation must be an opinion of independent outside counsel) and who is reasonably acceptable to the parties to whom it is to be delivered. The opinions shall be addressed to the Indenture Trustee as Indenture Trustee, any other designated party, shall comply with any applicable requirements of
Section 11.01, and shall be in form and substance


                                   Ann-1-15
reasonably satisfactory to the parties to whom it is to be delivered. Copies of all Opinions of Counsel shall be delivered to the Credit Enhancer.

      "Original Note Principal Balance" means the Original Note Principal Balance of both Classes of Notes, or the Original Note Principal Balance of the Class [1-A] Notes or the Class [2-A] Notes, as applicable, each as reflected in the Adoption Annex.

      "Outstanding" means, as of the date of determination, all Notes that have been authenticated and delivered under this Indenture except:

            (i) Notes that have been cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

            (ii) Notes or portions thereof the payment for which money in the necessary amount has been deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders, and if the Notes are to be redeemed, notice of the redemption has been duly given pursuant to this Indenture or notice has been provided for in a manner satisfactory to the Indenture Trustee; and

            (iii) Notes in exchange for or instead of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that those Notes are held by a Protected Purchaser.

      In determining whether the Holders of the requisite Outstanding Amount of the Notes have Acted under this Indenture or under any Transaction Document, Notes owned by the Issuer, the Depositor, or the Transferor, or any of their affiliates shall be disregarded and treated as not being Outstanding, except that, in determining whether the Indenture Trustee shall, if the Notes have first been transferred to a non-affiliate, be protected in relying on any Act, only Notes that a Responsible Officer knows to be so owned shall be disregarded. Notes so owned that have been pledged in good faith, or for whose owner the Issuer, the Depositor, or the Transferor, or any of their affiliates is acting as trustee or nominee, may be regarded as Outstanding if the pledgee or other person establishes to the satisfaction of the Indenture Trustee the pledgee's or other person's right to Act for the Notes and that the pledgee or other person is not the Issuer, the Depositor, or the Transferor, or any of their affiliates.

      To effectuate the Credit Enhancer's right of subrogation under Section 4.03, all Notes that have been paid with funds provided under the Policy shall be Outstanding until the Credit Enhancer has been paid all amounts due to it pursuant to the Insurance Agreement with respect to those Notes.

      "Outstanding Amount" means the aggregate principal amount of all Notes, or of a Class of Notes, as applicable, that are Outstanding at the date of determination.

      "Overcollateralization Step-Down Amount" for any Class of Notes and Payment Date means the lesser of (i) the Scheduled Principal Collections Payment Amount for the Class of Notes without the reduction for the current related Overcollateralization Step-Down Amount


                                   Ann-1-16
and (ii) the excess of the related Available Transferor Subordinated Amount over the related Required Transferor Subordinated Amount for the Payment Date.

      "Paying Agent" means the Indenture Trustee or any other person that meets the eligibility standards for the Indenture Trustee specified in Section
6.08 and is authorized by the Issuer to make payments to and distributions from the Payment Account, including payments of principal or interest on the Notes on behalf of the Issuer.

      "Payment Account" means the Eligible Account established and maintained by the Indenture Trustee on behalf of and for the benefit of the Noteholders, the Transferor, and the Credit Enhancer pursuant to Section 8.01.

      "Payment Date" means the day of each month specified in the Adoption Annex, or if that is not a Business Day, then the next Business Day.

      "Policy" means the note guaranty insurance policy identified in the Adoption Annex and all its endorsements, dated as of the Closing Date, issued by the Credit Enhancer to the Indenture Trustee for the benefit of the Noteholders.

      "Policy Payments Account" means a separate special purpose trust account that is an Eligible Account, for the benefit of Holders of the Notes and the Credit Enhancer over which the Indenture Trustee has exclusive control and sole right of withdrawal.

      "Preference Amount" has the meaning given to it in the Policy.

      "Preference Claim" means any proceeding or the institution of any action seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, or similar law of any distribution made with respect to the Notes (other than Basis Risk Carryforward).

      "Principal Collections" for the Mortgage Loans in any Loan Group and any Payment Date means the sum of all payments effected by the mortgagors and any other amounts constituting principal collected by the Master Servicer under the Mortgage Loans in that Loan Group during the related Collection Period. These amounts include any net liquidation proceeds and net proceeds from any insurer pursuant to any insurance policy covering a Mortgage Loan allocable to principal of the applicable Mortgage Loan and Transfer Deposit Amounts (as defined in the Sale and Servicing Agreement), but exclude foreclosure profits. The terms of the related Credit Line Agreement shall determine the portion of each payment on a Mortgage Loan that constitutes principal or interest. Net liquidation proceeds are liquidation proceeds net of out-of-pocket expenses (exclusive of overhead) that are incurred by the Master Servicer in connection with the liquidation of any Mortgage Loan. Foreclosure profits on a liquidated Mortgage Loan are the excess of its net liquidation proceeds over the Asset Balance of the Mortgage Loan before the final recovery on it (plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid to the end of the Collection Period during which the Mortgage Loan became a liquidated Mortgage Loan).



                                   Ann-1-17

      "Proceeding" means any suit in equity, action at law, or other judicial or administrative proceeding.

      "Purchase Agreement" means the Purchase Agreement of even date with this Indenture between [Countrywide Home Loans, Inc.], as seller, and the Depositor, as purchaser, with respect to the Mortgage Loans.

      "Rapid Amortization Commencement Date" means the earlier of (i) the Payment Date in the month specified in the Adoption Annex and (ii) the Payment Date after the Collection Period in which a Rapid Amortization Event occurs.

      "Rapid Amortization Event" has the meaning given to it in Section 5.16.

      "Rapid Amortization Period" means the period beginning on the Rapid Amortization Commencement Date until the termination of the Indenture.

      "Rating Agency" means any statistical credit rating agency, or its successor, that rated the Notes at the request of the Depositor at the time of the initial issuance of the Notes. If a particular Rating Agency is no longer in existence, "Rating Agency" will means a statistical credit rating agency, or other comparable person, designated by the Depositor and the Credit Enhancer. The Indenture Trustee will be notified of any such designation. References to the highest short-term unsecured rating category of a Rating Agency mean [A-1+] or better in the case of [Standard & Poor's] and [P-1] or better in the case of [Moody's] and in the case of any other Rating Agency mean the ratings it deems equivalent to these. References to the highest long-term rating category of a Rating Agency mean "[AAA]" in the case of [Standard & Poor's] and "[Aaa]" in the case of [Moody's] and in the case of any other Rating Agency, the rating it deems equivalent to these.

      "Rating Agency Condition" for any action means that each Rating Agency has been given 10 days (or any shorter period acceptable to each Rating Agency) notice of the action and that each of the Rating Agencies has notified the Issuer in writing that the action, with and without taking the Policy into account, will not result in a reduction or withdrawal of its then current rating of the Notes and the Credit Enhancer has consented to the action.

      "Record Date" for a Payment Date or redemption date means the close of business on the day before the Payment Date or redemption date or, if definitive Notes have been issued, the last day of the preceding month.

      "Reference Bank Rate" for an Interest Period means the arithmetic mean (rounded upwards to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits offered by three major banks engaged in transactions in the London interbank market, selected by the Depositor after consultation with the Indenture Trustee and obtaining the consent of the Credit Enhancer, as of 11:00 A.M., London time, on the Adjustment Date immediately preceding the Interest Period, to prime banks in the London interbank market for a period of one month in amounts approximately equal to the outstanding Note Principal Balance


                                   Ann-1-18
if at least two of the banks provide an offered rate. If fewer than two offered rates are quoted, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Depositor after consultation with the Indenture Trustee and obtaining the consent of the Credit Enhancer, as of 11:00 A.M., New York City time, on the Adjustment Date immediately preceding the Interest Period, for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the outstanding Note Principal Balance. If no such quotations can be obtained, the Reference Bank Rate shall be LIBOR for the preceding Interest Period.

      "Registered Holder" means the person in whose name a Note is registered on the Note Register on the applicable Record Date.

      "Required Amount" for any Class of Notes and Payment Date means the amount by which the sum of the amounts distributable pursuant to Sections 8.03(a)(i) through 8.03(a)(iv) on the Payment Date exceed Investor Interest Collections for the Class of Notes for the Payment Date.

      "Responsible Officer" any officer of the Indenture Trustee with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer to whom a matter is referred because of the officer's knowledge of and familiarity with the particular subject.

      "Sale and Servicing Agreement" means the Sale and Servicing Agreement specified in the Adoption Annex.

      "Scheduled Maturity Date" means the date specified in the Adoption Agreement.

      "Scheduled Principal Collections Payment Amount" for any Payment Date during the Managed Amortization Period and a Class of Notes means an amount equal to the lesser of (i) the related Maximum Principal Payment and (ii) the related Alternative Principal Payment. For any Payment Date in the Rapid Amortization Period the Scheduled Principal Collections Payment Amount means the related Maximum Principal Payment.

      "Securities Act" means the Securities Act of 1933.

      "Servicing Certificate" means the certificate delivered each month pursuant to the Sale and Servicing Agreement to the Indenture Trustee completed and executed by any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee (with a copy to the Credit Enhancer) by the Master Servicer on the Closing Date, as it may be amended from time to time.

      "Servicing Fee" for a Loan Group and any Payment Date means the product of (i) the Servicing Fee Rate specified in the Adoption Annex divided by 12 and (ii) the Loan Group Balance of that Loan Group as of the first day of the Collection Period preceding the Payment Date (or as of the close of business on the Cut-off Date for the first Payment Date).



                                   Ann-1-19

      "Sponsor" means [Countrywide Home Loans, Inc.], a New York corporation and any successor.

      ["Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.]

      "State" means any one of the 50 states of the United States or the District of Columbia.

      "Subordinated Transferor Collections" for a Loan Group and Payment Date means interest collections and principal collections from the Mortgage Loans in that Loan Group allocable to the portion of the related Allocated Transferor Interest not in excess of the Available Transferor Subordinated Amount for that Loan Group and Payment Date.

      "Transaction Documents" means this Indenture, the Notes, the Sale and Servicing Agreement, the Purchase Agreement, the Custodial Agreement, the Administration Agreement, the Trust Agreement, the Policy, and the Insurance Agreement.

      "Transferor" means the Holders of the Transferor Certificates.

      "Transferor Certificates" means the certificates executed and authenticated by the Owner Trustee under the Trust Agreement.

      "Transferor Interest" for any Payment Date means the aggregate undivided beneficial interest represented by the Transferor Certificate in the Trust (other than the right to distributions resulting from Section 8.03(a)(xiii)), calculated as the sum of the Allocated Transferor Interest for each Loan Group.

      "Transferor Principal Collections" for any Payment Date means Principal Collections received on a Loan Group during the related Collection Period minus the amount of those Principal Collections required to be distributed to Holders of the related Class of Notes pursuant to Section 8.03(b).

      "Trust" means the trust specified in the Adoption Annex.

      "Trust Agreement" means the Trust Agreement between [Countrywide Home Loans, Inc.], the Depositor and the Owner Trustee.

      "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date of this Indenture, unless otherwise specifically provided.

      "UCC" means the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction, unless the context otherwise requires.

      "Unpaid Investor Interest Shortfall" for any Payment Date and Class of Notes means the aggregate amount of Note Interest on that Class of Notes that was accrued for a prior Payment Date and has not been distributed to Holders of the Notes.

      "Weighted Average Net Loan Rate" for a Loan Group and any Collection Period means the average of the daily Net Loan Rate (specified in the Adoption Annex) for each


                                   Ann-1-20

Mortgage Loan in that Loan Group (assuming that each Mortgage Loan is fully indexed) for each day during the related Billing Cycle, weighted on the basis of the daily average of the Asset Balances outstanding for each day in the Billing Cycle for each Mortgage Loan as determined by the Master Servicer in accordance with the Master Servicer's normal servicing procedures.




                                   Ann-1-21

                                                                       ANNEX 2


                                ADOPTION ANNEX


      The Indenture Trustee shall issue under Section 2.02(b):

      o Class [1-A] Notes in an aggregate principal amount of $____________, and

      o Class [2-A] Notes in an aggregate principal amount of $____________.

      The "Administration Agreement" is the Administration Agreement of even date with this Indenture among the Issuer, the Master Servicer, and the Indenture Trustee.

      The "Class [1-A] Note Rate" is a per annum rate equal to _____% for the first Interest Period, and for any subsequent Interest Period, a per annum rate equal to the least of: (i) the sum of (a) LIBOR as of the Adjustment Date for the Interest Period and (b) ____%, (ii) the Maximum Rate for the Class [1-A] Notes for the Interest Period, and (iii) [16.00]%.

      The "Class [2-A] Note Rate" is a per annum rate equal to _____% for the first Interest Period, and for any subsequent Interest Period, a per annum rate equal to the least of: (i) the sum of (a) LIBOR as of the Adjustment Date for the Interest Period and (b) ____%, (ii) the Maximum Rate for the Class [2-A] Notes for the Interest Period, and (iii) [16.00]%.

      The "Closing Date" is __________, 200_.

      The last day of the first "Collection Period" is the last day of ___________ 200_.

      The "Corporate Trust Office" of the Indenture Trustee at the date of execution of this Indenture is located at __________, __________, ______,
Attention: ______________.

      The "Credit Enhancer" is __________________ and any successor or replacement for the Credit Enhancer in accordance with Section 8.06.

      "Custodial Agreement" is the Custodial Agreement of even date with this Indenture between the Indenture Trustee, the Issuer, the Depositor, the Master Servicer, and [Treasury Bank, National Association], as custodian.

      The "Cut-off Date" is ____________, 200_.

      The "Indenture Trustee" is ______________, a ____________.

      The "Insurance Agreement" is the insurance agreement of even date with this Indenture among the Sponsor, the Master Servicer, the Depositor, the Issuer, the Indenture Trustee, and the Credit Enhancer.

      The "Investor Fixed Allocation Percentage" for any Class of Notes and Payment Date is (i) on any date on which the related Allocated Transferor Interest is less than the related Required Transferor Subordinated Amount, 100%; and (ii) on any date on which the related


                                   Ann-2-1

Allocated Transferor Interest equals or exceeds the related Required Transferor Subordinated Amount, _____%.

      The "Maximum Rate" for any Class of Notes and Interest Period is the Weighted Average Net Loan Rate for the Mortgage Loans in the related Loan Group for the Collection Period during which the Interest Period begins (adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in the Collection Period commencing in the month in which the Interest Period commences and a year assumed to consist of 360 days).

      The "Minimum Transferor Interest" for a Loan Group is an amount equal to the lesser of (a) ____% of the related Loan Group Balance at the beginning of the immediately preceding Collection Period and (b) ____% of the Loan Group Balance as of the Cut-off Date of the related Loan Group.

      The "Mortgage Loan Schedule" shall specify for each Mortgage Loan its
(i) account number, (ii) Credit Limit, (iii) Gross Margin, (iv) lifetime rate cap, (v) Cut-off Date Asset Balance, (vi) current Loan Rate, (vii) combined loan-to-value ratio, (viii) code specifying the property type, (ix) code specifying documentation type, (x) code specifying lien position, (xi) code specifying whether the Mortgage Loan is a MOM Loan, and (xii) indication of the Loan Group.

      The "Net Loan Rate" for any Mortgage Loan on any day is the Loan Rate less (i) the Servicing Fee Rate, (ii) the Premium Percentage defined in the Insurance Agreement, and (iii) commencing with the Payment Date in ____________ 200_, ___% per annum.

      The "Note Rate" refers to either the Class [1-A] Note Rate or Class [2-A] Note Rate, as applicable.

      The "Original Note Principal Balance" of the Class [1-A] Notes is $___________ and of the Class [2-A] Notes is $____________.

      The "Owner Trustee" is ____________________, or any successor owner trustee under the Trust Agreement.

      The "Payment Date" is the _________ day of each calendar month, or, if that day is not a Business Day, the next Business Day commencing in ___________ 200.

      The "Policy" is the note guaranty insurance policy number ______, issued by the Credit Enhancer.

      The Payment Date referred to in the definition of "Rapid Amortization Commencement Date" is the Payment Date in _____________ 200_.

      The "Required Transferor Subordinated Amount" has the meaning in the Insurance Agreement.



                                   Ann-2-2

      The "Sale and Servicing Agreement" is the Sale and Servicing Agreement of even date with this Indenture among the Sponsor, the Depositor, the Trust, and the Indenture Trustee.

      The "Scheduled Maturity Date" is the Payment Date in _________ 20__.

      The "Servicing Fee Rate" is _____% per annum.

      The "Trust" is the CWHEQ Revolving Home Equity Loan Trust, Series 200_-_, a Delaware statutory trust established pursuant to the Trust Agreement, dated as of ___________, 200_, between [Countrywide Home Loans, Inc.], the Depositor, and ___________________.

      The date in each year by which the Issuer will furnish an Opinion of Counsel pursuant to Section 3.06(b) is [September 30] beginning in 200_.

      The first year after which an annual compliance statement pursuant to
Section 3.09 is due is 200_.

      The date in each year by which the Indenture Trustee will furnish reports pursuant to Section 7.04 is [March 15] beginning in 200_.

      The title of the Payment Account is "_______________, as Indenture Trustee, Payment Account for the registered holders of Revolving Home Equity Loan Asset Backed Notes, Series 200_-_ and [name of Credit Enhancer]."

      The Payment Date referred to in Section 8.03(b) is the Payment Date in _________ 20__.

      The date of the Prospectus Supplement is ___________, 200_.

      Addresses for notices under Section 11.04 are:

      For the Issuer at:

           CWHEQ Revolving Home Equity Loan Trust, Series 200_-_
           ______________, as Owner Trustee
           ________________
           ________________
           ____________, [DE] _______
           Attention: _________________;

      For the Credit Enhancer at:

           ________________
           ________________
           ________________
           Attention: _________________

      For the Rating Agencies at:



                                   Ann-2-3
      in the case of [Rating Agency]:

           ________________
           ________________
           ________________

      and in the case of [Rating Agency],

           ________________
           ________________
           ________________





                                   Ann-2-4

                                                                     EXHIBIT B


                          FORM OF CUSTODIAL AGREEMENT


      _________________________________________________________________





             CWHEQ REVOLVING HOME EQUITY LOAN TRUST, SERIES 200_-_
                                    Issuer




                        [COUNTRYWIDE HOME LOANS, INC.]
                                Master Servicer




                           _________________________
                               Indenture Trustee




                     [TREASURY BANK, NATIONAL ASSOCIATION]
                                   Custodian




                        ______________________________

                              CUSTODIAL AGREEMENT
                         Dated as of __________, 200_
                                    200_-_
                        ______________________________





      _________________________________________________________________

                              CUSTODIAL AGREEMENT


      This Custodial Agreement, dated as of ______________, 200_ (this "Agreement"), among CWHEQ, Inc. (the "Depositor"), [Countrywide Home Loans, Inc.], as master servicer (the "Master Servicer"), CWHEQ Revolving Home Equity Loan Trust, Series 200_-_ (the "Issuer"), and [Treasury Bank, National Association], as agent, custodian, and bailee for the Owner Trustee as owner and the Indenture Trustee as secured party (when acting for the Issuer, the "Trust Custodian," and when acting for the Indenture Trustee, the "Indenture Custodian," and when referring to both capacities, the "Custodian"), and ______________, as indenture trustee (in that capacity the "Indenture Trustee"),

                                  WITNESSETH:

      WHEREAS, the Depositor will sell all of its interest in the Mortgage Loans to the Issuer pursuant to the Sale and Servicing Agreement; and

      WHEREAS, the Issuer will Grant a Security Interest to the Indenture Trustee for the benefit of the Noteholders and the Credit Enhancer in all of the Issuer's interest in the Collateral; and

      WHEREAS, the Issuer wants to hold its assets through a custodian acting as its agent and bailee under a custodial agreement, and authorize the custodian to deliver the Collateral to the Indenture Trustee; and

      WHEREAS, the Indenture Trustee wants to hold the Collateral through a custodian acting as its agent and bailee under a custodial agreement in connection with the Issuer's delivery of the Collateral to the Indenture Trustee;

      NOW, THEREFORE, the parties agree as follows.

Section 1.    Defined Terms and Rules of Construction.

      Capitalized terms used but not otherwise defined in this Agreement have the meanings given to them in the Indenture, dated as of ______________, 200_ (the "Indenture"), between CWHEQ Revolving Home Equity Loan Trust, Series 200_-_ and the Indenture Trustee, and if not defined there, in the Sale and Servicing Agreement. In addition, Section 1.04 (Rules of Construction) of the Indenture is incorporated by reference with appropriate substitution of this Agreement for references in that Section to the Indenture so that the language of that Section will read appropriately as applying to this Agreement.

Section 2.    Acknowledgment of Receipt and Certification;
              Appointment as Custodian.

      (a) Appointment as Custodian; Acknowledgment of Receipt.

      The Issuer appoints the Trust Custodian to act as its agent, custodian, and bailee to accept delivery of the items transferred to it under the Sale and Servicing Agreement and to hold them for the Issuer, and deliver any of them to the Indenture Trustee as called for under the Indenture. The Indenture Trustee appoints the Indenture Custodian to act as its agent, custodian, and bailee to maintain custody of the Mortgage Files for the Indenture Trustee for the benefit of the Noteholders and the Credit Enhancer. Treasury Bank, National Association accepts both of these appointments. The Trust Custodian will maintain custody of the items transferred to it under the Sale and Servicing Agreement that are not delivered to the Indenture Trustee subject to instructions from the Issuer. The Indenture Custodian will maintain continuous custody of the Mortgage Files at its office identified in Section 3 until (i) the Indenture Trustee delivers to the Indenture Custodian an Officer's Certificate to the effect that the conditions for the release of Collateral have been satisfied or (ii) the conditions specified in Section 4(b) for the release of the Mortgage Files to the Master Servicer have been met. In performing its duties under this Agreement, the Custodian agrees to act with the degree of care and skill consistent with the degree of care and skill that the Custodian exercises with respect to the loan files relating to similar loans owned, serviced, or held as custodian by the Custodian, and the Custodian agrees to follow its customary policies and procedures.

      (b) Review and Certification.

      In connection with the transfers under Sections 2.01(a) and 2.01(b) of the Sale and Servicing Agreement by the Depositor, the Depositor is required to effect certain deliveries to the Issuer and the Indenture Trustee under
Section 2.01(e) of the Sale and Servicing Agreement. The Trust Custodian shall accept those deliveries for the Issuer, and shall make the deliveries to the Indenture Trustee required of the Issuer. The Indenture Custodian acting as custodian for the Indenture Trustee shall accept those deliveries.

      On the Closing Date, the Custodian will execute and deliver to the Depositor, the Master Servicer, and the Sponsor (with a copy to the Issuer, the Indenture Trustee, and the Credit Enhancer) an Initial Certification in the form of Exhibit A. Based on its review and examination, the Custodian will acknowledge that the documents identified in the Initial Certification appear regular on their face and relate to each Mortgage Loan. No later than thirty-two days after the Closing Date, if Mortgage Loans have been delivered after the Closing Date pursuant to Section 2.01(e) of the Sale and Servicing Agreement, the Custodian will execute and deliver to the Depositor, the Master Servicer, and the Sponsor (with a copy to the Issuer, the Indenture Trustee, and the Credit Enhancer) a Delay Delivery Certification in the form of Exhibit
B. Based on its review and examination, the Custodian will acknowledge that the documents identified in the Delay Delivery Certification appear regular on their face and relate to each Mortgage Loan.

      Not later than 180 days after the Closing Date, the Custodian will deliver to the Depositor, the Master Servicer, and the Sponsor (with a copy to the Issuer, the Indenture Trustee, and the Credit Enhancer) a Final Certification in the form of Exhibit C, noting any applicable exceptions. For the purpose of the Final Certification, the title policy required for the Mortgage File is any of the final original title policy, a signed binder or commitment for a title policy, or a preliminary title report (in those states in which preliminary title reports are the customary form of title policy commitment). For any Mortgage File whose Final Certification is based on a signed binder or commitment for a title policy or a preliminary title report (in those states in which preliminary title reports are the customary form of title policy commitment), the Custodian will deliver to the Depositor, the Master Servicer, and the Sponsor (with a copy to the Issuer, the Indenture Trustee, and the Credit Enhancer), not later than the one year anniversary of the Closing Date, a further Final Certification in the form of Exhibit D, noting any applicable exceptions. For the purpose of this further Final Certification, the title policy required for the Mortgage File must be the final original title policy.

      If, in the course of its review in connection with the Final Certification, the Custodian finds any document constituting a part of a Mortgage File that does not meet the requirements of Section 2.02 of the Sale and Servicing Agreement, the Custodian shall list the defect as an exception in the Final Certification.

      The Custodian is not obligated to examine the documents delivered to it to determine that they are genuine, enforceable, or appropriate for the represented purpose, or that they have actually been recorded in the real estate records, or that they are other than what they purport to be on their face.

      In reviewing any Mortgage File pursuant to this Section, the Custodian is not responsible for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Issuer or the Indenture Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, whether any person executing any document is authorized to do so or whether any signature on any document is genuine, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded.

      The Sponsor will deliver and the Indenture Custodian will maintain continuous custody at its office identified in Section 3 of the documents required to be held by the Indenture Trustee in accordance with Section 2.01 of the Sale and Servicing Agreement with respect to any Eligible Substitute Mortgage Loans.

      The Master Servicer shall promptly deliver to the Indenture Custodian, and the Indenture Custodian will maintain continuous custody at its office identified in Section 3 of the originals of any other documents constituting the Mortgage File that come into the possession of the Master Servicer from time to time.

Section 3.    Maintenance of Office.

      The Custodian agrees to maintain the items for which it acts as Trust Custodian or Indenture Custodian at the office of the Indenture Custodian located in California.

Section 4.    Duties of Custodian.

      (a) Safekeeping. The Indenture Custodian shall (i) segregate the Mortgage Files from all other documents in the Indenture Custodian's possession; (ii) identify the Mortgage Files as being held, and hold the Mortgage Files, for the Indenture Trustee as secured party for the benefit of all present and future Noteholders and the Credit Enhancer; (iii) maintain at all times a current inventory of the Mortgage Files; and (iv) secure the Mortgage Files in fire resistant facilities and conduct periodic physical inspections of them in accordance with customary standards for custody of this type. The Indenture Custodian will promptly report to the Issuer and the Indenture Trustee any failure on its part to hold the Mortgage Files as provided in this Agreement and promptly take appropriate action to remedy the failure.

      (b) Release of Documents. On receipt by the Indenture Custodian of the certification of the Master Servicer, substantially in the form of Exhibit D to the Sale and Servicing Agreement, the Indenture Custodian shall release to the Master Servicer the related Mortgage Files for the Mortgage Loan covered by the certification. The certification may be delivered to the Indenture Custodian in a mutually agreed electronic format, and to the extent the request originates on its face from a servicing officer, need not be manually signed.

Section 5.    Access to Records.

      The Custodian shall permit the Indenture Trustee, the Issuer, the Master Servicer, the Credit Enhancer, or their respective duly authorized officers, attorneys, or auditors, and the supervisory agents and examiners of each of them, to inspect the items delivered to it under this Agreement and the books and records maintained by the Custodian pursuant to this Agreement, without charge but only after not less than two Business Days' prior notice and during normal business hours at the offices of the Custodian.

Section 6.    Instructions; Authority to Act.

      The Indenture Custodian may follow any instructions with respect to the Collateral received in the form of an Officer's Certificate of the Indenture Trustee. The instructions may be general or specific in terms. An executed incumbency certificate of the Indenture Trustee certifying the authority of certain officers to take specified actions may be accepted by the Indenture Custodian as conclusive evidence of the authority of the officers to act and may be considered in full force until receipt of written notice to the contrary by the Indenture Custodian from the Indenture Trustee.

      The Trust Custodian may follow any instructions with respect to any items held exclusively for the Issuer received in the form of an Officer's Certificate of the Issuer. The instructions may be general or specific in terms. An executed incumbency certificate of the Issuer certifying the authority of certain officers to take specified actions may be accepted by the Trust Custodian as conclusive evidence of the authority of the officers to act and may be considered in full force until receipt of written notice to the contrary by the Trust Custodian from the Issuer.

Section 7.    Advice of Counsel.

      The Custodian may rely and act on the advice of counsel, including in-house counsel, with respect to its performance under this Agreement as Custodian and shall not be liable for any action reasonably taken pursuant to advice of counsel.

Section 8.    Representations and Warranties.

      The Custodian represents and warrants that on the Closing Date:

      (a) it is a corporation duly organized, validly existing, and in good standing under the laws of its place of incorporation;

      (b) it has full power and authority to execute, deliver, and perform this Agreement, and has taken all necessary action to authorize the execution, delivery, and performance by it of this Agreement;

      (c) the consummation of the transactions contemplated by this Indenture and the fulfillment of its terms do not conflict with, result in any breach of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Custodian or any agreement or other instrument to which it is a party or by which it is bound;

      (d) to the Custodian's best knowledge, no proceedings or investigations concerning the Custodian are pending or threatened before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over it or its properties:

            (1) asserting the invalidity of this Agreement,

            (2) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or

            (3) seeking any determination that might affect its performance of its obligations under this Agreement or the validity or enforceability of this Agreement; and

      (e) it is acting solely as the agent for the Indenture Trustee.

Section 9.    Effective Period, Termination, and Amendment, and
              Interpretive and Additional Provisions.

      This Agreement shall become effective as of its date and shall continue in full force until terminated in accordance with its terms. This Agreement may be terminated by either the Indenture Trustee with the consent of the Issuer and the Credit Enhancer or by the Custodian in a writing delivered or mailed, postage prepaid, to the other parties and the Credit Enhancer. The termination shall take effect no sooner than sixty days after the date of delivery or mailing. Concurrently with, or as soon as practicable after, the termination of this Agreement, the

Indenture Custodian shall deliver the Collateral to the Indenture Trustee (or to a person designated by the Indenture Trustee) anywhere the Indenture Trustee reasonably designates with the consent of the Credit Enhancer, and the Trust Custodian shall deliver any items held exclusively for the Issuer to the Issuer (or to a person designated by the Issuer) anywhere the Issuer reasonably designates with the consent of the Credit Enhancer.

Section 10.   Limitation of Liability.

      (a) The Custodian undertakes to perform only the obligations specified in this Agreement. The Issuer, the Owner Trustee, Master Servicer, and Indenture Trustee acknowledge that no implied obligations exist under this Agreement. Neither the Custodian nor any of its affiliates, officers, directors, employees, or agents shall be liable, directly or indirectly, for any damages or expenses arising out of the services performed under this Agreement other than damages that result from their gross negligence, willful misconduct, or bad faith. The Custodian and its officers, directors, employees, and agents will not be liable for any consequential, indirect, punitive, or special damages.

      (b) Except as provided in Section 2, the Custodian makes no warranty or representation and has no responsibility for the completeness, validity, sufficiency, value, genuineness, ownership, or transferability of the Mortgage Loans or any of the documents in the Mortgage Files.

      (c) The Custodian need not expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Agreement, or in the exercise of its rights, if the Custodian believes that repayment of the funds or adequate indemnity against the risk or liability is not reasonably assured to it.

      (d) Without limiting the generality of the foregoing, the Custodian may rely on and shall be protected in acting in good faith on any notice or other communication received by it that it reasonably believes to be genuine and duly authorized with respect to all matters pertaining to this Agreement and its duties under this Agreement.

      (e) The Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy, or perfection of any lien on or security interest in any Mortgage Loan.

      (f) Any other provision of this Agreement to the contrary notwithstanding, the Custodian shall have no notice of, and shall not be bound by, any other document or agreement executed or delivered in connection with, or intended to control any part of, the transactions anticipated by or referred to in this Agreement unless the Custodian is a signatory party to that document or agreement. Notwithstanding the foregoing sentence, the Custodian shall be deemed to have notice of the terms (including definitions not otherwise set forth in full in this Agreement) of other documents and agreements executed or delivered in connection with, or intended to control any part of, the transactions anticipated by or referred to in this Agreement, to the extent the terms are referenced, or are incorporated by reference, into this Agreement only as long as the Indenture Trustee has provided a copy of the document or agreement to the Custodian.

      (g) The Custodian shall have only the obligations expressly set forth in this Agreement or in a written amendment to this Agreement executed by the parties to this Agreement or their successors and assigns. If any provision of this Agreement implies or requires that action or forbearance be taken by a party, but is silent as to which party has the duty to act or refrain from acting, the parties agree that the Custodian shall not be the party required to take the action or refrain from acting. In no event shall the Custodian have any responsibility to ascertain or take action except as expressly provided in this Agreement.

      (h) Nothing in this Agreement shall impose on the Custodian any duty to qualify to do business in any jurisdiction, other than (i) any jurisdiction where any Mortgage File is or may be held by the Custodian from time to time under this Agreement, and (ii) any jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify could have a material adverse effect on the Custodian or its property or business or on the ability of the Custodian to perform its duties under this Agreement.

      (i) The Custodian may execute any of its duties under this Agreement through any of its agents, attorneys-in-fact, or affiliates. Any agent, attorney-in-fact, or affiliate of the Custodian (and any affiliate's directors, officers, agents, and employees) that performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver, and other protective provisions to which the Custodian is entitled under this Agreement, but the Custodian shall remain responsible for the performance of those duties.

      (j) The Custodian shall not be responsible for delays or failures in performance resulting from acts beyond its control. Acts beyond its control include acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes, or other disasters.

Section 11.   Governing Law.

      THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER STATE.

Section 12.   Amendment.

      This agreement may not be amended without the written consent of all the parties and the Credit Enhancer.

Section 13.   Notices.

      All notices, demands, instructions, consents, and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by first class or express mail (postage prepaid), national overnight courier service, or by facsimile transmission or other electronic communication device capable of transmitting or creating a written record (confirmed by first class mail) and shall be considered to be given for purposes of this Agreement on the day that the writing is delivered when personally delivered or sent by facsimile or overnight courier or three Business Days after it was sent to its intended recipient if sent by first class mail. Unless otherwise specified in a notice sent or delivered in accordance with the provisions of this Section, notices, demands, instructions, consents, and other communications in writing shall be given to or made on the respective parties at their respective addresses indicated below:

              if to the Issuer at:

                    CWHEQ Revolving Home Equity Loan Trust, Series 200_-_ ___________________, as Owner Trustee
                    __________________
                    __________________
                    ______________, [DE] ________
                    Attention: _______________

              if to the Depositor at:

                    CWHEQ, Inc.
                    4500 Park Granada
                    Calabasas, California 91302
                    Attention: Legal Department

              if to the Master Servicer at

                    [Countrywide Home Loans, Inc.
                    4500 Park Granada
                    Calabasas, California 91302
                    Attention: Legal Department]

              if to the Indenture Trustee at

                    the Corporate Trust Office

              if to the Custodian at

                    [Treasury Bank, National Association
                    4100 East Los Angeles Avenue
                    Simi Valley, California 93063
                    Attention:  Document Custodian]
              if to the Credit Enhancer at

                    __________________
                    __________________
                    __________________
                    Attention: _________________

Section 14.   Binding Effect.

      This Agreement shall be binding on and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Except as contemplated in this Agreement, none of the parties may assign any of its rights and obligations under this Agreement or any interest in this Agreement without the consent of the other parties and the Credit Enhancer. The Custodian may assign its rights and obligations under this Agreement, in whole or in part, to any affiliate with the consent of the Credit Enhancer. The Custodian agrees to notify the other parties and the Credit Enhancer of any assignment. An affiliate is any entity that directly or indirectly is under common control with the Custodian, or is under contract to be under common control with the Custodian, and includes a subsidiary or parent company of the Custodian.

Section 15.   Counterparts.

      This Agreement may be executed in one or more counterparts and by the different parties to this Agreement on separate counterparts, each of which, when so executed, shall be an original and all of which shall constitute one agreement.

Section 16.   Severability of Provisions.

      Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of the provision in any other jurisdiction.

Section 17.   Third Party Beneficiary.

      The Credit Enhancer is a third party beneficiary of this Agreement.

Section 18.   Merger of Custodian.

      Any entity into which the Custodian may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion, or consolidation to which the Custodian is a party, or any entity succeeding to the business of the Custodian, shall be the successor of the Custodian under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding.

Section 19.   Indemnification.

      The Issuer agrees to indemnify the Custodian and its affiliates, directors, officers, agents, and employees, against any losses, claims, damages, or liabilities of any kind, including reasonable attorneys' fees, that may arise against Custodian or its affiliates, directors, officers, agents, or employees, in any way arising out of this Agreement or any action taken or not taken by Custodian or its permitted successors and assigns under this Agreement unless they arise because of the breach by the Custodian of its obligations under this Agreement, which breach was caused by the gross negligence, lack of good faith, or willful misconduct on the part of Custodian or any of its affiliates, directors, officers, agents, or employees.

      The Custodian agrees to indemnify the Issuer against any losses, claims, damages, or liabilities of any kind, including reasonable attorneys' fees, it suffers arising out of the gross negligence, lack of good faith, or willful misconduct on the part of Custodian or any of its affiliates, directors, officers, agents, or employees.

      The foregoing indemnifications shall survive any termination or expiration of this Agreement or the resignation or removal of the Custodian.

Section 20.   Dispute Resolution, Arbitration.

      This Agreement evidences a transaction involving interstate commerce. Any disputes arising from this Agreement shall be decided by binding arbitration which shall be conducted, at the request of any party, in New York, New York, before one arbitrator designated by the American Arbitration Association (the "AAA"), in accordance with the Commercial Arbitration Rules of the AAA, and to the maximum extent applicable, the United States Arbitration Act (Title 9 of the United States Code). Notwithstanding anything in this Agreement to the contrary, any party may proceed to a court of competent jurisdiction to obtain equitable relief at any time. An arbitrator shall have no authority to award punitive damages or other damages not measured by the prevailing party's actual damages. To the maximum extent practicable, an arbitration proceeding under this Agreement shall be concluded within 180 days of the filing of the dispute with the AAA. This arbitration clause shall survive any termination, amendment, or expiration of the Agreement and if any provision of this arbitration clause is found to be unenforceable, the remaining parts of the arbitration clause shall not be affected and shall remain fully enforceable.

Section 21.   Limitation of Liability.

      It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by ___________________, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by ________________ but is made and intended for the purpose of binding only the Issuer and (c) under no circumstances shall ____________________ be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or the other related documents.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

                                        CWHEQ, INC.


                                        By:  _______________________________
                                             Name:
                                             Title:

                                        CWHEQ REVOLVING HOME EQUITY LOAN TRUST,
                                        SERIES 200_-_

                                        By: _________________,
                                              not in its individual capacity but
                                              solely as Owner Trustee


                                        By:  _______________________________
                                             Name:
                                             Title:

                                        ____________________,
                                              not in its individual capacity but
                                              solely as Indenture Trustee


                                        By:  _______________________________
                                             Name:
                                             Title:

                                        [TREASURY BANK, NATIONAL ASSOCIATION],
                                          as Custodian for the Indenture Trustee


                                        By:  _______________________________
                                             Name:
                                             Title:

                                        [TREASURY BANK, NATIONAL ASSOCIATION],
                                          as Custodian for the Issuer


                                        By:  _______________________________
                                             Name:
                                             Title:

                                                                     EXHIBIT C


                         FORM OF INITIAL CERTIFICATION


                                    [date]


[Depositor]

[Master Servicer]

[Sponsor]

[Credit Enhancer]

_____________________

_____________________


     Re: Sale and Servicing Agreement among CWHEQ, Inc., as Depositor, [Countrywide Home Loans, Inc.], as Sponsor and Master Servicer, CWHEQ Revolving Home Equity Loan Trust, Series 200_-_, as the Trust, and ________________, as Indenture Trustee, Revolving Home Equity Loan Asset Backed Notes, Series 200_-_
           ---------------------------------------------------------------




Gentlemen:

      In accordance with Section 2.02 of the above-captioned Sale and Servicing Agreement (the "Sale and Servicing Agreement"), the undersigned, as Indenture Custodian for the Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule delivered pursuant to
Section 2.01(e) of the Sale and Servicing Agreement (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attached Document Exception Report) it has received, among other things:

            (i) the original Mortgage Note endorsed in blank or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from the Sponsor stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note; and

            (ii) unless the Mortgage Loan is registered on the MERS(R) System, an original Assignment of Mortgage in blank in recordable form.

      Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

      The Indenture Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Sale and Servicing Agreement. The Indenture Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness, or suitability of any Mortgage Loan.

      Capitalized words and phrases used in this Certification have the meanings assigned to them in the Sale and Servicing Agreement.

                                      [Treasury Bank, National Association],
                                        as Custodian for the Indenture Trustee


                                      By:____________________________
                                      Name:
                                      Title:

                                                                     EXHIBIT D


                     FORM OF DELAY DELIVERY CERTIFICATION


                                    [date]


[Depositor]

[Master Servicer]

[Sponsor]

[Credit Enhancer]


_____________________

_____________________


    Re: Sale and Servicing Agreement among CWHEQ, Inc., as Depositor, [Countrywide Home Loans, Inc.], as Sponsor and Master Servicer, CWHEQ Revolving Home Equity Loan Trust, Series 200_-_, as the Trust, and __________________, as Indenture Trustee, Revolving Home Equity Loan Asset Backed Notes, Series 200_-_
          --------------------------------------------------------------------



Gentlemen:

      In accordance with Section 2.02 of the above-captioned Sale and Servicing Agreement (the "Sale and Servicing Agreement"), the undersigned, as Indenture Custodian for the Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule delivered pursuant to
Section 2.01(e) of the Sale and Servicing Agreement (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attached Document Exception Report) it has received, among other things:

            (i) the original Mortgage Note endorsed in blank or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from the Sponsor stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note; and

            (ii) unless the Mortgage Loan is registered on the MERS(R) System, an original Assignment of Mortgage in blank in recordable form.

      Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

      The Indenture Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Sale and Servicing Agreement. The Indenture Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness, or suitability of any Mortgage Loan.

      Capitalized words and phrases used in this Certification have the meanings assigned to them in the Sale and Servicing Agreement.

                                        [Treasury Bank, National Association],
                                          as Custodian for the Indenture Trustee


                                        By:____________________________
                                        Name:
                                        Title:

                                                                     EXHIBIT E


                          FORM OF FINAL CERTIFICATION


                                    [date]


[Depositor]

[Master Servicer]

[Sponsor]

[Credit Enhancer]


_____________________

_____________________


    Re: Sale and Servicing Agreement among CWHEQ, Inc., as Depositor, [Countrywide Home Loans, Inc.], as Sponsor and Master Servicer, CWHEQ Revolving Home Equity Loan Trust, Series 200_-_, as the Trust, and _________________, as Indenture Trustee, Revolving Home Equity Loan Asset Backed Notes, Series 200_-_
          --------------------------------------------------------------------



Gentlemen:

      In accordance with Section 2.02 of the above-captioned Sale and Servicing Agreement (the "Sale and Servicing Agreement"), the undersigned, as Indenture Custodian for the Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

            (i) the original Mortgage Note endorsed in blank or, if the original Mortgage Note has been lost or destroyed and not replaced, an original lost note affidavit from the Sponsor stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

            (ii) unless the Mortgage Loan is registered on the MERS(R) System, an original Assignment of Mortgage in blank in recordable form;

            (iii) the original recorded Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, or, if, in connection with any Mortgage Loan, the original recorded Mortgage with evidence of recording thereon cannot be delivered on or before the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, an accurate copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Sponsor which may be in the form of a blanket certificate of the Sponsor covering more than one Mortgage stating that such original Mortgage has been dispatched to the appropriate public recording official or (ii) in the case of an original Mortgage that has been lost, a copy certified by the appropriate county recording office where such Mortgage is recorded;

            (iv) if applicable, the original of each intervening assignment needed for a complete chain of title for the mortgage from its original mortgagee or beneficiary to the Trust (or if the Mortgage Loan is registered on the MERS(R) System to MERS and noting the presence of a
      MIN) with evidence of recording thereon, or, if any such original intervening assignment has not been returned from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Sponsor or the Depositor, which may be a blanket certificate covering more than one intervening assignment, stating that such original intervening assignment has been dispatched to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment that has been lost, a copy certified by the appropriate county recording office where such Mortgage is recorded;

            (v) a title policy, a signed binder or commitment for a title policy, or a preliminary title report (in those states in which preliminary title reports are the customary form of title policy commitment) for each Mortgage Loan with a Credit Limit in excess of $[100,000];

            (vi) the original of any guaranty executed in connection with the Mortgage Note;

            (vii) the original of each assumption, modification, consolidation or substitution agreement, if any, relating to the Mortgage Loan; and

            (viii) any security agreement, chattel mortgage or equivalent instrument executed in connection with the Mortgage.

      Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (ii), (iii), and
(iv), of the itemization of contents of the "Mortgage Loan Schedule" in the Adoption Annex to the Indenture accurately reflects information set forth in the Mortgage File, and (c) the information set forth in item (v) of the itemization of contents of the "Mortgage Loan Schedule" in the Adoption Annex to the Indenture was delivered to the Custodian.

      The Indenture Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Sale and Servicing Agreement. The Indenture Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness, or suitability of any Mortgage Loan.

      Capitalized words and phrases used in this Certification have the meanings assigned to them in the Sale and Servicing Agreement.

                                        [Treasury Bank, National Association],
                                          as Custodian for the Indenture Trustee


                                        By:____________________________
                                        Name:
                                        Title:

                                                                     EXHIBIT F


                      FORM OF FURTHER FINAL CERTIFICATION


                                    [date]


[Depositor]

[Master Servicer]

[Sponsor]

[Credit Enhancer]


_____________________

_____________________


    Re Sale and Servicing Agreement among CWHEQ, Inc., as Depositor, [Countrywide Home Loans, Inc.], as Sponsor and Master Servicer, CWHEQ Revolving Home Equity Loan Trust, Series 200_-_, as the Trust, and ___________________, as Indenture Trustee, Revolving Home Equity Loan Asset Backed Notes, Series 200_-_
          --------------------------------------------------------------------

Gentlemen:

      In accordance with Section 2.02 of the above-captioned Sale and Servicing Agreement (the "Sale and Servicing Agreement"), the undersigned, as Indenture Custodian for the Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

            (i) for each Mortgage Loan with a Credit Limit in excess of $[100,000], a final original title policy.

      Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

      The Indenture Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Sale and Servicing Agreement. The Indenture Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, or genuineness of any of the documents contained in each

Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness, or suitability of any Mortgage Loan.

      Capitalized words and phrases used in this Certification have the meanings assigned to them in the Sale and Servicing Agreement.

                                        [Treasury Bank, National Association],
                                          as Custodian for the Indenture Trustee


                                        By: ________________________
                                        Name:
                                        Title:









                                     F-2